As filed with the Securities and Exchange Commission on December 7, 2006
                                                                      Registration No. 333-[                                                   ]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO.1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BERRY PLASTICS HOLDING CORPORATION
(Exact names of registrants as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	3089 (Primary Standard Industrial Classification Code Number)	35-1814673 (I.R.S. Employer Identification No.)
101 Oakley Street
Evansville, Indiana 47710
(812) 424-2904
(Address, including zip code, and telephone number, including area code, the registrant’s principal executive offices)

Ira G. Boots
Chief Executive Officer
Berry Plastics Holding Corporation
101 Oakley Street
Evansville, Indiana 47710
(812) 424-2904
(Name, address, including zip code, and telephone number, including area code, of agent for service)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Copies to:

Jeffrey D. Thompson Vice President and General Counsel Berry Plastics Holding Corporation 101 Oakley Street Evansville, Indiana 47710 (812) 424-2904	Andrew J. Nussbaum, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000
Approximate date of commencement of proposed exchange offer: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014	$525,000,000	100%	$525,000,000	$56,175
Second Priority Senior Secured Floating Rate Notes due 2014	$225,000,000	100%	$225,000,000	$24,075
Guarantees of the 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 and Second Priority Senior Secured Floating Rate Notes due 2014	$750,000,000	N/A	N/A	(2)
 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act.
 (2) Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.
 (3) The entities listed on the Table of Additional Registrant Guarantors on the following page have guaranteed the notes being registered hereby.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

W/1082984v3

Table of Additional Registrant Guarantors

Exact Name	Jurisdiction of Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Name, Address and Telephone Number of Principal Executive Offices
Berry Plastics Corporation	Delaware	3089	35-1813708	101 Oakley Street, Evansville, Indiana 47710
Aerocon, Inc.	Delaware	3089	35-1948748	101 Oakley Street, Evansville, Indiana 47710
Berry Iowa Corporation	Delaware	3089	42-1382173	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Design Corporation	Delaware	3089	62-1689708	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Technical Services, Inc.	Delaware	3089	57-1028638	101 Oakley Street, Evansville, Indiana 47710
Berry Sterling Corporation	Delaware	3089	54-1749681	101 Oakley Street, Evansville, Indiana 47710
CPI Holding Corporation	Delaware	3089	34-1820303	101 Oakley Street, Evansville, Indiana 47710
Knight Plastics, Inc.	Delaware	3089	35-2056610	101 Oakley Street, Evansville, Indiana 47710
Packerware Corporation	Delaware	3089	48-0759852	101 Oakley Street, Evansville, Indiana 47710
Pescor, Inc.	Delaware	3089	74-3002028	101 Oakley Street, Evansville, Indiana 47710
Poly-Seal Corporation	Delaware	3089	52-0892112	101 Oakley Street, Evansville, Indiana 47710
Venture Packaging, Inc.	Delaware	3089	51-0368479	101 Oakley Street, Evansville, Indiana 47710
Venture Packaging Midwest, Inc.	Delaware	3089	34-1809003	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation III	Delaware	3089	37-1445502	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation V	Delaware	3089	36-4509933	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation VII	Delaware	3089	30-0120989	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation VIII	Delaware	3089	32-0036809	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation IX	Delaware	3089	35-2184302	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation X	Delaware	3089	35-2184301	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation XI	Delaware	3089	35-2184300	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation XII	Delaware	3089	35-2184299	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation XIII	Delaware	3089	35-2184298	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation XV, LLC	Delaware	3089	35-2184293	101 Oakley Street, Evansville, Indiana 47710
Kerr Group, Inc.	Delaware	3089	95-0898810	101 Oakley Street, Evansville, Indiana 47710
Saffron Acquisition Corporation	Delaware	3089	94-3293114	101 Oakley Street, Evansville, Indiana 47710
Setco, LLC	Delaware	3089	56-2374074	101 Oakley Street, Evansville, Indiana 47710

Sun Coast Industries, Inc.	Delaware	3089	59-1952968	101 Oakley Street, Evansville, Indiana 47710
Tubed Products, LLC	Delaware	3089	56-2374082	101 Oakley Street, Evansville, Indiana 47710
Cardinal Packaging, Inc.	Ohio	3089	34-1396561	101 Oakley Street, Evansville, Indiana 47710
Landis Plastics, Inc.	Illinois	3089	36-2471333	101 Oakley Street, Evansville, Indiana 47710

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated , 2006

PROSPECTUS

Berry Plastics Holding Corporation

OFFER TO EXCHANGE

$750,000,000 Second Priority Senior Secured Fixed and Floating Rate Notes due 2014, comprised of $525,000,000 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 and $225,000,000 Second Priority Senior Secured Floating Rate Notes due 2014 registered under the Securities Act of 1933
For
A Like Principal Amount of Second Priority Senior Secured Fixed and Floating Rate Notes
($750,000,000 Aggregate Principal Amount)

We offer to exchange up to $750,000,000 aggregate principal amount of our Second Priority Senior Secured Fixed and Floating Rate Notes due 2014, comprised of $525,000,000 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 and $225,000,000 Second Priority Senior Secured Floating Rate Notes due 2014 that are registered under the Securities Act of 1933, or the “exchange notes,” for an equal principal amount of our Second Priority Senior Secured Fixed and Floating Rate Notes due 2014, comprised of $525,000,000 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 and $225,000,000 Second Priority Senior Secured Floating Rate Notes due 2014, or the “outstanding notes,” which we issued previously without registration under the Securities Act. We refer to the outstanding notes and the exchange notes collectively in this prospectus as the “notes.” The exchange notes are substantially identical to the outstanding notes, except that the exchange notes will not be subject to transfer restrictions or entitled to registration rights, and the additional interest provisions applicable to the outstanding notes in some circumstances relating to the timing of the exchange offer will not apply to the exchange notes. The outstanding notes are, and the exchange notes will be, issued by Berry Plastics Holding Corporation and fully and unconditionally guaranteed by Berry Plastics Corporation, Aerocon, Inc., Berry Iowa Corporation, Berry Plastics Design Corporation, Berry Plastics Technical Services, Inc., Berry Sterling Corporation, CPI Holding Corporation, Knight Plastics, Inc., Packerware Corporation, Pescor, Inc., Poly-Seal Corporation, Venture Packaging, Inc., Venture Packaging Midwest, Inc., Berry Plastics Acquisition Corporation III, Berry Plastics Acquisition Corporation V, Berry Plastics Acquisition Corporation VII, Berry Plastics Acquisition Corporation VIII, Berry Plastics Acquisition Corporation IX, Berry Plastics Acquisition Corporation X, Berry Plastics Acquisition Corporation XI, Berry Plastics Acquisition Corporation XII, Berry Plastics Acquisition Corporation XIII, Berry Plastics Acquisition Corporation XV, LLC, Kerr Group, Inc., Saffron Acquisition Corporation, Setco, LLC, Sun Coast Industries, Inc., Tubed Products, LLC, Cardinal Packaging, Inc. and Landis Plastics, Inc., all wholly-owned subsidiaries of Berry Plastics Holding Corporation. The exchange notes will represent the same debt as the outstanding notes and we will issue the exchange notes under the same Indentures.

Terms of the Exchange Offer

The exchange offer expires at 5:00 p.m., New York City time, on , 2006, unless extended. Completion of the exchange offer is subject to certain customary conditions, which we may waive. The exchange offer is not conditioned upon any minimum principal amount of the outstanding notes being tendered for exchange. You may withdraw tenders of outstanding notes at any time before the exchange offer expires.

All outstanding notes that are validly tendered and not withdrawn will be exchanged for exchange notes. The exchange of outstanding notes for exchange notes pursuant to the exchange offer should not be a taxable event for U.S. federal income tax purposes.

There is no existing market for the exchange notes to be issued, and we do not intend to apply for listing or quotation on any exchange or other securities market.

See “Risk Factors” beginning on page 26 for a discussion of the factors you should consider in connection with the exchange offer and exchange of outstanding notes for exchange notes.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OUTSTANDING NOTES OR THE EXCHANGE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is     , 2006.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

TABLE OF CONTENTS

Prospectus Summary	1
Where You Can Find More Information About Us	20
Disclosure Regarding Forward-Looking Statements	21
Terms Used in this Prospectus	22
Risk Factors	24
Risks Related to Our Business	35
The Exchange Offer	42
Use of Proceeds	53
Capitalization	54
Unaudited Pro Forma Condensed Consolidated Financial Information	55
Selected Historical Financial Data	63
Management’s Discussion and Analysis of Financial Condition and Results of Operations	65
Business	80
Management	92
Certain Relationships and Related Party Transactions	98
Principal Stockholders of Berry Plastics Group	99
Description of Other Indebtedness	101
Description of the Exchange Notes	104
Material United States Federal Income Tax Consequences	178
Plan of Distribution	180
Legal Matters	181
Experts	181
Where You Can Find Additional Information	181
Index to Financial Statements	F-1

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after consummation of the registered exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale. See “Plan of Distribution.”

-i-

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus and incorporated by reference into this prospectus. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the entire prospectus and all information which has been incorporated by reference into the prospectus, including the “Risk Factors” section and our consolidated financial statements and notes to those statements, before making an investment decision.

Our Company

We manufacture a broad range of innovative, high quality plastic packaging solutions using our collection of over 1,500 proprietary molds and an extensive set of internally developed processes and technologies. Our principal products are sold in a diverse selection of markets, including food and beverage, healthcare, personal care, quick service and family dining restaurants, custom and retail.

Industry Overview

We operate in the plastic segment of the $109 billion U.S. packaging sector, which accounted for $39 billion, or 36%, of total packaging industry sales in 2003, the most recently reported year. Plastic packaging has gained, and is expected to continue to gain, market share versus other packaging materials, driven by factors including consumer preference, weight advantages, shatter resistance and barrier properties. The Freedonia Group, Inc. (“Freedonia”) estimates annual plastic packaging market growth of 5.2% through 2013, compared to 3.4% annual growth for the overall packaging industry.   The product categories on which we focus utilize similar manufacturing processes, share common raw materials (principally polypropylene and polyethylene resin) and sell into end markets where customers demand innovative packaging solutions and quick and seamless design and delivery.

Our Strengths
Our strengths include:

Leading positions across a broad product offering. We have achieved leading competitive positions in many of our major product lines including thinwall, pry-off, dairy and clear polypropylene containers; drink cups; spice and pharmaceutical bottles and prescription vials; and spirits, continuous thread and pharmaceutical closures.
Large, diverse and stable customer base. We sell our products to over 12,000 customers in diverse industries, including pharmaceuticals, food, dairy and health and beauty. Our top 10 customers accounted for less than 30% of net sales and our largest customer accounted for less than 7% of net sales for fiscal 2005. The average term of our relationships with our top 10 customers is 21 years.
Strong organic growth through continued focus on best-in-class technology and innovation. We currently own over 1,500 proprietary molds and have pioneered a variety of production processes and new products, recent examples of which include an innovative prescription package for Target Stores, a proprietary flip-top closure for tubes and our Vent Band™ compression closure for isotonic beverages (e.g., Gatorade®).
    Scale and low-cost operations drive profitability. Our large, high volume equipment and flexible, cross-facility manufacturing capabilities result in lower unit-production costs than many of our competitors as we can leverage our fixed costs, higher capacity utilization and longer production runs. Our scale also enhances our purchasing power and lowers our cost of raw materials such as resin. In addition, we have broad distribution capabilities, which reduce shipping costs and allow for quick turnaround times to our customers. Our managers are charged with meeting specific cost reduction and productivity improvement targets each year, with a material amount of their compensation tied to their performance versus these targets.
Ability to pass through changes in the price of resin. We have generally been able to pass through to our customers increases in costs of raw materials, especially resin, the principal raw material used in manufacturing our products. We have contractual price escalators/de-escalators tied to the price of resin with customers representing more than 60% of net sales that result in relatively rapid price adjustments to these customers. In addition, we have experienced high success rates in quickly passing through increases and decreases in the price of resin to customers without indexed price agreements.
Track record of strong, stable free cash flow. Our strong earnings, combined with our modest capital expenditure profile, limited working capital requirements and relatively low cash taxes due to various tax attributes, result in the generation of significant free cash flow.
Motivated management team with highly successful track record. Our 12 senior executives possess an average of 20 years of packaging industry experience, and have combined experience of over 236 years at Berry. This team has been responsible for developing and executing our strategy that has generated a track record of earnings growth and strong free cash flow and has successfully integrated 22 acquisitions since 1988. Members of our senior management team and other employees own approximately 23% of the equity of Berry Plastics Group, our parent company, on a fully diluted basis.

Business Strategy

Our business strategy is to maintain and enhance our market position and leverage our core strengths to increase profitability and maximize free cash flow through the continued implementation of the following:
    Increase sales to our existing customers. We are expanding our product portfolio, extending existing product lines and penetrating new markets with new products, the aim of which is to provide our customers with a cost-effective, single source from which to purchase a broad range of their plastic packaging needs.
Aggressively pursue new customers. We believe that our national direct sales force, our ability to offer new customers a cost-effective, single source from which to purchase a broad range of plastic packaging products and our proven ability to design innovative new products position us well to continue to grow and diversify our customer base.
Manage costs and capital expenditures to drive free cash flow and returns on capital. We employ a team culture of continuous improvement operating under an ISO management system and employing Six Sigma throughout the organization. Our principal cost-reduction strategies include (i) leveraging our scale to reduce material costs, (ii) efficiently reinvesting capital into our manufacturing processes to maintain technological leadership and achieve productivity gains, (iii) focusing on ways to streamline operations through plant and overhead rationalization and (iv) monitoring and rationalizing the number of vendors from which we purchase materials in order to increase our purchasing power.
Selectively pursue strategic acquisitions. Our industry is highly fragmented and our customers are focused on working with a small set of key vendors. We have a successful track record of executing and integrating acquisitions, having completed 22 acquisitions since 1988, and have developed an expertise in synergy realization. We intend to continue to apply a selective and disciplined acquisition strategy.

Recent Developments

On September 20, 2006, Merger Sub merged with and into BPC Holding Corporation pursuant to an agreement and plan of merger (the “Merger Agreement”) with BPC Holding Corporation, Berry Plastics Group, Inc. (f/k/a BPC Holding Acquisition Corp.) and Merger Sub (a wholly-owned subsidiary of Berry Plastics Group, Inc.). Following the consummation of the merger of BPC Holding Corporation and Merger Sub, BPC Holding Corporation changed its name to Berry Plastics Holding Corporation. Pursuant to the Merger Agreement, we are now a wholly-owned subsidiary of Berry Plastics Group, Inc., the principal stockholders of which are Apollo Investment Fund VI, L.P., AP Berry Holdings, LLC and Graham Partners II, L.P. Apollo Investment Fund VI, L.P. and AP Berry Holdings, LLC are affiliates of Apollo, which is a private investment firm that was founded in 1990. Companies owned or controlled by Apollo or in which Apollo or its affiliates have a significant equity investment include, among others, Goodman Global, Inc., Hexion Specialty Chemicals, Inc., Nalco Company, MetalsUSA, Inc., United Agri Products and Covalence Specialty Materials Holdings Corp. Graham Partners II, L.P. is an affiliate of Graham Partners, Inc., a private equity firm with over $850 million under management which has global interests in plastics, packaging, machinery, building products and outsource manufacturing. Companies owned or controlled by Graham Partners or in which Graham Partners have significant equity investment include, among others, National Diversified Sales, Inc., Supreme Corq LLC, Infiltrator Systems, Inc., Nailite International, Inc., Line-X LLC and Western Industries, Inc. We refer to the merger and payment of merger consideration as the “Acquisition.”

The Acquisition was funded with shareholders’ equity and the following debt components:

•	Proceeds from our issuance of $750.0 million aggregate principal amount of outstanding notes;

•	New borrowings of $675.0 million in Term B loans and $20.0 million under the revolving credit facility, both as available under the senior secured credit facilities; and

•	Proceeds from our issuance of $425.0 million aggregate principal amount of senior subordinated notes to affiliates of Goldman.

Pursuant to the Merger Agreement, certain members of our senior management team and other employees have invested in shares of Berry Plastics Group, Inc.'s common stock (the “management shares”). Options to purchase shares of Berry Plastics Group, Inc.'s common stock have also been granted to all members of our senior management team. We expect to grant additional options to purchase common stock of Berry Plastics Group, Inc. to other employees in the future from time to time. Approximately 23% of the outstanding common stock of Berry Plastics Group, Inc. on a fully-diluted basis is currently owned by members of our senior management team and other employees.

On September 20, 2006, we used a portion of the proceeds of the Acquisition funding to repay the outstanding term loans under our old senior secured credit agreement and to repurchase all of the $335.0 million in aggregate outstanding principal amount of our 10 ¾% Senior Subordinated Notes due 2012 (the “old notes”) pursuant to a previously launched tender offer (the “tender offer”). This prospectus is not an offer to exchange, a solicitation of an offer to exchange or a solicitation of consents with respect to the old notes. This exchange offer has been made solely pursuant to a registration rights agreement, dated as of September 20, 2006 (the “registration rights agreement”).

Unless the context indicates otherwise, references in this prospectus to the “senior secured credit facilities” refers to such facilities following the Acquisition.

Risk Factors

You should consider carefully all the information set forth in this prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” for risks you should consider in connection with the exchange offer.

Additional Information

Berry Plastics Holding Corporation is a Delaware Corporation. Our principal executive offices are located at 101 Oakley Street, Evansville, Indiana 47710. Our telephone number is (812) 424-2904. Our website address is located at www.berryplastics.com. The information that appears on our website is not a part of, and is not incorporated into, this prospectus.

Summary of the Exchange Offer

The following is a brief summary of the terms of the exchange offer. For a more complete description of the exchange offer, see “The Exchange Offer.”

Securities Offered	Up to $750,000,000 aggregate principal amount of the exchange notes which have been registered under the Securities Act.
The form and terms of these exchange notes are identical in all material respects to those of the outstanding notes of the same series except that:
• the exchange notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;
• the exchange notes bear a different CUSIP number than the outstanding notes;
• the exchange notes will not be subject to transfer restrictions or entitled to registration rights; and

•  the exchange notes will not be entitled to additional interest provisions applicable to the outstanding notes in some circumstances relating to the timing of the exchange offer. See “The Exchange Offer―Terms of the Exchange Offer; Acceptance of Tendered Notes.”

The Exchange Offer	We are offering to exchange the exchange notes for a like principal amount of the outstanding notes.

We will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on , 2006. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount, subject to a minimum denomination of $2,000.

In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $750,000,000 aggregate principal amount of outstanding notes, comprised of $525,000,000 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 and $225,000,000 Second Priority Senior Secured Floating Rate Notes due 2014. We will issue exchange notes promptly after the expiration of the exchange offer. See “The Exchange Offer―Terms of the Exchange Offer―Acceptance of Tendered Notes.”

Transferability of Exchange Notes
Based on interpretations by the staff of the U.S. Securities and Exchange Commission, or the "SEC", as detailed in previous no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the exchange notes in the ordinary course of your business;
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and
• you are not our “affiliate” as defined in Rule 405 under the Securities Act.
If you are an affiliate of ours, or are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:
• you cannot rely on the applicable interpretations of the staff of the SEC;
• you will not be entitled to participate in the exchange offer; and
• you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives exchange notes for its own account in the exchange offer for outstanding notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the exchange notes issued in the exchange offer.

Furthermore, any broker-dealer that acquired any of its outstanding notes directly from us, in the absence of an exemption therefrom,

•  may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

• must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.
See “Plan of Distribution.”

We do not intend to apply for listing of the exchange notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any market.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2006, unless we extend the expiration date.
Exchange Date; Issuance of Exchange Notes
The date of acceptance for exchange of the outstanding notes is the exchange date, which will be the first business day following the expiration date of the exchange offer. We will issue the exchange notes in exchange for the outstanding notes tendered and accepted in the exchange offer promptly following the exchange date. See “The Exchange Offer―Terms of the Exchange Offer; Acceptance of Tendered Notes.”

Conditions to the Exchange Offer
The exchange offer is subject to customary conditions. We may assert or waive these conditions in our reasonable discretion. See “The Exchange Offer―Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Special Procedures for Beneficial Holders
If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact such registered holder promptly and instruct such person to tender on your behalf. See “The Exchange Offer―Procedures for Tendering Outstanding Notes.”

Effect of Not Tendering
Any outstanding notes that are not tendered in the exchange offer, or that are not accepted in the exchange, will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the U.S. federal securities laws, you will not be able to offer or sell the outstanding notes except under an exemption from the requirements of the Securities Act or unless the outstanding notes are registered under the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the outstanding notes under the U.S. federal securities laws. See “The Exchange Offer―Effect of Not Tendering.”

Withdrawal Rights	You may withdraw your tender at any time before the exchange offer expires.
Interest on Exchange Notes and the Outstanding Notes
The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the outstanding notes, or, if no interest has been paid, from September 20, 2006. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Acceptance of Outstanding Notes and Delivery of Exchange Notes
Subject to the conditions stated in the section “The Exchange Offer―Conditions to the Exchange Offer” of this prospectus, we will accept for exchange any and all outstanding notes which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See “The Exchange Offer―Terms of the Exchange Offer; Acceptance of Tendered Notes.”

Material United States Federal Income Tax Considerations
The exchange by a holder of outstanding notes for exchange notes to be issued in the exchange offer should not result in a taxable transaction for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences.”

Accounting Treatment
We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will be charged to expense in accordance with generally accepted accounting principles. See “The Exchange Offer―Accounting Treatment.”

Exchange Agent
Wells Fargo Bank, National Association, the trustee under the Indenture, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer―Exchange Agent.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We will pay all expenses incident to the exchange offer. See “Use of Proceeds.”

Summary of the Terms of the Exchange Notes

The form and terms of the exchange notes and the outstanding notes are identical in all material respects, except that the transfer restrictions, registration rights and additional interest provisions in some circumstances relating to the timing of the exchange offer, which are applicable to the outstanding notes, do not apply to the exchange notes. The exchange notes will evidence the same debt as the outstanding notes and will be governed by the same Indenture.

Issuer	Holdings
Securities
$750,000,000 aggregate principal amount of Second Priority Senior Secured Notes due 2014, comprised of $525,000,000 aggregate principal amount of our 8 7/8% second priority senior secured fixed rate notes due 2014 and $225,000,000 aggregate principal amount of our second priority senior secured floating rate notes due 2014.

Maturity Date	September 15, 2014.
Fixed Rate Notes	The fixed rate notes will bear interest at a rate of 8 7/8% per annum, payable semiannually on March 15 and September 15 of each year, commencing March 15, 2007.
Floating Rate Notes
The floating rate notes will bear interest at a rate of LIBOR plus 3.875% per annum, which will reset quarterly. Interest on the floating rate notes will be payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2006.

Collateral
The exchange notes and the guarantees of the exchange notes will be secured by a second priority security interest in the collateral granted to the collateral agent for the benefit of the holders of the exchange notes and other future parity lien debt that may be issued pursuant to the terms of the Indenture governing the exchange notes. These liens will be junior in priority to the liens on the same collateral securing our senior secured credit facilities and to all other permitted prior liens, including liens securing certain hedging obligations and cash management obligations. The liens securing priority lien obligations are held by the collateral agent under our senior secured credit facilities.

The collateral securing the exchange notes will be substantially all of our and the guarantors’ property and assets that will secure our senior secured credit facilities, which excludes (i) any license, contract or agreement of ours or the guarantors, if and only for so long as the grant of a security interest under the security documents would result in a breach or default under, or abandonment, invalidation or unenforceability of that license, contract or agreement; (ii) any bank accounts, securities accounts or cash and (iii) certain other limited exclusions. While the collateral securing our senior secured credit facilities will include the equity interests of substantially all of our domestic subsidiaries and “first-tier” foreign subsidiaries, the collateral securing the exchange notes will not include securities and other equity interests of our subsidiaries (including all guarantor subsidiaries). For more information, see “Description of the Notes—Security for the Exchange Notes.”

At July 1, 2006, the estimated book value of the collateral which secures the senior secured credit facilities and the exchange notes was $793.6 million.

Intercreditor Agreement
The trustee under the Indenture governing the exchange notes and the collateral agent under our senior secured credit facilities have entered into an intercreditor agreement as to the relative priorities of their respective security interests in our assets securing the exchange notes and borrowings under our senior secured credit facilities and certain other matters relating to the administration of security interests. The terms of the intercreditor agreement are set forth under “Description of the Notes—Security for the Exchange Notes.”

Optional Redemption
Fixed Rate Notes
Prior to September 15, 2010, we may redeem some or all of the fixed rate exchange notes at a price equal to 100% of the principal amount of the fixed rate exchange notes redeemed plus accrued and unpaid interest and additional interest, if any, to the redemption date plus the “applicable premium.” On or after September 15, 2010, we may redeem some or all of the fixed rate exchange notes at the redemption prices set forth in this prospectus. Additionally, on or prior to September 15, 2009, we may redeem up to 35% of the aggregate principal amount of the fixed rate exchange notes with the net proceeds of specified equity offerings at the redemption price set forth in this prospectus. See “Description of the Exchange Notes—Optional Redemption—Fixed Rate Exchange Notes.”

Floating Rate Notes
On or after September 15, 2008, we may redeem some or all of the floating rate exchange notes at the redemption prices set forth in this prospectus. Additionally, on or prior to September 15, 2008, we may redeem up to 35% of the aggregate principal amount of the floating rate exchange notes with the net proceeds of specified equity offerings at the redemption price set forth in this prospectus. See “Description of the Exchange Notes—Optional Redemption—Floating Rate Exchange Notes.”

Change of Control
If a change of control occurs, we must give holders of the exchange notes an opportunity to sell to us their exchange notes at a purchase price of 101% of the principal amount of such exchange notes, plus accrued and unpaid interest to the date of purchase. The term “Change of Control” is defined under “Description of the Exchange Notes—Change of Control.”

Guarantees	The exchange notes will be guaranteed, jointly and severally, on a second priority senior secured basis, by each of our domestic subsidiaries that guarantees our senior secured credit facilities.
Ranking	The exchange notes and the guarantees thereof will be our and the guarantors’ second priority senior secured obligations and will:
• rank equally in right of payment with all of our and the guarantors’ existing and future senior indebtedness;
• rank senior to all of our and the guarantors’ existing and future subordinated indebtedness, including the senior subordinated notes; and
• be effectively subordinated to all of our first priority secured debt, including the borrowings under the senior secured credit facilities, to the extent of the collateral securing such debt.
The exchange notes will also be effectively junior to liabilities of the non-guarantor subsidiaries. As of July 1, 2006, our non-guarantor subsidiaries had liabilities of $56.5 million.
As of September 20, 2006, we had outstanding on a consolidated basis:

• $720.4 million of secured senior indebtedness constituting first priority lien obligations, primarily consisting of the term B loans under the senior secured credit facilities;
• $1,470.4 million of secured senior indebtedness, consisting primarily of the term B loans under the senior secured credit facilities and the outstanding notes; and
• $425.0 million of unsecured senior subordinated indebtedness, consisting of the senior subordinated notes.
Restrictive Covenants	The Indenture governing the exchange notes contains covenants that will limit our ability and certain of our subsidiaries’ ability to:

•  incur or guarantee additional indebtedness;
•  pay dividends and make other restricted payments;
•  create restrictions on the payment of dividends or other distributions to us from our restricted subsidiaries;
•  create or incur certain liens;
•  make certain investments;
•  engage in sales of assets and subsidiary stock; and
•  transfer all or substantially all of our assets or enter into merger or consolidation Acquisition.

These covenants are subject to a number of important limitations and exceptions as described under “Description of the Exchange Notes—Certain Covenants.” Certain covenants will cease to apply to the exchange notes at all times after the exchange notes have investment grade ratings from both Moody’s Investors Service, Inc., or Moody’s, and Standard & Poor’s Ratings Group, or S&P; provided that no event of default has occurred and is continuing. Similarly, the “Change of Control” covenant will be suspended with respect to the exchange notes during all periods when the notes have investment grade ratings from Moody’s and S&P; provided that no event of default has occurred and is continuing.

Listing	We expect that the exchange notes will be eligible for trading in PORTAL, a subsidiary of The Nasdaq Stock Market, Inc.

Summary Historical and Unaudited Pro Forma Financial Data

 The following table sets forth certain of our historical and pro forma financial data. Our fiscal years are 52- or 53-week periods ending generally on the Saturday closest to December 31. All references herein to “fiscal 2005,” “fiscal 2004” and “fiscal 2003” relate to the fiscal years ended December 31, 2005, January 1, 2005 and December 27, 2003, respectively. The summary historical financial data for fiscal 2005, fiscal 2004 and fiscal 2003 have been derived from our consolidated financial statements and related notes thereto included elsewhere in this prospectus, which have been audited by Ernst & Young LLP, an independent registered public accounting firm.

 The summary historical financial data as of and for the 26 weeks ended July 1, 2006 and July 2, 2005 is derived from our unaudited financial statements included elsewhere in this prospectus. The summary historical financial data set forth below should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited consolidated financial statements and the related notes included elsewhere in this prospectus.

The following table also includes summary unaudited pro forma financial information as of and for fiscal 2005 and for the 26 week periods ended July 2, 2005 and July 1, 2006. The summary unaudited pro forma financial information has been derived from the pro forma financial information set forth under “Unaudited Pro Forma Condensed Consolidated Financial Information,” which has been prepared to give pro forma effect to the Acquisition. The summary unaudited pro forma condensed consolidated statement of income data gives effect to the Acquisition as if it had occurred on the first day of the applicable period. The summary unaudited pro forma condensed consolidated balance sheet data as of July 1, 2006 gives effect to the Acquisition as if it had occurred on July 1, 2006.

The Acquisition has been accounted for using the purchase method of accounting. The final allocation of the purchase price in the Acquisition will be determined at a later date and depend on a number of factors, including the final valuation of our tangible and identifiable intangible assets acquired and liabilities assumed in the Acquisition. An independent third-party appraiser will perform a valuation of these assets as of the closing date of the Acquisition, and upon a final valuation the purchase allocation will be adjusted. Such final adjustments, including increases to depreciation and amortization resulting from the allocation of purchase price to amortizable tangible and intangible assets, may be material. This valuation will be based on the actual net tangible and intangible assets and liabilities that existed as of the closing date of the Acquisition. In addition, we will record an adjustment to stockholders’ equity at a later date to adjust the carryover basis of continuing ownership.

As a result of the Acquisition, Holdings is a wholly-owned subsidiary of Berry Plastics Group with assets liabilities and an equity structure that will not be comparable to historical periods. Consequently, our historical consolidated financial information may not be comparable to or indicative of our future performance.

The summary unaudited pro forma financial information is for informational purposes only and does not purport to represent what our results of operation or financial position would have been if the Acquisition had occurred as of the dates indicated or what such results will be for future periods, and such information does not purport to project the results of operations for any future period.

The following data should be read in conjunction with “Risk Factors,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”  our consolidated financial statements and related notes thereto included elsewhere in this prospectus and our consolidated financial statements and related notes thereto of our November 14, 2006 Form 10-Q incorporated by reference herein.

	Historical					Pro Forma
				26 Weeks Ended			26 Weeks Ended
	Fiscal 2003	Fiscal 2004	Fiscal 2005	July 2, 2005	July 1, 2006	Fiscal 2005	July 2, 2005	July 1, 2006
			(dollars in thousands)
Statement of Income Data:
Net sales	$551,876	$814,213	$1,169,704	$508,181	$731,078	$1,338,019	$676,496	$731,078
Cost of goods sold	420,750	639,329	943,370	417,493	583,941	1,082,478	556,601	583,941
Gross profit	131,126	174,884	226,334	90,688	147,137	255,541	119,895	147,137
Operating expenses	59,936	81,008	110,545	40,227	70,282	134,162	62,344	71,921
Operating income	71,190	93,876	115,789	50,461	76,855	121,379	57,551	75,216
Other expenses (income)(1)	(7)	—	1,354	1,569	(299)	8,705	8,920	(299)
Loss on extinguished debt(2)	250	—	7,045	7,045	—	—	—	—
Interest expense, net(3)	45,413	53,185	73,274	30,123	44,511	167,861	83,815	84,114
Income (loss)before income taxes	25,534	40,691	34,116	11,724	32,643	(55,187)	(35,184)	(8,599)
Income taxes (benefit)	12,486	17,740	14,325	6,174	14,731	(24,835)	(15,832)	(3,869)
Net income (loss)	$13,048	$22,951	$19,791	$5,550	$17,912	$(30,352)	$(19,352)	$(4,730)

Balance Sheet Data (at period end):
Working capital(4)	$88,850	$118,981	$211,118	$154,675	$196,032			$196,032
Total assets	1,015,806	1,005,144	1,647,830	1,553,641	1,673,286			2,672,929
Total debt	751,605	697,558	1,160,620	1,167,554	1,135,820			1,896,659
Stockholders’ equity	152,591	183,891	203,388	182,692	227,669			483,519
Other Data:
Depreciation and Amortization(5)	$44,078	$60,816	$88,720	$34,149	$53,996	$105,368	$50,797	$53,996
Capital Expenditure(6)	29,949	52,624	57,829	32,303	52,217	68,681	43,155	52,217
Ratio of Earnings to Fixed Charges(7)	1.5X	1.7X	1.4X	1.4X	1.7X	(7)	(7)	(7)
EBITDA(8)	115,275	154,692	203,155	83,041	131,150	212,708	94,094	129,511
Bank Compliance EBITDA(8)						$250,602	$113,059	$149,547

(1) Other expenses (income) consist of net losses (gains) on disposal of property and equipment and unrealized loss (gain) on investment in Southern Packaging.
(2) In 2005, the loss on extinguished debt represents unamortized deferred financing costs on the term loan expensed as a result of an amendment to our existing senior secured credit facilities. The loss on extinguished debt in 2003 represents the legal costs associated with amending our existing senior secured credit facilities in connection with the acquisition (the “Landis Acquisition”) of Landis Plastics, Inc. (“Landis”).
(3) Includes non-cash interest expense of $2,318, $1,862, $1,945, $982 and $954, in fiscal 2003, 2004 and 2005 and the 26 weeks ended July 2, 2005 and July 1, 2006, respectively, and pro forma non-cash interest expense of $5,230 for fiscal 2005 and $2,615 for the twenty-six week periods ended July 2, 2005 and July 1, 2006.
(4) Represents total current assets (other than cash) less total current liabilities (other than accrued interest and the current portion of long-term debt).
(5)  Depreciation and amortization excludes non-cash amortization of deferred financing fees and debt premium/discount amortization, which are included in interest expense.
(6) Pro Forma capital expenditures include purchases made by Kerr Group, Inc. prior to our acquisition of the company.
(7) For the purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes plus fixed charges. Fixed charges consist of financing costs and the portion of operational rental expense which management believes is representative of interest within rent expense. The ratio of earnings to fixed charges should be read in conjunction with the financial statements and other financial data included in this prospectus. Pro forma fiscal 2005 and the pro forma 26 weeks ended July 2, 2005 and July 1, 2006 have a shortfall of $53,957, $34,697 and $7,465 respectively.
(8) EBITDA represents net income before interest expense, net, income taxes and depreciation and amortization. Bank Compliance EBITDA represents EBITDA as further adjusted. Bank Compliance EBITDA is a financial measure used in the indentures governing the notes being offered hereby and the new senior subordinated notes and in our new senior secured credit facilities as a component of a coverage ratio that is used to test whether certain transactions are permitted. Adjustments to arrive at Bank Compliance EBITDA are permitted in calculating covenant compliance in the indenture governing the notes. We believe that the inclusion of these adjustments to net income applied in presenting Bank Compliance EBITDA are appropriate to provide additional information to investors about certain non-cash items and about unusual items that we do not expect to continue at the same level in the future. Bank Compliance EBITDA differs from the term “EBITDA” as it is commonly used. EBITDA and Bank Compliance EBITDA are not measures of financial performance under GAAP and may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA or Bank Compliance EBITDA as alternatives to operating or net income, determined in accordance with GAAP, as indicators of our operating performance, or as an alternative to cash flows from operating activities, determined in accordance with GAAP.

Reconciliation of net income (loss) to EBITDA and Bank Compliance EBITDA

	Historical					Pro Forma
				26 Weeks Ended			26 Weeks Ended
	Fiscal 2003	Fiscal 2004	Fiscal 2005	July 2, 2005	July 1, 2006	Fiscal 2005	July 2, 2005	July 1, 2006
	(dollars in thousands)
Net income (loss)	$13,048	$22,951	$19,791	$5,550	$17,912	$(30,352)	$(19,352)	$(4,730)
Interest expense, net(a)	45,663	53,185	80,319	37,168	44,511	167,861	83,815	84,114
Income taxes (benefit)	12,486	17,740	14,325	6,174	14,731	(24,835)	(15,832)	(3,869)
Depreciation and amortization	44,078	60,816	88,720	34,149	53,996	100,034	45,463	53,996

EBITDA	$115,275	$154,692	$203,155	$83,041	$131,150	$212,708	$94,094	$129,511

Adjustments to Pro Forma EBITDA:
Management fees						$3,000	1,500	1,639
Non-cash compensation(b)						2,152	—	1,976
One-time expenses(c)						9,742	2,965	7,921
Pro forma synergies(d)						23,000	14,500	8,500

Bank Compliance EBITDA						$250,602	$113,059	$149,547
__________________

(a) Includes loss on extinguished debt.
(b) Represents equity-based compensation paid to management.
(c) Represents non-recurring items such as expenses related to the integration of the June 2005 acquisition (the “Kerr Acquisition”) of the Kerr Group, Inc. (“Kerr”), gains on investment and project start-up costs from July 3, 2005.
(d) Represents the estimated pro forma impact of synergies from the Kerr Acquisition and from the joint purchasing of resin and other materials and services with other companies owned by Apollo.

Reconciliation of net cash provided by operating activities to Bank Compliance EBITDA.

	Pro Forma

		26 Weeks Ended
	Fiscal 2005	July 2, 2005	July 1, 2006

Net cash provided by operating activities (historical)	101,546	51,385	87,142
Pro forma adjustments:
Management fees	(3,000)	(1,500)	(1,639)
Kerr acquisition	11,199	11,199	-
Cash interest expense	(91,132)	(51,974)	(37,857)
Net cash provided by operating activities (pro forma)	18,613	9,110	47,646

Cash income taxes	1,556	533	898
Cash interest expense	162,461	81,115	81,414
Increase in working capital	32,230	3,336	1,529
Management fees	3,000	1,500	1,639
One-time expenses (See Note (c) in previous table)	9,742	2,965	7,921
Pro forma synergies (See Note (d) in previous table)	23,000	14,500	8,500

Bank Compliance EBITDA	250,602	113,059	149,547

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the U.S. Securities and Exchange Commission, or the “SEC,” a registration statement on Form S-4, which we refer to as the “exchange offer registration statement,” under the Securities Act of 1933, as amended, and the rules and regulations thereunder, which we refer to collectively as the “Securities Act,” covering the exchange notes being offered. This prospectus does not contain all the information in the exchange offer registration statement. For further information with respect to Berry Plastics Holding Corporation and the exchange offer, reference is made to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits.

After the registration statement becomes effective, we will file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

You may obtain copies of the information and documents referenced or incorporated by reference in this prospectus at no charge by accessing the SEC’s website at http://www.sec.gov or by requesting them from us in writing or by telephone at:

Berry Plastics Holding Corporation
101 Oakley Street
Evansville, Indiana 47710
(812) 424-2904

To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than , 2006. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended. We may extend the exchange offer in our sole discretion. See “Exchange Offer” for more detailed information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Such statements include, in particular, statements about our plans, strategies and prospects under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” The safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934 do not apply to any such statements which are made in connection with this exchange offer. You can identify certain forward-looking statements by our use of forward-looking terminology such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “likely,” “will,” “would,” “could” and similar expressions that identify forward-looking statements. All forward-looking statements involve risks and uncertainties. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our operations. The occurrence of the events described and the achievement of the expected results depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from the forward-looking statements contained in this prospectus. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

•	risks associated with our substantial indebtedness and debt service;

•	changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis;

•	risks of competition, including foreign competition, in our existing and future markets;

•	risks related to our acquisition strategy and integration of acquired businesses;

•	reliance on unpatented proprietary know-how and trade secrets;

•	increases in the cost of compliance with laws and regulations, including environmental laws and regulations;

•	catastrophic loss of one of our key manufacturing facilities;

•	increases in the amounts we are required to contribute to our pension plans;

•	our ownership structure following the Acquisition;

•	reduction in net worth; and

•	the other factors discussed in the section of this prospectus titled “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

TERMS USED IN THIS PROSPECTUS

Unless otherwise indicated, in this prospectus:

•	the term “Holdings” refers to Berry Plastics Holding Corporation (f/k/a BPC Holding Corporation), the parent company of Berry Plastics Corporation;

•	the terms “we,” “us” and the “Company” refer to Holdings and its predecessors and consolidated subsidiaries, which are being acquired pursuant to the Acquisition;

•	the term “BPC Holding Corporation” refers to Berry Plastics Holding Corporation prior to the consummation of the Acquisition and before it changed its name to Berry Plastics Holding Corporation;

•	the term “Berry Plastics Group” refers to Berry Plastics Group, Inc., a Delaware corporation;

•
the term “Merger Sub” refers to BPC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Berry Plastics Group which merged with and into BPC Holding Corporation pursuant to the Merger Agreement;

•	the term “Apollo” refers to Apollo Management, L.P. and its affiliates;

•	the term “Graham Partners” refers to Graham Partners, Inc. and its affiliates;

•	the term “Sponsors” refers to Apollo and Graham Partners;

•	the term “guarantors” refers to each of the existing and future domestic subsidiaries of Holdings that will guarantee the notes;

•
the term “outstanding notes” refers to the 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 and the Second Priority Senior Secured Floating Rate Notes due 2014 which we issued previously without registration under the Securities Act.

•
the term “exchange notes” refers to 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 and the Second Priority Senior Secured Floating Rate Notes due 2014 that are registered under the Securities Act of 1933, and which we are hereby offering to exchange for the outstanding notes;

•	the term “fixed rate notes” refers to the portion of the exchange notes comprised of the 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014;

•	the term “floating rate notes” refers to the portion of the exchange notes comprised of the Second Priority Senior Secured Floating Rate Notes due 2014;

•	the term “Goldman” refers to The Goldman Sachs Group, Inc. and its affiliates;

•	the term “notes” refers to the outstanding notes and the exchange notes;

•	the term “PE” refers to polyethylene;

•	the term “PET” refers to polyethylene terephthalate;

•	the term “PP” refers to polypropylene;

•	the term “HDPE” refers to high density polyethylene; and

•	the term “LDPE” refers to low density polyethylene.

Our fiscal years are 52- or 53-week periods ending generally on the Saturday closest to December 31. All references herein to “fiscal 2005,” “fiscal 2004,” and “fiscal 2003” relate to the fiscal years ended December 31, 2005, January 1, 2005, and December 27, 2003, respectively.

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the following risk factors and all other information contained and incorporated by reference in this prospectus, including our financial statements and the related notes, before deciding to participate in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. If any of the following risks materialize, our business, financial condition or results of operations could be materially and adversely affected. In that case, you may lose some or all of your investment.

Risks Related to our Exchange Notes and the Exchange Offer

If you fail to exchange your outstanding notes, they will continue to be restricted securities and may become less liquid.

Outstanding notes that you do not tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue the exchange notes in exchange for the outstanding notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer―Procedures for Tendering Outstanding Notes.” Such procedures and conditions include timely receipt by the exchange agent of such outstanding notes and of a properly completed and duly executed letter of transmittal. Because we anticipate that most holders of the outstanding notes will elect to exchange their outstanding notes, we expect that the liquidity of the market for the outstanding notes remaining after the completion of the exchange offer will be substantially limited. Any outstanding notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the outstanding notes. Further, following the exchange offer, if you did not tender your outstanding notes, you generally will not have any further registration rights, and such outstanding notes will continue to be subject to certain transfer restrictions.

You may find it difficult to sell your exchange notes because there is no existing trading market for the exchange notes.

The exchange notes are being offered to the holders of the outstanding notes. The outstanding notes were issued on September 20, 2006, primarily to a small number of institutional investors. There is no existing trading market for the exchange notes and there can be no assurance regarding the future development of a market for the exchange notes, or the ability of the holders of the exchange notes to sell their exchange notes or the price at which such holders may be able to sell their exchange notes. If such a market were to develop, the exchange notes could trade at prices that may be higher or lower than the initial offering price of the outstanding notes depending on many factors, including prevailing interest rates, our financial position, operating results and the market for similar securities. We do not intend to apply for listing or quotation of the exchange notes on any exchange and we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. The initial purchasers of the outstanding notes are not obligated to make a market in the exchange notes, and any market-making may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the exchange notes or that an active market for the exchange notes will develop. As a result, the market price of the exchange notes, as well as your ability to sell the exchange notes, could be adversely affected.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the exchange notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the exchange notes.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for outstanding notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

We will issue the exchange notes in exchange for your outstanding notes only if you properly tender the outstanding notes before expiration of the exchange offer. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the outstanding notes for exchange. If you are the beneficial holder of outstanding notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your outstanding notes are held and instruct that person to tender on your behalf.

Our substantial indebtedness could affect our ability to meet our obligations under the exchange notes and may otherwise restrict our activities.

We have a significant amount of indebtedness. On September 20, 2006, we had a total indebtedness of $1,895.4 million (of which $750.0 million consists of outstanding notes) and we would have been able to borrow a further $165.1 million under the revolving portion of our senior secured credit facilities. We are permitted by the terms of the exchange notes and our other debt instruments to incur substantial additional indebtedness, subject to the restrictions therein. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have a material adverse effect on our business, financial condition and results of operations.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations under our indebtedness, including the exchange notes;

•	limit our ability to borrow money for our working capital, capital expenditures, debt service requirements or other corporate purposes;

•
require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures, product development and other corporate requirements;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to respond to business opportunities; and

•	subject us to financial and other restrictive covenants, which, if we fail to comply with these covenants and our failure is not waived or cured, could result in an event of default under our debt.

Despite our substantial indebtedness, we and our subsidiaries may still be able to incur significantly more debt. This could intensify the risks described above.

The terms of the Indentures governing the exchange notes and the senior subordinated notes and the terms of our senior secured credit facilities will contain restrictions on our and our subsidiaries’ ability to incur additional indebtedness, including senior secured indebtedness that will be effectively senior to the exchange notes to the extent of the assets securing such indebtedness. However, these restrictions will be subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, much of which could constitute secured or senior indebtedness. As of September 20, 2006, we had $165.1 million available for additional borrowing under the revolving credit facility, all of which is secured. In addition to the exchange notes, the senior subordinated notes and our borrowings under the senior secured credit facilities, the covenants under any other existing or future debt instruments could allow us to borrow a significant amount of additional indebtedness. The more leveraged we become, the more we, and in turn our security holders, become exposed to the risks described above under “— Our substantial indebtedness could affect our ability to meet our obligations under the exchange notes and may otherwise restrict our activities.”

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to pay principal and interest on the exchange notes and to satisfy our other debt obligations will depend upon, among other things:

•
our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•	the future availability of borrowings under our senior secured credit facilities, which depends on, among other things, our complying with the covenants in our senior secured credit facilities.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior secured credit facilities or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the exchange notes. See “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources Following the Acquisition.”

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the exchange notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements, including our senior secured credit facilities and the Indentures governing the exchange notes and the senior subordinated notes, may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Repayment of our debt, including the exchange notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the exchange notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and (if they are not guarantors of the exchange notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the exchange notes, our subsidiaries do not have any obligation to pay amounts due on the exchange notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the exchange notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the Indenture governing the exchange notes limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our non-guarantor subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the exchange notes.

The collateral securing the exchange notes is subject to control by creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay both the first priority creditors and the holders of the exchange notes.

The exchange notes will be secured on a second priority basis by substantially all of the collateral securing our senior secured credit facilities on a first priority basis. In addition, under the terms of the Indenture governing the exchange notes, we will be permitted in the future to incur additional indebtedness and other obligations that may share in the second priority liens on the collateral securing the exchange notes, and in certain circumstances, in the first priority liens on the collateral securing our senior secured credit facilities.

The holders of obligations secured by the first priority liens on the collateral will be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the holders of the exchange notes and other obligations secured by second priority liens will be entitled to any recovery from the collateral. We cannot assure you that, in the event of a foreclosure, the proceeds from the sale of all of such collateral would be sufficient to satisfy the amounts outstanding under the exchange notes and other obligations secured by the second priority liens, if any, after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the exchange notes, then holders of the exchange notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets, which claim will rank equal in priority to the unsecured claims with respect to any unsatisfied portion of the obligations secured by the first priority liens and our other unsecured senior indebtedness. On September 20, 2006, the aggregate amount of senior secured indebtedness outstanding and constituting first priority lien obligations was approximately $720.4 million (excluding $165.1 million borrowing availability under the revolving credit facility). Under the Indenture governing the exchange notes, we could also incur additional indebtedness secured by first priority liens and second priority liens so long as such first and second priority liens are securing indebtedness permitted to be incurred by the covenants described under “Description of the Exchange Notes” and certain other conditions are met. Our ability to designate future debt as either first priority secured or second priority secured and, in either event, to enable the holders thereof to share in the collateral on either a priority basis or a pari passu basis with holders of the exchange notes and our senior secured credit facilities, may have the effect of diluting the ratio of the value of such collateral to the aggregate amount of the obligations secured by the collateral.

It may be difficult to realize the value of the collateral securing the exchange notes.

The collateral securing the exchange notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the trustee for the exchange notes and any other creditors that also have the benefit of first liens on the collateral securing the exchange notes from time to time, whether on or after the date the exchange notes are issued. The initial purchasers have neither analyzed the effect of, nor participated in any negotiations relating to such exceptions, defects, encumbrances, liens and other imperfections. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the exchange notes as well as the ability of the collateral agent, to realize or foreclose on such collateral.

The collateral securing the exchange notes does not include all of our or the guarantors’ assets. In particular, the collateral does not include (i) any property or assets owned by our foreign subsidiaries and two of our domestic subsidiaries, (ii) any license, contract or agreement, if and only for so long as the grant of a security interest under the security documents relating to the exchange notes would result in a breach or default under, or abandonment, invalidation or unenforceability of, such license, contract or agreement, (iii) any securities or other equity interests of our subsidiaries (including all guarantor subsidiaries), (iv) any vehicle, (v) any bank accounts, securities accounts or cash, (vi) real property held by us or any of our subsidiaries as a lessee under a lease, and (vii) certain other exceptions described in such security documents. No appraisals of any collateral have been prepared in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the exchange notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the exchange notes and all other senior secured obligations, interest may cease to accrue on the exchange notes from and after the date the bankruptcy petition is filed.

The security interest of the collateral agent will be subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

The lien-ranking provisions set forth in the Indenture governing the exchange notes and the intercreditor agreement will substantially limit the rights of the holders of the exchange notes with respect to the collateral securing the exchange notes.

The rights of the holders of the exchange notes with respect to the collateral securing the exchange notes will be substantially limited pursuant to the terms of the lien-ranking provisions set forth in the Indenture governing the exchange notes and the intercreditor agreement. Under those lien-ranking provisions, at any time that obligations that have the benefit of the first priority liens are outstanding, any actions that may be taken in respect of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of collateral from the lien of, and waivers of past defaults under, the collateral documents, will be at the direction of the holders of the obligations secured by the first priority liens. The trustee, on behalf of the holders of the exchange notes, will not have the ability to control or direct such actions, even if the rights of the holders of the exchange notes are adversely affected. Additional releases of collateral from the second priority lien securing the exchange notes are permitted under some circumstances. The holders will also waive certain rights normally accruing to secured creditors in a bankruptcy. See “Description of the Exchange Notes—Security for the Exchange Notes.”

Your rights in the collateral may be adversely affected by the failure to perfect security interests in collateral.

Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the exchange notes may not be perfected with respect to the claims of the exchange notes if the collateral agent is not able to take the actions necessary to perfect any of these liens on or prior to the date of the Indenture governing the exchange notes. There can be no assurance that the lenders under our senior secured credit facilities will have taken all actions necessary to create properly perfected security interests in the collateral securing the exchange notes, which, as a result of the intercreditor agreement, may result in the loss of the priority of the security interest in favor of the holders of exchange notes to which they would have been entitled as a result of such non-perfection. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. We and our guarantors have limited obligations to perfect the security interest of the holders of exchange notes in specified collateral. There can be no assurance that the trustee, as collateral agent for the exchange notes, will monitor, or that we will inform the trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the exchange notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the exchange notes against third parties.

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the Indenture governing the exchange notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the collateral. Upon the commencement of a case under the bankruptcy code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval, which may not be given. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	how long payments under the exchange notes could be delayed following commencement of a bankruptcy case;

•	whether or when the collateral agent could repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the exchange notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

In addition, the intercreditor agreement provides that, in the event of a bankruptcy, the trustee, as the collateral agent for the exchange notes, may not object to a number of important matters following the filing of a bankruptcy petition so long as any first lien debt is outstanding. After such a filing, the value of the collateral securing the exchange notes could materially deteriorate and you would be unable to raise an objection. The right of the holders of obligations secured by first priority liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on first priority lien debt and, thereafter, the exchange notes, the holders of the exchange notes would hold a secured claim to the extent of the value of the collateral to which the holders of the exchange notes are entitled and unsecured claims with respect to such shortfall. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney’s fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the collateral agent for the exchange notes, including pursuant to security documents delivered after the date of the Indenture governing the exchange notes, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the exchange notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the exchange notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facilities that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could prohibit us from making payments of principal, premium, if any, or interest on the exchange notes and could substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our senior secured credit facilities), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under the revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facilities, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of the Exchange Notes.”

The exchange notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The exchange notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the exchange notes, which include two of our domestic subsidiaries and all of our non-U.S. subsidiaries. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the exchange notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. In fiscal 2005, the subsidiaries that are not guaranteeing the exchange notes had net sales of $27.3 million and held $56.0 million of our total assets. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of exchange notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

Federal and state fraudulent transfer laws permit a court, under certain circumstances, to void the exchange notes and the guarantees of the exchange notes, and, if that occurs, you may not receive any payments on the exchange notes.

The issuance of the exchange notes and the guarantees of the exchange notes may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the exchange Note Guarantors or on behalf of our unpaid creditors or the unpaid creditors of an exchange Note Guarantor. While the relevant laws may vary from state to state, under such laws the payment of consideration in the Acquisition, including the proceeds from the issuance of the exchange notes will generally be a fraudulent conveyance if (i) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (ii) we or any of our subsidiary exchange Note Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the exchange notes or an exchange note guarantee, and, in the case of (ii) only, one of the following is also true:

•	we or any of our subsidiary exchange Note Guarantors were or was insolvent or rendered insolvent by reason of issuing the exchange notes or the exchange note guarantees;

•	payment of the consideration left us or any of our subsidiary exchange Note Guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our subsidiary exchange Note Guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

If a court were to find that the issuance of the exchange notes or an exchange note guarantee was a fraudulent conveyance, the court could void the payment obligations under the exchange notes or such exchange note guarantee or further subordinate the exchange notes or such exchange note guarantee to presently existing and future indebtedness of ours or such subsidiary exchange Note Guarantor, or require the holders of the exchange notes to repay any amounts received with respect to the exchange notes or such exchange note guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the exchange notes. Further, the voidance of the exchange notes could result in an event of default with respect to our other debt and that of our subsidiary exchange Note Guarantors that could result in acceleration of such debt.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were solvent at the relevant time, or regardless of the standard used, that the issuance of the exchange notes and the guarantees would not be subordinated to our or any subsidiary guarantor’s other debt.

If the exchange note guarantees were legally challenged, any exchange note guarantee could also be subject to the claim that, since the exchange note guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary exchange Note Guarantor, the obligations of the applicable subsidiary exchange Note Guarantor were incurred for less than fair consideration. A court could thus void the obligations under the exchange note guarantees, subordinate them to the applicable subsidiary exchange Note Guarantor’s other debt or take other action detrimental to the holders of the exchange notes.

Because each exchange Note Guarantor’s liability under its exchange note guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the exchange Note Guarantors.

You have the benefit of the exchange note guarantees of the exchange Note Guarantors. However, the exchange note guarantees by the exchange Note Guarantors are limited to the maximum amount that the exchange Note Guarantors are permitted to guarantee under applicable law. As a result, an exchange Note Guarantor’s liability under its exchange note guarantee could be reduced to zero, depending on the amount of other obligations of such exchange Note Guarantor. Further, under the circumstances discussed more fully above, a court under Federal or state fraudulent conveyance and transfer statutes could void the obligations under an exchange note guarantee or further subordinate it to all other obligations of the exchange Note Guarantor. In addition, you will lose the benefit of a particular exchange note guarantee if it is released under certain circumstances described under “Description of the Exchange Notes—Exchange Note Guarantees.”

The terms of our senior secured credit facilities and the Indentures governing the exchange notes and the senior subordinated notes may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

Our senior secured credit facilities and the Indentures governing the exchange notes and the senior subordinated notes will contain, and any future indebtedness of ours would likely contain, a number of restrictive covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•	incur or guarantee additional debt;

•	pay dividends and make other restricted payments;

•	create or incur certain liens;

•	make certain investments;

•	engage in sales of assets and subsidiary stock;

•	enter into transactions with affiliates;

•	transfer all or substantially all of our assets or enter into merger or consolidation transactions; and

•	make capital expenditures.

In addition, our senior secured credit facilities will require us to maintain a maximum total net first lien leverage ratio. As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

A failure to comply with the covenants contained in our senior secured credit facilities, the Indentures governing the exchange notes and the senior subordinated notes or any other existing indebtedness could result in an event of default under our senior secured credit facilities, the Indentures governing the exchange notes and the senior subordinated notes or any other existing agreements, which, if not cured or waived, could have a material adverse affect on our business, financial condition and results of operations. In the event of any default under our senior secured credit facilities, the Indentures governing the exchange notes and senior subordinated notes or any other indebtedness, the lenders thereunder:

•	will not be required to lend any additional amounts to us;

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable;

•	may have the ability to require us to apply all of our available cash to repay these borrowings; or

•
may prevent us from making debt service payments under our other agreements, including the Indenture governing the exchange notes, any of which could result in an event of default under the exchange notes.

If the indebtedness under our senior secured credit facilities or our other indebtedness, including the exchange notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See “Description of Other Indebtedness” and “Description of the Exchange Notes.”

We may not be able to repurchase the exchange notes upon a change of control.

Upon a change of control as defined in the Indenture governing the exchange notes, we will be required to make an offer to repurchase all outstanding exchange notes at 101% of their principal amount and an offer to repurchase all outstanding senior subordinated notes at 101% of their principal amount, in each case plus accrued and unpaid interest, unless we have previously given notice of our intention to exercise our right to redeem the exchange notes. We may not have sufficient financial resources to purchase all of the exchange notes that are tendered upon a change of control offer or, if then permitted under the Indenture governing the exchange notes, to redeem the exchange notes. A failure to make the applicable change of control offer or to pay the applicable change of control purchase price when due would result in a default under each of the Indentures. The occurrence of a change of control would also constitute an event of default under our senior secured credit facilities and may constitute an event of default under the terms of our other indebtedness. The terms of the loan and security agreement governing our senior secured credit facilities limit our right to purchase or redeem certain indebtedness. In the event any purchase or redemption is prohibited, we may seek to obtain waivers from the required lenders under our senior secured credit facilities to permit the required repurchase or redemption, but the required lenders have no obligation to grant, and may refuse to grant such a waiver. A change of control is defined in the Indenture governing the exchange notes and would not include all transactions that could involve a change of control of our day-to-day operations, including a transaction involving the Management Group as defined in the Indenture governing the exchange notes. See “Description of the Exchange Notes—Change of Control.”

There may be no active trading market for the exchange notes, and if one develops, it may not be liquid.

The exchange notes constitute a new issue of securities for which there is no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission of the exchange notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the initial purchasers have advised us that they currently intend to make a market in the exchange notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and may be limited during the exchange offer and the pendency of any shelf registration statement. Although we expect that the notes will be eligible for trading in PORTAL, there can be no assurance as to the development or liquidity of any market for the exchange notes, the ability of the holders of the exchange notes to sell their exchange notes or the price at which the holders would be able to sell their exchange notes. Future trading prices of the exchange notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our ability to complete this offer to exchange the outstanding notes for the exchange notes;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes offered hereby. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your exchange notes.

RISKS RELATED TO OUR BUSINESS

Increases in resin prices or a shortage of available resin could harm our financial condition and results of operations.

To produce our products, we use large quantities of plastic resins, which accounted for 41% of our cost of goods sold in fiscal 2005. Plastic resins are subject to price fluctuations, including those arising from supply shortages and changes in the prices of natural gas, crude oil and other petrochemical intermediates from which resins are produced. Over the past several years, we have at times experienced rapidly increasing resin prices. If rapid increases in resin prices continue, our revenue and profitability may be materially and adversely affected, both in the short-term as we attempt to pass through changes in the price of resin to customers under current agreements and in the long-term as we negotiate new agreements or if our customers seek product substitution.

While customers representing more than 60% of our net sales are subject to contractual price escalators and de-escalators tied to resin prices, and while historically, we have generally been able to pass on a significant portion of the increases in resin prices to our customers over a period of time, there have nonetheless been negative short-term impacts to our financial performance. Certain of our customers (currently accounting for fewer than 10% of our net sales) purchase our products pursuant to arrangements that exhibit fixed-price characteristics in respect of which we have at times and may continue to enter into hedging or similar arrangements, although such hedging arrangements may not always be available. In the future, we may not be able to pass on substantially all of the increases in resin prices to our customers on a timely basis, if at all, which may have a material adverse effect on our competitive position and financial performance.

We source plastic resin primarily from major industry suppliers such as Basell, Chevron, Dow, Exxon, Mobil, Huntsman, Lyondell, Nova, Sunoco and Total. We have long-standing relationships with certain of these suppliers but have not entered into a firm supply contract with any of them. We may not be able to arrange for other sources of resin in the event of an industry-wide general shortage of resins used by us, or a shortage or discontinuation of certain types of grades of resin purchased from one or more of our suppliers. Any such shortage may materially negatively impact our competitive position versus companies that are able to better or more cheaply source resin.

We plan to pursue opportunities to purchase resin jointly with other Apollo portfolio companies. While we anticipate that these joint-purchasing opportunities should generate benefits in terms of our ability to manage our material, we cannot assure you that we will be able to execute such arrangements effectively or that we will realize any or all of the anticipated benefits from them.

We may not be able to compete successfully and our customers may not continue to purchase our products.

We face intense competition in the sale of our products and compete with multiple companies in each of our product lines. We compete on the basis of a number of considerations, including price, service, quality, product characteristics and the ability to supply products to customers in a timely manner. Our products also compete with metal, glass, paper and other packaging materials as well as plastic packaging materials made through different manufacturing processes. Some of these competitive products are not subject to the impact of changes in resin prices which may have a significant and negative impact on our competitive position versus substitute products. Our competitors may have financial and other resources that are substantially greater than ours and may be better able than us to withstand price competition. In addition, some of our customers do and could in the future choose to manufacture the products they require for themselves. Each of our product lines faces a different competitive landscape. Competition could result in our products losing market share or our having to reduce our prices, either of which would have a material adverse effect on our business and results of operations and financial condition. In addition, since we do not have long-term arrangements with many of our customers these competitive factors could cause our customers to shift suppliers and/or packaging material quickly.

We may pursue and execute acquisitions, which could adversely affect our business.

As part of our growth strategy, we plan to consider the acquisition of other companies, assets and product lines that either complement or expand our existing business and create economic value. We cannot assure you that we will be able to consummate any such transactions or that any future acquisitions will be consummated at acceptable prices and terms. We continually evaluate potential acquisition opportunities in the ordinary course of business, including those that could be material in size and scope. Acquisitions involve a number of special risks, including:

•	the diversion of management’s attention to the assimilation of the acquired companies and their employees and on the management of expanding operations;

•	the incorporation of acquired products into our product line;

•	the increasing demands on our operational systems;

•	possible adverse effects on our reported operating results, particularly during the first several reporting periods after such acquisitions are completed; and

•	the loss of key employees and the difficulty of presenting a unified corporate image.

We may become responsible for unexpected liabilities that we failed or were unable to discover in the course of performing due diligence in connection with historical acquisitions and any future acquisitions. We have typically required selling stockholders to indemnify us against certain undisclosed liabilities. However, we cannot assure you that indemnification rights we have obtained, or will in the future obtain, will be enforceable, collectible or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the business or property acquired. Any of these liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition and results of operations.

In addition, we may not be able to successfully integrate future acquisitions without substantial costs, delays or other problems. The costs of such integration could have a material adverse effect on our operating results and financial condition. In addition, although we conduct what we believe to be a prudent level of investigation regarding the businesses we purchase, in light of the circumstances of each transaction, an unavoidable level of risk remains regarding the actual condition of these businesses. Until we actually assume operating control of such business assets and their operations, we may not be able to ascertain the actual value or understand the potential liabilities of the acquired entities and their operations.

We may not be successful in protecting our intellectual property rights, including our unpatented proprietary know-how and trade secrets, or in avoiding claims that we infringed on the intellectual property rights of others.

In addition to relying on patent and trademark rights, we rely on unpatented proprietary know-how and trade secrets, and employ various methods, including confidentiality agreements with employees and consultants, to protect our know-how and trade secrets. However, these methods and our patents and trademarks may not afford complete protection and there can be no assurance that others will not independently develop the know-how and trade secrets or develop better production methods than us. Further, we may not be able to deter current and former employees, contractors and other parties from breaching confidentiality agreements and misappropriating proprietary information and it is possible that third parties may copy or otherwise obtain and use our information and proprietary technology without authorization or otherwise infringe on our intellectual property rights. Additionally, we have licensed, and may license in the future, patents, trademarks, trade secrets, and similar proprietary rights to third parties. While we attempt to ensure that our intellectual property and similar proprietary rights are protected when entering into business relationships, third parties may take actions that could materially and adversely affect our rights or the value of our intellectual property, similar proprietary rights or reputation. In the future, we may also rely on litigation to enforce our intellectual property rights and contractual rights, and, if not successful, we may not be able to protect the value of our intellectual property. Any litigation could be protracted and costly and could have a material adverse effect on our business and results of operations regardless of its outcome.

Our success depends in part on our ability to obtain, or license from third parties, patents, trademarks, trade secrets and similar proprietary rights without infringing on the proprietary rights of third parties. Although we believe our intellectual property rights are sufficient to allow us to conduct our business without incurring liability to third parties, our products may infringe on the intellectual property rights of such persons. Furthermore, no assurance can be given that we will not be subject to claims asserting the infringement of the intellectual property rights of third parties seeking damages, the payment of royalties or licensing fees and/or injunctions against the sale of our products. Any such litigation could be protracted and costly and could have a material adverse effect on our business and results of operations.

Current and future environmental and other governmental requirements could adversely affect our financial condition and our ability to conduct our business.

Our operations are subject to federal, state, local and foreign environmental laws and regulations that impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of solid and hazardous wastes and require clean up of contaminated sites. While we have not been required historically to make significant capital expenditures in order to comply with applicable environmental laws and regulations, we cannot predict with any certainty our future capital expenditure requirements because of continually changing compliance standards and environmental technology. Furthermore, violations or contaminated sites that we do not know about (including contamination caused by prior owners and operators of such sites) (or newly discovered information) could result in additional compliance or remediation costs or other liabilities, which could be material. We have limited insurance coverage for potential environmental liabilities associated with historic and current operations and we do not anticipate increasing such coverage in the future. We may also assume significant environmental liabilities in acquisitions. In addition, federal, state, local and foreign governments could enact laws or regulations concerning environmental matters that increase the cost of producing, or otherwise adversely affect the demand for, plastic products. Legislation that would prohibit, tax or restrict the sale or use of certain types of plastic and other containers, and would require diversion of solid wastes such as packaging materials from disposal in landfills, has been or may be introduced in the U.S. Congress, in state legislatures and other legislative bodies. While container legislation has been adopted in a few jurisdictions, similar legislation has been defeated in public referenda in several states, local elections and many state and local legislative sessions. Although we believe that the laws promulgated to date have not had a material adverse effect on us, there can be no assurance that future legislation or regulation would not have a material adverse effect on us. Furthermore, a decline in consumer preference for plastic products due to environmental considerations could have a negative effect on our business.

The Food and Drug Administration (“FDA”) regulates the material content of direct-contact food and drug packages we manufacture pursuant to the Federal Food, Drug and Cosmetic Act. Furthermore, some of our products are regulated by the Consumer Product Safety Commission (“CPSC”) pursuant to various federal laws, including the Consumer Product Safety Act and the Poison Prevention Packaging Act. Both the FDA and the CPSC can require the manufacturer of defective products to repurchase or recall these products and may also impose fines or penalties on the manufacturer. Similar laws exist in some states, cities and other countries in which we sell products. In addition, laws exist in certain states restricting the sale of packaging with certain levels of heavy metals and imposing fines and penalties for noncompliance. Although we use FDA-approved resins and pigments in our products that directly contact food and drug products and we believe our products are in material compliance with all applicable requirements, we remain subject to the risk that our products could be found not to be in compliance with these and other requirements. A recall of any of our products or any fines and penalties imposed in connection with non-compliance could have a materially adverse effect on us. See “Business—Environmental Matters and Government Regulation.”

In the event of a catastrophic loss of one of our key manufacturing facilities, our business would be adversely affected.

While we manufacture our products in a large number of diversified facilities and maintain insurance covering our facilities, including business interruption insurance, a catastrophic loss of the use of all or a portion of one of our key manufacturing facilities due to accident, labor issues, weather conditions, natural disaster or otherwise, whether short or long-term, could have a material adverse effect on us.

Our future required cash contributions to our pension plans may increase.

Congress recently passed legislation (which was signed into law by President Bush) to reform funding requirements for underfunded pension plans. The legislation, among other things, increases the percentage funding target from 90% to 100% and requires the use of a more current mortality table in the calculation of minimum yearly funding requirements. In fiscal 2005, we contributed $0.5 million to our U.S. defined benefit pension plans. Our future required cash contributions to our U.S. defined benefit pension plans may increase based on the funding reform provisions that were enacted into law. In addition, if the performance of assets in our pension plans does not meet our expectations, if the Pension Benefit Guaranty Corporation, or PBGC, requires additional contributions to such plans as a result of the Acquisition, or if other actuarial assumptions are modified, our future required cash contributions could increase. Any such increases could have a material and adverse effect on our business, financial condition or results of operations.

The need to make these cash contributions may reduce the cash available to meet our other obligations, including our obligations with respect to the exchange notes, or to meet the needs of our business. In addition, the PBGC may terminate our defined benefit pension plans under limited circumstances, including in the event the PBGC concludes that its risk may increase unreasonably if such plans continue. In the event a plan is terminated for any reason while it is underfunded, we could be required to make an immediate payment to the PBGC of all or a substantial portion of such plan’s underfunding, as calculated by the PBGC based on its own assumptions (which might result in a larger pension obligation than that based on the assumptions we have used to fund such plan), and the PBGC could assert a lien on material amounts of our assets.

Our business operations could be significantly disrupted if members of our senior management team were to leave.

Our success depends to a significant degree upon the continued contributions of our senior management team. Our senior management team has extensive manufacturing, finance and engineering experience, and we believe that the depth of our management team is instrumental to our continued success. While we have entered into employment agreements with certain executive officers, the loss of any of our key executive officers in the future could significantly impede our ability to successfully implement our business strategy, financial plans, expansion of services, marketing and other objectives.

Goodwill and other intangibles represent a significant amount of our net worth, and a write-off could result in lower reported net income and a reduction of our net worth.

As of July 1, 2006, on a pro forma basis, the net value of our goodwill and other intangibles was approximately $1,848.3 million. In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Under this accounting standard, we are no longer required or permitted to amortize goodwill reflected on our balance sheet. We are, however, required to evaluate goodwill reflected on our balance sheet when circumstances indicate a potential impairment, or at least annually, under the impairment testing guidelines outlined in the standard. Future changes in the cost of capital, expected cash flows, or other factors may cause our goodwill to be impaired, resulting in a non-cash charge against results of operations to write-off goodwill for the amount of impairment. If a significant write-off is required, the charge would have a material adverse effect on our reported results of operations and net worth in the period of any such write-off.

We are controlled by Apollo, and its interests as an equity holder may conflict with yours as a creditor.

A majority of the common stock of our parent company, Berry Plastics Group, on a fully-diluted basis, is held by Apollo. Apollo controls Berry Plastics Group and therefore us as a wholly-owned subsidiary of Berry Plastics Group. As a result, Apollo has the power to elect a majority of the members of our board of directors, appoint new management and approve any action requiring the approval of the holders of Berry Plastics Group’s stock, including approving acquisitions or sales of all or substantially all of our assets. The directors elected by Apollo have the ability to control decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. Apollo’s interests may not in all cases be aligned with your interests as a holder of the exchange notes. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, Apollo’s interests, as equity holders, might conflict with your interests as a holder of the exchange notes. Affiliates of Apollo may also have an interest in pursuing acquisitions, divestitures, financings and other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a holder of the exchange notes. Additionally, Apollo is in the business of investing in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. Furthermore, Apollo has no continuing obligation to provide us with debt or equity financing or to provide us with joint purchasing or similar opportunities with its other portfolio companies. Apollo may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We entered into a registration rights agreement with the initial purchasers of the outstanding notes, in which we agreed to file a registration statement relating to an offer to exchange the outstanding notes for the exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our commercially reasonable efforts to file the registration statement as soon as practicable with the SEC and to use all commercially reasonable efforts to cause it to become effective under the Securities Act as promptly as possible but in no event later than the 365th day after September 20, 2006. The exchange notes will have terms substantially identical to the outstanding notes except that the exchange notes do not contain terms with respect to transfer restrictions and registration rights and additional interest payable for the failure to consummate the exchange offer.

Within 180 days of the occurrence of any of the circumstances outlined below, we have agreed to file a shelf registration statement with the SEC to cover the resale of the outstanding notes by the holders thereof. We have further agreed that we will use our commercially reasonable efforts to cause the SEC to declare such a shelf registration statement effective within 365 days of the occurrence of such an event and to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. The circumstances are:

•	the exchange offer is not permitted by applicable law or SEC policy;

•	the exchange offer is not consummated within 30 days of the date on which the exchange offer is required to be mailed to the holders of outstanding notes; or

•	any holder of outstanding notes notifies us prior to the 20th day following consummation of the exchange offer that:

(a)	it is prohibited by law or SEC policy from participating in the exchange offer; or

(b)
that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus (other than by reason of such holder’s status as our affiliate) and the prospectus contained in this exchange offer registration statement is not appropriate or available for such resales; or

(c)	that it is a broker-dealer and owns outstanding notes acquired directly from us or our affiliate.

Transferability of the Exchange Notes

We are making this exchange offer in reliance on interpretations of the staff of the SEC set forth in several no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such exchange notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:

•	you, or the person or entity receiving such exchange notes, is acquiring such exchange notes in the ordinary course of business;

•	neither you nor any such person or entity is participating in or intends to participate in a distribution of the exchange notes within the meaning of the U.S. federal securities laws;

•	neither you nor any such person or entity has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

•	neither you nor any such person or entity is our “affiliate” as such term is defined under Rule 405 under the Securities Act; and

•	you are not acting on behalf of any person or entity who could not truthfully make these statements.

In order to participate in the exchange offer, each holder of exchange notes must represent to us that each of these statements is true:

•	such holder is not an affiliate of ours;

•	such holder is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•	any exchange notes such holder receives will be acquired in the ordinary course business.

Broker-dealers and each holder of outstanding notes intending to use the exchange offer to participate in a distribution of exchange notes (1) may not rely under the SEC’s policy, as of September 20, 2006, on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993) and (2) must comply with the registration and prospectus requirements of the Securities Act in connection with a secondary resale transaction and will deliver a prospectus in connection with any such resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for the outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of not less than 180 days after the expiration date for the exchange offer, we will make this prospectus available to broker-dealers for use in connection with any such resale, if requested by the initial purchasers or by a broker-dealer that receives the exchange notes for its own account in the exchange offer in exchange for the outstanding notes, as a result of market-making activities or other trading activities.

Maturity and Interest on the Exchange Notes

Interest will accrue at a per annum rate of 8 7/8% on the fixed rate exchange notes and LIBOR (reset quarterly) plus 3.875% on the floating rate exchange notes from the most recent date to which interest on the outstanding notes has been paid or, if no interest has been paid, from September 20, 2006.

Interest on the fixed rate exchange notes will be paid semiannually to holders of record at the close of business on March 1 and September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing on March 15, 2007.

Interest on the floating rate exchange notes will be paid quarterly to holders of record at the close of business on March 1, June 1, September 1 and December 1 immediately preceding the interest payment date on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2006.

The exchange notes will mature on September 15, 2014.

Terms of the Exchange Offer; Acceptance of Tendered Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on     , 2006. The date of acceptance for exchange of the outstanding notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this prospectus). We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $750,000,000 of exchange notes in exchange for a like principal amount of outstanding notes tendered and accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000, subject to a minimum denomination of $2,000.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except that:

•	the exchange notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

•	the exchange notes bear a different CUSIP number from the outstanding notes;

•	the exchange notes will not be subject to transfer restrictions or entitled to registration rights; and

•
the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offer.

The exchange notes will evidence the same debt as the outstanding notes. Holders of exchange notes will be entitled to the benefits of the Indenture.

As of the date of this prospectus, $750.0 million aggregate principal amount of the outstanding notes was outstanding. The exchange notes offered will be limited to $750.0 million in aggregate principal amount.

In connection with the issuance of the outstanding notes, we have arranged for the outstanding notes to be issued in the form of global notes through the facilities of The Depository Trust Company, or “DTC” acting as depositary. The exchange notes will also be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

Holders of outstanding notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Outstanding notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the Indenture under which they were issued, including accrual of interest, but, subject to a limited exception, will not be entitled to any registration rights under the applicable registration rights agreement. See “Effect of Not Tendering.”

We will be deemed to have accepted validly tendered outstanding notes when and if we have given oral or written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted outstanding notes, at our expense, to the tendering holder promptly after expiration of the exchange offer.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees with respect to the exchange of outstanding notes. Tendering holders will also not be required to pay transfer taxes in the exchange offer. We will pay all charges and expenses in connection with the exchange offer as described under the subheading “Solicitation of Tenders; Fees and Expenses.” However, we will not pay any taxes incurred in connection with a holder’s request to have exchange notes or non-exchanged notes issued in the name of a person other than the registered holder. See “Transfer Taxes” in this section below.

Expiration Date; Extensions; Amendment

The exchange offer will expire at 5:00 p.m., New York City time, on , 2006, or the “expiration date,” unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of outstanding notes of any extension before 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offer, delay accepting any tendered outstanding notes or, if any of the conditions described below under the heading “Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of such delay, extension, termination or amendment to the exchange agent.

If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

If we delay accepting any outstanding notes or terminate the exchange offer, we promptly will pay the consideration offered, or return any outstanding notes deposited, pursuant to the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Procedures for Tendering Outstanding Notes

We understand that the exchange agent has confirmed with DTC that any financial institution that is a participant in DTC’s system may use its Automated Tender Offer Program, or “ATOP,” to tender outstanding notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that DTC establish an account relating to the outstanding notes for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account in accordance with ATOP procedures for transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP procedures, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, stating that DTC has received an express acknowledgment from a participant tendering outstanding notes that are the subject of the book-entry confirmation and that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against the participant. An agent’s message must, in any case, be transmitted to and received or confirmed by the exchange agent, at its address set forth under the caption “Exchange Agent” below, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

Unless the tender is being made in book-entry form, to tender in the exchange offer, you must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•	have the signatures guaranteed if required by the letter of transmittal; and

•
mail or otherwise deliver the letter of transmittal or such facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

By executing the letter of transmittal, you will make to us the representations set forth in the second paragraph under the heading “Transferability of the Exchange Notes.”

All tenders not withdrawn before the expiration date and the acceptance of the tender by us will constitute agreement between you and us under the terms and subject to the conditions in this prospectus and in the letter of transmittal including an agreement to deliver good and marketable title to all tendered notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, adverse claims and rights and restrictions of any kind.

The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, you should use an overnight or hand delivery service. In all cases, you should allow for sufficient time to ensure delivery to the exchange agent before the expiration of the exchange offer. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you. You should not send any note, letter of transmittal or other required document to us.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering such beneficial owner’s outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in such beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

The exchange of outstanding notes will be made only after timely receipt by the exchange agent of certificates for outstanding notes, a letter of transmittal and all other required documents, or timely completion of a book-entry transfer. If any tendered notes are not accepted for any reason or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the exchange agent will return such unaccepted or non-exchanged notes to the tendering holder promptly after the expiration or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer, the exchange agent will credit the non-exchanged notes to an account maintained with The Depository Trust Company.

Guarantee of Signatures

Signatures on letters of transmittal or notices of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the original notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; and

•	for the account of an eligible guarantor institution.

In the event that a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, such guarantee must be made by:

•	a member firm of a registered national securities exchange of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; and

•	another eligible guarantor institution.

Signature on the Letter of Transmittal; Bond Powers and Endorsements

If the letter of transmittal is signed by a person other than the registered holder of the outstanding notes, the registered holder must endorse the outstanding notes or provide a properly completed bond power. Any such endorsement or bond power must be signed by the registered holder as that registered holder’s name appears on the outstanding notes. Signatures on such outstanding notes and bond powers must be guaranteed by an “eligible guarantor institution.”

If you sign the letter of transmittal or any outstanding notes or bond power as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, fiduciary or in any other representative capacity, you must so indicate when signing. You must submit satisfactory evidence to the exchange agent of your authority to act in such capacity.

Determination of Valid Tenders; Our Rights under the Exchange Offer

All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We expressly reserve the absolute right, in our sole discretion, to reject any or all outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive or amend any conditions of the exchange offer or to waive any defects or irregularities of tender for any particular note, whether or not similar defects or irregularities are waived in the case of other notes. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured by the tendering holder within such time as we determine.

Although we intend to request the exchange agent to notify holders of defects or irregularities in tenders of outstanding notes, neither we, the exchange agent nor any other person will have any duty to give notification of defects or irregularities in such tenders or will incur any liability to holders for failure to give such notification. Holders will be deemed to have tendered outstanding notes only when such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

If you desire to tender outstanding notes pursuant to the exchange offer and (1) certificates representing such outstanding notes are not immediately available, (2) time will not permit your letter of transmittal, certificates representing such outstanding notes and all other required documents to reach the exchange agent on or prior to the expiration date, or (3) the procedures for book-entry transfer (including delivery of an agent’s message) cannot be completed on or prior to the expiration date, you may nevertheless tender such outstanding notes with the effect that such tender will be deemed to have been received on or prior to the expiration date if all the following conditions are satisfied:

•	you must effect your tender through an “eligible guarantor institution,” which is defined above under the heading “Guarantee of Signatures.”

•
a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an agent’s message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the expiration date as provided below; and

•
the certificates for the tendered notes, in proper form for transfer (or a book entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above), together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent’s message, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw tendered notes at any time before 5:00 p.m., New York City time, on the expiration date. For a withdrawal of tendered notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent on or prior to the expiration of the exchange offer at the address set forth herein. Any notice of withdrawal must:

•	specify the name of the person having tendered the outstanding notes to be withdrawn;

•
identify the outstanding notes to be withdrawn (including the certificate number(s) of the outstanding notes physically delivered) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC;

•
be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of such outstanding notes into the name of the person withdrawing the tender; and

•	specify the name in which any such notes are to be registered, if different from that of the registered holder.

If the outstanding notes have been tendered under the book entry delivery procedure described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC’s book entry transfer facility.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such outstanding notes in our sole discretion, and our determination will be final and binding on all parties. Any permitted withdrawal of notes may not be rescinded. Any notes properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. The exchange agent will return any withdrawn notes without cost to the holder promptly after withdrawal of the notes. Holders may retender properly withdrawn notes at any time before the expiration of the exchange offer by following one of the procedures described above under the heading “Procedures for Tendering Outstanding Notes.”

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any exchange notes for, any outstanding notes, and may terminate or amend the exchange offer before the expiration of the exchange offer, if:

•
we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; or

•
any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes or the qualification of the Indenture under the Trust Indenture Act of 1939. In any such event, we must use commercially reasonable efforts to obtain the withdrawal or lifting of any stop order at the earliest possible moment.

Effect of Not Tendering

To the extent outstanding notes are tendered and accepted in the exchange offer, the principal amount of outstanding notes will be reduced by the amount so tendered and a holder’s ability to sell untendered outstanding notes could be adversely affected. In addition, after the completion of the exchange offer, the outstanding notes will remain subject to restrictions on transfer. Because the outstanding notes have not been registered under the U.S. federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. The holders of outstanding notes not tendered will have no further registration rights, except that, under limited circumstances, we may be required to file a “shelf” registration statement for a continuous offer of outstanding notes.

Accordingly, the outstanding notes not tendered may be resold only:

•	to us or our subsidiaries;

•	pursuant to a registration statement which has been declared effective under the Securities Act;

•
for so long as the outstanding notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person the seller reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

•
pursuant to any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to us and the trustee), subject in each of the foregoing cases to any requirements of law that the disposition of the seller’s property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes.

Regulatory Approvals

Other than the U.S. federal securities laws, there are no U.S. federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Solicitation of Tenders; Fees and Expenses

We will bear the expenses of soliciting tenders and are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitation by telegraph, telecopy, telephone or in person.

We have not retained any dealer-manager in connection with the exchange offer. We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we may pay the exchange agent reasonable and customary fees for its services and may reimburse it for its reasonable out-of-pocket expenses.

We will pay the cash expenses incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and certain accounting and legal fees.

Holders who tender their outstanding notes for exchange will not be obligated to pay transfer taxes. However, if:

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Transfer Taxes

We will pay all transfer taxes, if any, required to be paid by us in connection with the exchange of the outstanding notes for the exchange notes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted for exchange be returned to, a person other than the registered holder, will be responsible for the payment of any transfer tax arising from such transfer.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will be charged to expense in accordance with generally accepted accounting principles.

The Exchange Agent

Wells Fargo Bank, National Association is serving as the exchange agent for the exchange offer. ALL EXECUTED LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE EXCHANGE AGENT AT THE ADDRESS LISTED BELOW. Questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address or telephone number listed below.

By Registered or Certified Mail:	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480

By Overnight Courier or Regular Mail:	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479
By Hand Delivery:	Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building―12th Floor Minneapolis, MN 55402
Confirm by Telephone:	(800) 344-5128

Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of exchange notes in the exchange offer. The net proceeds from the issuance of the outstanding notes were used to consummate the Acquisition. The outstanding notes bear interest at a rate of 8 7/8% per annum, in respect of the outstanding fixed rate notes and LIBOR (adjusted quarterly) plus 3.875% per annum, in respect of the outstanding floating rate notes, and mature on September 15, 2014. In consideration for issuing the exchange notes, we will receive in exchange the outstanding notes of like principal amount. The outstanding notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

CAPITALIZATION

The following table sets forth our cash and capitalization as of July 1, 2006 both on an actual basis and on a pro forma basis to give effect to the Acquisition. You should read this table in conjunction with the “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Selected Historical Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the related notes included elsewhere in this prospectus and the consolidated financial statements and the notes thereto appearing in our November 14, 2006 10-Q, incorporated by reference herein.

	As of July 1, 2006
	Actual	Pro Forma
	(in millions)
Cash	$35.3	$20.0

Long-term debt, including current portion:
Revolving Credit Facility(1)	$—	$20.0
Term B loans	—	675.0
Notes offered hereby	—	750.0
Senior subordinated notes	—	425.0
Other existing debt	1,135.8	26.7(2)

Total long-term debt, including current portion	1,135.8	1,896.7
Total stockholders’ equity	227.7	483.5(3)

Total capitalization	$1,363.5	$2,380.2

(1)
Our current revolving credit facility provides for available borrowings of $200.0 million. On the closing date of the Acquisition, $165.1 million of the revolving credit facility was available for borrowing.

(2)	Consists of capital leases that remained outstanding after the Acquisition.

(3)	Pro forma stockholders’ equity consists of cash equity investments in Berry Plastics Group.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth unaudited pro forma condensed consolidated financial information of Holdings as of and for the 26 weeks ended July 1, 2006 and July 2, 2005 and fiscal 2005 and have been derived by application of pro forma adjustments to our audited and unaudited historical consolidated financial statements included elsewhere in this prospectus. The unaudited pro forma condensed consolidated statements of operations give effect to the Acquisition as if it had occurred on the first day of the applicable period. The unaudited pro forma balance sheet gives effect to the Acquisition as if it had occurred on July 1, 2006.

The unaudited pro forma condensed consolidated financial information includes adjustments directly attributable to the Kerr Acquisition and the Acquisition that are expected to have a continuing impact on us. The pro forma adjustments are described in the notes accompanying the unaudited pro forma condensed consolidated financial information. The pro forma adjustments are based upon available information and certain assumptions we believe are reasonable.

The Acquisition has been accounted for using the purchase method of accounting. The final allocation of the purchase price in the Acquisition will be determined at a later date and depend on a number of factors, including the final valuation of our tangible and identifiable intangible assets acquired and liabilities assumed in the Acquisition. An independent third-party appraiser will perform a valuation of these assets as of the closing date of the Acquisition, and upon a final valuation the purchase allocation will be adjusted. Such final adjustments, including increases to depreciation and amortization resulting from the allocation of purchase price to amortizable tangible and intangible assets, may be material. This valuation will be based on the actual net tangible and intangible assets and liabilities that existed as of the closing date of the Acquisition. In addition, we will record an adjustment to stockholders’ equity at a later date to adjust the carryover basis of continuing ownership.

As a result of the Acquisition, Holdings is a wholly-owned by Berry Plastics Group with assets, liabilities and an equity structure that will not be comparable to historical periods.

The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations and financial condition would have been had the Kerr Acquisition and the Acquisition actually occurred as of the dates indicated, nor does it project our results of operations for any future period or our financial condition at any future date.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with “Risk Factors,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”  our historical consolidated financial statements included elsewhere in this prospectus and the consolidated financial statements and the notes thereto, appearing in our November 14, 2006 10-Q, incorporated by reference herein.

BPC Holding Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of July 1, 2006
(dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$35,251	$(15,251(a	))	$20,000
Accounts receivable (less allowance for doubtful accounts of $6,376 at July 1, 2006)	166,924	—		166,924
Inventories	163,354	—		163,354
Other current assets	37,868	—		37,868

Total current assets	403,397	(15,251)		388,146

Property, plant and equipment (less accumulated depreciation)	436,470	—		436,470
Intangible assets	833,419	1,014,894(b	)	1,848,313

Total assets	$1,673,286	$999,643		$2,672,929

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$97,310	$—		$97,310
Accrued interest	17,046	(17,046(c	))	—
Other current liabilities	74,804	—		74,804
Current portion of long-term debt	14,419	(1,200(d	))	13,219

Total current liabilities	203,579	(18,246)		185,333

Long-term debt, less current portion	1,121,401	762,039(e	)	1,883,440
Other liabilities	120,637	—		120,637

Total liabilities	1,445,617	743,793		2,189,410
Total stockholders’ equity	227,669	255,850(f	)	483,519

Total liabilities and stockholders’ equity	$1,673,286	$999,643		$2,672,929

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
(dollars in thousands)

(a) This adjustment reflects the elimination of cash of $35,251 not being acquired in the Acquisition plus a draw of $20,000 on the revolving line of credit at closing for general working capital purposes.
(b) The Acquisition will be accounted for as a purchase. Preliminarily, we have allocated the excess of the purchase price over the net assets acquired to goodwill (included in intangible assets). Under GAAP, goodwill is not amortized but is reviewed for impairment annually. We have not begun the process of reviewing our net assets to determine the amount of any write-up or write-down to fair value of the net assets acquired in connection with the Acquisition. Accordingly, the allocation described below is subject to change. If our non-goodwill assets are written up to fair value in connection with the Acquisition, our expenses in the future will be higher as a result of increased depreciation and amortization of our assets. Similarly, if our non-goodwill assets are written down to fair value, our depreciation and amortization will decrease in the future.

Purchase price	$2,223,300
Estimated transaction costs	110,219

Total consideration	2,333,519
Less: Net assets acquired(1)	1,318,625

Net adjustments(2)	$1,014,894

        (1) Net assets acquired equals the historical basis of the assets acquired $(1,638,035) less liabilities assumed in the Acquisition not reflected in the purchase price above $(319,410).
(2) Assumes a 100% step up in basis pursuant to purchase accounting. The final net adjustments will be lower to reflect an adjustment to stockholders’ equity at a later date relating to the carryover basis of continuing ownership. The Company currently estimates the step up will be limited by 11%.

(c) This adjustment reflects the elimination of the accrued interest as of July 1, 2006 on the debt being repurchased or repaid in connection with the Acquisition.
(d) This adjustment reflects the elimination of the current portion of long-term debt being repurchased or repaid in connection with the Acquisition offset by the current portion of the long-term debt being incurred to finance the Acquisition.

Current portion of debt being repurchased or repaid	$(7,950)
Current portion of debt being incurred	6,750

Net adjustment	$(1,200)

 (e) This adjustment reflects the incurrence of the long-term debt being incurred to finance the Acquisition offset by the elimination of the long-term debt being repurchased or repaid in connection with the Acquisition. This adjustment assumes all of the old notes are repurchased in the tender offer at the closing of the Acquisition.

Term B loans	$675,000
Revolving Credit Facility	20,000
Senior subordinated notes	425,000
Outstanding notes	750,000
Long-term debt being repurchased or repaid, less current portion	(1,107,961)

Net adjustment	$762,039

 (f) This adjustment reflects the increase to stockholders’ equity resulting from the equity capital being contributed.

BPC Holding Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the 26 Weeks Ended July 1, 2006
(dollars in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$731,078	$—		$731,078
Cost of goods sold	583,941	—		583,941

Gross profit	147,137	—		147,137
Operating expenses	70,282	1,639(a,h	)	71,921

Operating income (loss)	76,855	(1,639)		75,216
Other income	(299)	—		(299)
Interest expense, net	44,511	39,603(b	)	84,114

Income (loss) before taxes	32,643	(41,242)		(8,599)
Taxes (benefit)	14,731	(18,600(c	))	(3,869)

Net income (loss)	$17,912	$(22,642)		$(4,730)

Berry Plastics Holding Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the 26 Weeks Ended July 2, 2005
(dollars in thousands)

	Historical	Kerr(d)	Adjustments Relating to Kerr Acquisition	Adjustments Relating to the Transactions		Pro Forma
Net sales	$508,181	$168,315	$—	$—		$676,496
Cost of goods sold	417,493	139,108	—	—		556,601

Gross profit	90,688	29,207	—	—		119,895
Operating expenses	40,227	15,283	5,334(e )	1,500(a,h)		62,344

Operating income (loss)	50,461	13,924	(5,334)	(1,500)		57,551
Other expenses	1,569	7,351	—	—		8,920
Interest expense, net	30,123	4,343	8,081(f )	41,268(b	)	83,815
Debt extinguishment fee	7,045	—	—	(7,045(g	))	—

Income (loss) before taxes	11,724	2,230	(13,415)	(35,723)		(35,184)
Taxes (benefit)	6,174	701	(5,138)	(17,569(c	))	(15,832)

Net income (loss)	$5,550	$1,529	$(8,277)	$(18,154)		$(19,352)

BPC Holding Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For Fiscal 2005
(dollars in thousands)

	Historical	Kerr(d)	Adjustments Relating to Kerr Acquisition	Adjustments Relating to the Transactions		Pro Forma
Net sales	$1,169,704	$168,315	$—	$—		$1,338,019
Cost of goods sold	943,370	139,108	—	—		1,082,478

Gross profit	226,334	29,207	—	—		255,541
Operating expenses	110,545	15,283	5,334(e )	3,000(ah	)	134,162

Operating income (loss)	115,789	13,924	(5,334)	(3,000)		121,379
Other expenses	1,354	7,351	—	—		8,705
Interest expense, net	73,274	4,343	8,081(f )	82,163(b	)	167,861
Debt extinguishment fee	7,045	—	—	(7,045(g	))	—

Income (loss) before taxes	34,116	2,230	(13,415)	(78,118)		(55,187)
Taxes (benefit)	14,325	701	(5,138)	(34,723(c	))	(24,835)

Net income (loss)	$19,791	$1,529	$(8,277)	$(43,395)		$(30,352)

Notes to Unaudited Pro Forma Condensed Consolidated Statements of
Operations
(dollars in thousands)

(a) This adjustment reflects the estimated management fees that will be paid to the Sponsors after the Acquisition. It is calculated as the greater of $3,000 or 1.25% of Adjusted EBITDA per year.
(b) This adjustment reflects the elimination of the historical interest expense incurred on the debt being repurchased or repaid in connection with the Acquisition, including the elimination of the amortization of debt financing costs, offset by the estimated interest expense on the debt being incurred in connection with the Acquisition and the amortization of deferred financing costs incurred in connection therewith. New annual cash interest expense is assumed to be $162,930 related to the $750,000 in aggregate principal amount of outstanding notes, the $425,000 in aggregate principal amount of the senior subordinated notes, the term B loans under the senior secured credit facilities in the principal amount of $675,000 and existing capital leases. LIBOR used in the calculation of our assumed interest rates was 5.25%. A 0.125% increase in the variable interest rate on our variable rate borrowings would increase the foregoing annual cash interest expense by $1,125. This adjustment also assumes amortization of $43,063 of debt issuance costs on a straight-line basis over the life of the related debt. This would have resulted in non-cash interest expense for fiscal 2005, on a pro forma basis, of $600 for the revolving portion of the senior secured credit facilities, $1,700 for the term B loans under the senior secured credit facilities, $1,800 for the outstanding notes and $1,300 for the senior subordinated notes.
(c) This adjustment reflects the elimination of the historic tax expense on the income of the Company and Kerr and the new calculation of tax expense (benefit) based on a rate of 45% on pro forma pre-tax income.
(d) Reflects Kerr’s historical results of operations from January 2, 2005 through June 3, 2005.
(e) This adjustment reflects the addition of intangible amortization in connection with the Kerr Acquisition.
(f) This adjustment reflects the addition of interest expense in connection with the Kerr Acquisition.
(g) This adjustment reflects the elimination of deferred financing fees written off in connection with an amendment to our old senior secured credit facilities in 2005.
(h) The pro forma statements assume that the excess of the purchase price over the net assets acquired will all be allocated to goodwill. We have not begun the process of reviewing our assets to determine the amount of any write up or write down to fair value of our fixed assets or definite lived intangible assets. A $10,000 adjustment to our definite lived intangible assets would be a $500 annual adjustment to our amortization expense. A $5,000 adjustment to our fixed assets would be a $1,000 annual adjustment to our depreciation expense.

SELECTED HISTORICAL FINANCIAL DATA

The following selected financial data are derived from our consolidated financial statements. The data should be read in connection with the consolidated financial statements, related notes and other financial information included herein or which has been incorporated by reference into this prospectus. Our fiscal years are 52- or 53-week periods ending generally on the Saturday closest to December 31. All references herein to “2005,” “2004,” “2003,” “2002,” and “2001” relate to the fiscal years ended December 31, 2005, January 1, 2005, December 27, 2003, December 28, 2002, and December 29, 2001, respectively. The results under Holding’s prior ownership have been combined with results subsequent to the merger on July 22, 2002, whereby GS Berry Acquisition Corp., a newly formed entity controlled by various private equity funds affiliated with Goldman, Sachs & Co., merged with and into BPC Holding Corporation (the “Goldman merger”). The selected historical consolidated financial information for the 26 weeks ended July 1, 2006 and July 2, 2005 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Our historical consolidated financial information may not be comparable to or indicative of our future performance. For a discussion of certain factors that materially affect the comparability of the consolidated financial data or cause the data reflected herein not to be indicative of our future financial condition or results of operations, see “Risk Factors.”

For the purpose of this table, “Predecessor” refers to BPC Holding Corporation before the Goldman merger, and “Company” refers to BPC Holding Corporation after the Goldman merger but before the consummation of the Acquisition.

	Predecessor	Combined Company & Predecessor	Company	Company	Company	26 Weeks Ended
	Fiscal Year					July 2, 2005	July 1, 2006
	2001	2002	2003	2004	2005
	(dollars in thousands) (unaudited)

Statement of Income Data:
Net sales	$461,659	$494,303	$551,876	$814,213	$1,169,704	$508,181	$731,078
Cost of goods sold	338,000	371,273	420,750	639,329	943,370	417,493	583,941

Gross profit	123,659	123,030	131,126	174,884	226,334	90,688	147,137
Operating expenses(1)	70,192	77,467	59,936	81,008	110,545	40,227	70,282
Operating income	53,467	45,563	71,190	93,876	115,789	50,461	76,855
Other expenses (income)(2)	473	299	(7)	—	1,354	1,569	(299)
Loss on extinguished debt(3)	—	25,328	250	—	7,045	7,045	—
Interest expense, net(4)	54,355	49,254	45,413	53,185	73,274	30,123	44,511
Income (loss) before income taxes	(1,361)	(29,318)	25,534	40,691	34,116	11,724	32,643
Income taxes	734	3,298	12,486	17,740	14,325	6,174	14,731
Net income (loss)	(2,095)	(32,616)	13,048	22,951	19,791	5,550	17,912
Preferred stock dividends	9,790	6,468	—	—	—	—	—
Amortization of preferred stock discount	1,024	574	—	—	—	—	—
Net income (loss) attributable to common stockholders	$(12,909)	$(39,658)	$13,048	$22,951	$19,791	$5,550	$17,912

Balance Sheet Data (at period end):
Working capital(5)	$48,351	$71,468	$88,850	$118,981	$211,118	$154,675	$196,032
Total assets	446,876	760,576	1,015,806	1,005,144	1,647,830	1,553,641	1,673,286
Total debt	485,881	609,943	751,605	697,558	1,160,620	1,167,554	1,135,820
Stockholders’ equity (deficit)	(139,601)	75,163	152,591	183,891	203,388	182,692	227,669
Other Data:
Depreciation and amortization(6)	50,907	41,965	44,078	60,816	88,720	34,149	53,996
Capital expenditures	32,834	28,683	29,949	52,624	57,829	32,303	52,217

(1)	Operating expenses include $20,987 related to the Goldman merger during fiscal 2002.
(2)	Other expenses (income) consist of net losses (gains) on disposal of property and equipment and unrealized loss (gain) on investment in Southern Packaging.
(3)
In 2005, the loss on extinguished debt represents unamortized deferred financing costs on our existing term loan expensed as a result of an amendment to our old senior secured credit facilities. The loss on extinguished debt in 2003 represents the legal costs associated with amending our old senior secured credit facilities in connection with the Landis Acquisition. As a result of the retirement of outstanding indebtedness, $6,600 of existing deferred financing fees and $18,700 of prepayment fees and related charges were charged to expense in 2002 as a loss on extinguished debt.

(4)
Includes non-cash interest expense of $11,268, $2,476, $2,318, $1,862, $1,945, $982 and $954 in fiscal 2001, 2002, 2003, 2004, and 2005 and the 26 weeks ended July 2, 2005 and July 1, 2006, respectively.

(5)	Represents total current assets (other than cash) less total current liabilities (other than accrued interest and the current portion of long-term debt).
(6)	Depreciation and amortization excludes non-cash amortization of deferred financing fees and debt premium/discount amortization, which are included in interest expense.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition covers periods prior to the consummation of the Acquisition. Accordingly, the discussion and analysis of historical periods does not reflect the significant impact that the Acquisition will have on us, including significantly increased leverage and liquidity requirements. You should read the following discussion of our results of operations and financial condition with the “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Selected Historical Financial Data” and the audited condensed consolidated financial statements and related notes included elsewhere, or incorporated by reference, in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward looking statements. See “Disclosure Regarding Forward-Looking Statements.”

Overview

We believe we are one of the world’s leading manufacturers and suppliers of value-added plastic packaging products. We manufacture a broad range of innovative, high quality packaging solutions using our collection of over 1,500 proprietary molds and an extensive set of internally developed processes and technologies. We sell our packaging solutions to over 12,000 customers comprised of a favorable balance of leading national blue-chip customers as well as a collection of smaller local specialty businesses. We believe that our proprietary tools and technologies, low-cost manufacturing capabilities and significant operating and purchasing scale provide us with a competitive advantage in the marketplace. Our unique combination of leading market positions, proven management team, product and customer diversity and manufacturing and design innovation provides access to a variety of growth opportunities and has allowed us to achieve consistent organic volume growth in excess of market growth rates.

The Acquisition

On September 20, 2006, Merger Sub merged with and into Holdings pursuant to the Merger Agreement with Holdings, Berry Plastics Group and Merger Sub (a wholly-owned subsidiary of Berry Plastics Group). Pursuant to the Merger Agreement, we are now a wholly-owned subsidiary of Berry Plastics Group, the principal stockholder of which is Apollo.

In connection with the Acquisition, affiliates of the Sponsors, a minority investor, and certain members of our senior management team and other employees have invested cash of approximately $483.5 million in shares of Berry Plastics Group’s common stock.

The Acquisition was funded with shareholders’ equity and following debt components:

•	Proceeds from our issuance of $750.0 million aggregate principal amount of outstanding notes;

•	New borrowings of $675.0 million in Term B loans and $20.0 million under the revolving credit facility, both as available under the senior secured credit facilities; and

•	Proceeds from our issuance of $425.0 million aggregate principal amount of senior subordinated notes to Goldman.

Debt Service Obligations

Because we have a significant amount of indebtedness, our ability to generate sufficient cash flow from operations to pay our debt service obligations is a principal focus of management in our business planning and budgeting. Among the important factors that affect our cash flow is the extent to which we can offset the impact of plastic resin costs by maintaining a stable material spread, which is the difference between selling prices and resin costs on a per-pound basis. As discussed in more detail below under “Resin Cost Sensitivity”, our maintenance of a stable material spread is challenged in periods of rapid changes in raw material costs.

Our net cash provided by operating activities for the 26 weeks ended July 1, 2006 (“YTD”) was $87.1 million, compared to $51.4 million for the 26 weeks ended July 2, 2005 (“Prior YTD”). The increase of $35.7 million is primarily the result of improved operations as operating income before depreciation and amortization increased $46.2 million over the Prior YTD. While we anticipate that we will continue to generate sufficient cash flow to service our indebtedness over the next several years, a number of factors could adversely affect our ability to repay or refinance indebtedness, including those described under “Risk Factors—To service our indebtedness, we will require a significant amount of cash. Our ability to generate or borrow cash depends on many factors beyond our control”.

Critical Accounting Policies and Estimates

We disclose those accounting policies that we consider to be significant in determining the amounts to be utilized for communicating our consolidated financial position, results of operations and cash flows in the second note to our consolidated financial statements included elsewhere in this prospectus. Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with these principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results are likely to differ from these estimates, but management does not believe such differences will materially affect our financial position or results of operations, although no assurance can be given as to such effect. We believe that the following accounting policies are the most critical because they have the greatest impact on the presentation of our financial condition and results of operations.

Allowance for doubtful accounts. We evaluate our allowance for doubtful accounts on a quarterly basis and review any significant customers with delinquent balances to determine future collectibility. We base our determinations on legal issues (such as bankruptcy status), past history, current financial and credit agency reports, and the experience of our credit representatives. We reserve accounts that we deem to be uncollectible in the quarter in which we make the determination. We maintain additional reserves based on our historical bad debt experience. We believe that, based on past history and our credit policies, the net accounts receivable are of good quality. A ten percent increase or decrease in our bad debt experience would not have a material impact on our results of operations. Our allowance for doubtful accounts was $6.4 million and $5.8 million as of July 1, 2006 and December 31, 2005, respectively.

Inventory obsolescence. We evaluate our reserve for inventory obsolescence on a quarterly basis and review inventory on-hand to determine future salability. We base our determinations on the age of the inventory and the experience of our personnel. We reserve inventory that we deem to be not salable in the quarter in which we make the determination. We believe, based on past history and our policies and procedures, that our net inventory is salable. A ten percent increase or decrease in our inventory obsolescence experience would not have a material impact on our results of operations. Our reserve for inventory obsolescence was $8.4 million and $8.5 million as of July 1, 2006 and December 31, 2005, respectively.

Medical insurance. We offer our employees medical insurance that is primarily self-insured by us. As a result, we accrue a liability for known claims as well as the estimated amount of expected claims incurred but not reported. We evaluate our medical claims liability on a quarterly basis and obtain an independent actuarial analysis on an annual basis. Based on our analysis, we believe that our recorded medical claims liability should be sufficient. A ten percent increase or decrease in our medical claims experience would not have a material impact on our results of operations. Our accrued liability for medical claims was $5.1 million, including reserves for expected medical claims incurred but not reported, as of July 1, 2006 and December 31, 2005.

Workers’ compensation insurance. Starting in fiscal 2000, we converted the majority of our facilities to a large deductible program for workers’ compensation insurance. On a quarterly basis, we evaluate our liability based on third-party adjusters’ independent analyses by claim. Based on our analysis, we believe that our recorded workers’ compensation liability should be sufficient. A ten percent increase or decrease in our workers’ compensations claims experience would not have a material impact on our results of operations. Our accrued liability for workers’ compensation claims was $4.3 million and $4.7 million as of July 1, 2006 and December 31, 2005, respectively.

Revenue recognition. Revenue from sales of products is recognized at the time product is shipped to the customer at which time title and risk of ownership transfer to the purchaser.

Impairments of Long-Lived Assets. In accordance with the methodology described in FASB Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we review long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. No impairments were recorded in the financial statements included elsewhere in this prospectus.

Goodwill and Other Indefinite Lived Intangible Assets.  In accordance with the methodology described in SFAS No. 142, Goodwill and Other Intangible Assets, we review our goodwill and other indefinite lived intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Impairment losses are recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. In addition, we annually review our goodwill and other indefinite lived intangible assets for impairment. No impairments were recorded in the financial statements included elsewhere in this prospectus.

Deferred Taxes and Effective Tax Rates. We estimate the effective tax rates and associated liabilities or assets for each of our legal entities in accordance with FAS 109. We use tax-planning to minimize or defer tax liabilities to future periods. In recording effective tax rates and related liabilities and assets, we rely upon estimates, which are based upon our interpretation of United States and local tax laws as they apply to our legal entities and our overall tax structure. Audits by local tax jurisdictions, including the U.S. government, could yield different interpretations from our own and cause us to owe more taxes than originally recorded. For interim periods, we accrue our tax provision at the effective tax rate that we expect for the full year. As the actual results from our various businesses vary from our estimates earlier in the year, we adjust the succeeding interim periods’ effective tax rates to reflect our best estimate for the year-to-date results and for the full year. As part of the effective tax rate, if we determine that a deferred tax asset arising from temporary differences is not likely to be utilized, we will establish a valuation allowance against that asset to record it at its expected realizable value.

Pension. Pension benefit costs include assumptions for the discount rate, retirement age, and expected return on plan assets. Retiree medical plan costs include assumptions for the discount rate, retirement age, and health-care-cost trend rates. These assumptions have a significant effect on the amounts reported. Periodically, we evaluate the discount rate and the expected return on plan assets in our defined benefit pension and retiree health benefit plans. In evaluating these assumptions, we consider many factors, including an evaluation of the discount rates, expected return on plan assets and the health-care-cost trend rates of other companies; our historical assumptions compared with actual results; an analysis of current market conditions and asset allocations; and the views of advisers. In evaluating our expected retirement age assumption, we consider the retirement ages of our past employees eligible for pension and medical benefits together with our expectations of future retirement ages. We believe our pension and retiree medical plan assumptions are appropriate based upon the above factors. A one percent increase or decrease in our health-care-cost trend rates would not have a material impact on our results of operations. Also, a one quarter percentage point change in our discount rate or expected return on plan assets would not have a material impact on our results of operations.

Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, we believe that our consolidated financial statements provide a meaningful and fair perspective of Holdings and its consolidated subsidiaries. This is not to suggest that other risk factors such as changes in economic conditions, changes in material costs and others could not adversely impact our consolidated financial position, results of operations and cash flows in future periods.

Recent Acquisitions

On November 20, 2003, we acquired Landis for aggregate consideration of approximately $229.7 million, pursuant to which our wholly-owned subsidiary, Berry Plastics Acquisition Corporation IV, merged with and into Landis, and Landis became our wholly-owned subsidiary. The Landis Acquisition was funded through (i) the issuance of $85.0 million aggregate principal amount of the old notes, which resulted in gross proceeds of $95.2 million, (ii) aggregate net term loan borrowings of $54.1 million under our old senior secured credit facilities, after giving effect to the refinancing of our prior term loan, (iii) an aggregate common equity contribution of $62.0 million, consisting of contributions of $35.4 million by GS Capital Partners 2000, L.P. and its affiliates, $16.1 million by J.P. Morgan Partners Global Investors, L.P. and its affiliates, and an aggregate of $10.5 million from existing Landis shareholders and

(iv) cash on hand. We also agreed to acquire, for $32.0 million, four facilities that Landis leased from certain of its affiliates. Prior to the closing of the Landis Acquisition, we assigned our rights and obligations to purchase the four facilities owned by affiliates of Landis to an affiliate of W.P. Carey & Co., L.L.C. and then leased those four facilities from them.

On April 11, 2005, one of our subsidiaries, Berry Plastics de México, S. de R.L. de C.V., acquired all of the injection molding aerosol overcap and closure assets from Euromex Plastics, S.A. de C.V. (“Euromex”), an injection molding manufacturer located in Toluca, Mexico (the “Mexico Acquisition”), for aggregate consideration of approximately $8.2 million. The purchase was financed through borrowings under our revolving line of credit under our old senior secured credit facilities and cash on hand. The operations from the Mexico Acquisition have been included in our operations since the acquisition date.

On June 3, 2005, we acquired Kerr, a manufacturer and marketer of closures, bottles, vials, and tubes, for aggregate consideration of approximately $454.8 million, including direct costs associated with the acquisition. The operations from the Kerr Acquisition have been included in our operations since the acquisition date. The purchase price was financed through additional term loan borrowings under an amendment to our old senior secured credit facilities and cash on hand.

13 Weeks Ended July 1, 2006 (the “Quarter”) compared to the 13 Weeks Ended July 2, 2005 (the “Prior Quarter”)

Net Sales. Net sales increased 33% to $375.1 million for the Quarter from $282.9 million for the Prior Quarter. This $92.2 million increase included approximately $14.6 million or 5% due to the pass through of higher resin costs to our customers, increased base business volume of approximately $2.3 million or 1%, and acquisition volume of $75.3 million primarily attributable to the Kerr Acquisition or 27%. Our resin pounds sold, excluding acquired businesses, increased by 1% in the Quarter over the Prior Quarter. The following discussion in this section provides a comparison of net sales by business segment. Open top net sales increased $18.3 million from the Prior Quarter to $222.8 million for the Quarter. The increase in open top net sales was primarily a result of increased selling prices and base business volume growth in several of the division’s product lines with significant volume growth in the thermoformed PP drink cup line of 26%. Closed top net sales increased $73.9 million from the Prior Quarter to $152.3 million for the Quarter. The increase in closed top net sales can be primarily attributed to net sales in the Quarter from the Kerr Acquisition of $75.3 million and increased selling prices on base business partially offset by softness in the overcaps and base closure businesses.

Gross Profit. Gross profit increased by $26.4 million to $75.8 million (20% of net sales) for the Quarter from $49.4 million (17% of net sales) for the Prior Quarter. This 53% dollar increase includes the combined impact of the additional sales volume noted above, productivity improvement initiatives, our financial and mechanical resin hedging programs, and the timing effect of the 5% increase in net selling prices due to higher resin costs passed through to our customers. The increase in gross profit percentage from 17% in the Prior Quarter to 20% in the Quarter can be primarily attributed to the 5% increase in net selling prices due to higher resin costs passed through to our customers and improvements in the margins of acquired businesses, partially offset by increased raw material costs. In addition, in the Prior Quarter, an expense of $0.7 million was charged to cost of goods sold related to the write-up and subsequent sale of Kerr’s finished goods inventory to fair market value in accordance with purchase accounting. Significant productivity improvements were made since the Prior Quarter, including the installation of state-of-the-art equipment at several of our facilities. These productivity improvements were more than offset by increased costs from inflation such as higher energy prices.

Operating Expenses. Selling expenses increased by $2.1 million to $9.7 million for the Quarter from $7.6 million for the Prior Quarter principally as a result of increased selling expenses associated with higher sales, including the Kerr Acquisition, partially offset by cost reduction efforts. General and administrative expenses increased by $7.5 million from $9.5 million for the Prior Quarter to $17.0 million for the Quarter primarily as a result of general and administrative expenses from the Kerr Acquisition, increased accrued employee bonus expense, and $1.0 million of stock option expense recorded in the Quarter. Research and development expenses increased by $0.5 million over the Prior Quarter primarily due to the Kerr Acquisition and increased development efforts. Amortization of intangibles increased $3.3 million from the Prior Quarter to $5.3 million in the Quarter primarily due to the amortization of intangible assets from the Kerr Acquisition. Transition expenses related to integrating acquired businesses were $2.7 million and $0.4 million in the Quarter and Prior Quarter, respectively. This increase of $2.3 million is primarily due to costs associated with the Kerr Acquisition in the Quarter.

Interest Expense, Net. Net interest expense decreased $0.9 million to $22.5 million for the Quarter compared to $23.4 million for the Prior Quarter primarily due to a write off of unamortized deferred financing fees of $7.0 million as a result of an amendment to our old senior secured credit facilities in the Prior Quarter partially offset by interest expense on additional indebtedness utilized to finance the Kerr Acquisition.

Income Taxes. For the Quarter, we recorded income tax expense of $7.4 million or an effective tax rate of 43%. The effective tax rate is greater than the statutory rate due to the impact of state taxes and foreign location losses for which no benefit was currently provided. The increase of $5.0 million from $2.4 million in the Prior Quarter, or an effective tax rate of 57%, was primarily attributed to the increase in income before income taxes.

Net Income. Net income was $9.7 million for the Quarter compared to $1.8 million for the Prior Quarter for the reasons discussed above.

26 Weeks Ended July 1, 2006 (“YTD”) Compared to 26 Weeks Ended July 2, 2005 (“Prior YTD”)

Net Sales. Net sales increased $222.9 million, or 43%, to $731.1 million for the YTD from $508.2 million for the Prior YTD with an approximate 7% increase in net selling price due to higher resin costs passed through to our customers. Our base business volume, excluding selling price changes and acquired business, increased by approximately $3.6 million or 1% in the YTD over the Prior YTD. Including acquired business, on a pro forma basis, but excluding selling price changes, our total sales volume increased by approximately 3% in the YTD over the Prior YTD. Our resin pounds sold, excluding acquired businesses, increased by 1% in the YTD over the Prior YTD. The following discussion in this section provides a comparison by business segment. Open top net sales increased $40.7 million from the Prior YTD to $429.1 million for the YTD. The increase in open top net sales was primarily a result of increased selling prices and base business volume growth in several of the division’s product lines with significant volume growth in the thermoformed PP drink cup line of 24%. Closed top net sales increased $182.2 million from the Prior YTD to $302.0 million for the YTD. The increase in closed top net sales can be primarily attributed to net sales in the YTD from the Kerr Acquisition and Mexico Acquisition of $181.9 million and $1.8 million, respectively, and increased selling prices partially offset by softness in the overcaps and base closure businesses.

Gross Profit. Gross profit increased by $56.4 million to $147.1 million (20% of net sales) for the YTD from $90.7 million (18% of net sales) for the Prior YTD. This 62% dollar increase was primarily attributed to the increased sales volume noted above. The increase in gross profit percentage from 18% in the Prior YTD to 20% in the YTD can be primarily attributed to the 7% increase in net selling prices due to higher resin costs passed through to our customers as well as improvements in the margins of acquired businesses, partially offset by increased raw material costs. In addition, in the Prior YTD, an expense of $0.7 million was charged to cost of goods sold related to the write-up and subsequent sale of Kerr’s finished goods inventory to fair market value in accordance with purchase accounting. Significant productivity improvements were made since the Prior YTD, including the addition of state-of-the-art injection molding, thermoforming and post molding equipment at several of our facilities.

Operating Expenses. Selling expenses increased by $5.2 million to $20.1 million for the YTD from $14.9 million for the Prior YTD principally as a result of increased selling expenses associated with higher sales partially offset by cost reduction efforts. General and administrative expenses increased $13.4 million from $18.4 million for the Prior YTD to $31.8 million for the YTD primarily as a result of general and administrative expenses from the Kerr Acquisition, increased accrued employee bonus expense, and $2.0 million of stock option expense recorded YTD. Research and development expenses increased by $1.4 million over the Prior YTD primarily due to the Kerr Acquisition and increased development efforts. An increase of amortization of intangibles of $6.9 million for the YTD from the Prior YTD is primarily due to the amortization of intangible assets from the Kerr Acquisition. Transition expenses related to integrating acquired businesses were $3.8 million and $0.7 million in the YTD and Prior YTD, respectively. This increase of $3.1 million is primarily due to costs associated with the Kerr Acquisition.

Interest Expense, Net. Net interest expense increased $7.3 million to $44.5 million for the YTD compared to $37.2 million for the Prior YTD primarily due to increased rates of interest on borrowings and increased borrowings to finance the Kerr Acquisition partially offset by a write off of unamortized deferred financing fees of $7.0 million as a result of an amendment to our old senior secured credit facilities in the Prior YTD.

Income Taxes. For the YTD, we recorded income tax expense of $14.7 million or an effective tax rate of 45%. The effective tax rate was greater than the statutory rate due to the impact of state taxes and foreign location losses for which no benefit was currently provided. The increase of $8.5 million from $6.2 million in the Prior YTD, or an effective tax rate of 53%, was attributed to the increase in income before income taxes.

Net Income. Net income was $17.9 million for the YTD compared to $5.6 million for the Prior YTD for the reasons discussed above.

Year Ended December 31, 2005 Compared to Year Ended January 1, 2005

Net Sales. Net sales increased 44% to $1,169.7 million in 2005 from $814.2 million in 2004. This $355.5 million increase included approximately $89.5 million or 11% due to the pass through of higher resin costs to our customers, increased base business volume of approximately $32.7 million or 4%, and acquisition volume of $233.3 million or 29%. In 2005, we reorganized our operations into two reportable segments: open top and closed top. The realignment occurred in an effort to integrate the operations of acquired businesses, better service our customers, and provide a more efficient organization. Prior periods have been restated to be aligned with the new reporting structure in order to provide comparable results. Open top net sales increased $116.4 million in 2005 primarily due to the higher selling prices noted above and strong base business volume growth. The open top division recorded base business volume growth in several product categories with the thermoformed drink cup product line volume increasing over 40% in 2005. Closed top net sales increased $239.0 million with the Kerr Acquisition and Mexico Acquisition providing closed top net sales of approximately $229.1 million and $4.2 million, respectively in 2005. The increase in closed top net sales was primarily a result of the Kerr Acquisition and Mexico Acquisition and increased selling prices on base business.

Gross Profit. Gross profit increased $51.4 million from $174.9 million (21% of net sales) in 2004 to $226.3 million (19% of net sales) in 2005. This increase of 29% includes the combined impact of the additional sales volume, productivity improvement initiatives, our financial and mechanical resin hedging programs, and the timing effect of the 11% increase in net selling prices due to higher resin costs passed through to our customers. This was partially offset by increased raw material costs and increased manufacturing costs primarily due to cost inflation. The decline in gross profit percentage from 21% in 2004 to 19% in 2005 can be attributed in part to the mathematical effect of the 11% increase in net selling prices due to higher resin costs passed through to our customers. Also, the historical margin percentage of the business acquired in the Kerr Acquisition was significantly less than our historical gross margin percentage, which reduced our consolidated margin percentage. In addition, an expense of $0.7 million was charged to cost of goods sold in 2005 related to the write-up and subsequent sale of Kerr’s finished good inventory to fair market value in accordance with purchase accounting. We have continued to consolidate products and business of recent acquisitions to the most efficient tooling and plant location, providing customers with improved products and customer service.

Operating Expenses. Selling expenses increased by $7.7 million to $34.1 million for 2005 from $26.4 million for 2004 principally as a result of increased selling expenses associated with higher sales partially offset by cost reduction efforts. General and administrative expenses increased from $38.5 million to $49.5 million in 2005. This increase of $11.0 million can be primarily attributed to general and administrative expenses from the Kerr Acquisition and increased accrued bonus expenses. Research and development costs increased $2.3 million to $6.1 million in 2005 primarily as a result of the Kerr Acquisition and increased development efforts. Intangible asset amortization increased from $6.5 million in 2004 to $15.6 million for 2005, primarily as a result of additional intangible assets resulting from the Kerr Acquisition. Other expenses were $5.2 million for 2005 compared to $5.8 million for 2004. Other expenses in 2005 primarily relate to transition expenses as a result of the Kerr Acquisition and Mexico Acquisition. Other expenses in 2004 include transition expenses of $4.0 million related to the Landis Acquisition and $1.8 million related to the shutdown and reorganization of facilities.

Interest Expense, Net. Net interest expense, including amortization of deferred financing costs and debt premium, for 2005 was $80.3 million (7% of net sales) compared to $53.2 million (7% of net sales) in 2004, an increase of $27.1 million. This increase is primarily attributed to a write off of unamortized deferred financing fees of $7.0 million as a result of an amendment to our old senior secured credit facilities, additional indebtedness utilized to finance the Kerr Acquisition, and increased rates of interest on borrowings.

Income Taxes. In 2005, we recorded income tax expense of $14.3 million, or an effective tax rate of 42%, compared to $17.7 million, or an effective tax rate of 44%, in 2004. The decrease of $3.4 million can be attributed to a decrease in net income before income taxes for the reasons stated above. The effective tax rate is greater than the statutory rate due to the impact of state taxes and foreign location losses.

Net Income. We recorded net income of $19.8 million in 2005 compared to $23.0 million in 2004 for the reasons stated above.

Year Ended January 1, 2005 Compared to Year Ended December 27, 2003

Net Sales. Net sales increased 48% to $814.2 million in 2004 from $551.9 million in 2003. This $262.3 million increase included approximately $23.5 million or 4% due to the pass through of higher resin costs to our customers, increased base business volume of approximately $29.5 million or 6%, and acquisition volume of $209.3 million or 38%. In 2005, we reorganized our operations into two reportable segments: open top and closed top. The realignment occurred in an effort to integrate the operations of acquired businesses, better service our customers, and provide a more efficient organization. Prior periods have been restated to be aligned with the new reporting structure in order to provide comparable results. Open top net sales increased $254.6 million in 2004 primarily due to the higher selling prices noted above, acquisition volume, and strong base business volume growth. The Landis Acquisition provided open top net sales of approximately $227.9 million in 2004 versus $20.1 million in 2003. Due to the movement of business between the acquired Landis facilities and our pre-existing facilities, the amount of sales related to the Landis Acquisition is estimated. The open top division recorded base business volume growth in several product categories with the thermoformed drink cup product line volume increasing over 93% in 2004. Closed top net sales increased $7.7 million primarily due to the higher selling prices noted above and increased volume in the U.S. closure product line.

Gross Profit. Gross profit increased $43.8 million from $131.1 million (24% of net sales) in 2003 to $174.9 million (21% of net sales) in 2004. This increase of 33% includes the combined impact of the additional sales volume, productivity improvement initiatives, and the timing effect of the 4% increase in net selling prices due to higher resin costs passed through to our customers partially offset by increased raw material costs. The historical margin percentage of the business acquired in the Landis Acquisition was significantly less than our historical gross margin percentage, which reduced our consolidated margin percentage. We have continued to consolidate products and business of recent acquisitions to the most efficient tooling, providing customers with improved products and customer service. As part of the Landis integration, in the fourth quarter of 2003, we closed our Monticello, Indiana facility, which was acquired in the Landis Acquisition. The business from this location was distributed throughout our facilities. In addition, we completed the integration of the Landis facilities in 2004 to our integrated computer software system. Also, significant productivity improvements were made on the base business in 2004, including the addition of state-of-the-art injection molding, thermoforming and post molding equipment at several of our facilities.

Operating Expenses. Selling expenses increased by $2.5 million to $26.4 million for 2004 from $23.9 million principally as a result of increased selling expenses associated with higher sales partially offset by cost reduction efforts. General and administrative expenses increased from $25.7 million to $38.5 million in 2004. This increase of $12.8 million can be primarily attributed to the Landis Acquisition and increased accrued bonus expenses. Research and development costs increased $0.3 million to $3.8 million in 2004 primarily as a result of the Landis Acquisition. Intangible asset amortization increased from $3.3 million in 2003 to $6.5 million for 2004, primarily as a result of additional intangible assets resulting from the Landis Acquisition. Other expenses were $5.8 million for 2004 compared to $3.6 million for 2003. Other expenses in 2004 include transition expenses of $4.0 million related to the Landis Acquisition and $1.8 million related to the shutdown and reorganization of facilities. Other expenses in 2003 include transition expenses of $1.5 million related to recently acquired businesses and reorganization of facilities, $1.1 million related to the shutdown of facilities, and $1.0 million related to an acquisition that was not completed.

Interest Expense, Net. Net interest expense, including amortization of deferred financing costs and debt premium, for 2004 was $53.2 million (7% of net sales) compared to $45.7 million (8% of net sales) in 2003, an increase of $7.5 million. This increase is primarily attributed to additional indebtedness utilized to finance the Landis Acquisition partially offset by decreased rates of interest on borrowings and debt principal reductions.

Income Taxes. In 2004, we recorded income tax expense of $17.7 million for income taxes, or an effective tax rate of 44%, compared to $12.5 million, or an effective tax rate of 49%, for fiscal 2003. The effective tax rate is greater than the statutory rate due to the impact of state taxes and foreign location losses for which no benefit was currently provided. The increase of $5.2 million over 2003 can be primarily attributed to improved operating performance.

Net Income. We recorded net income of $23.0 million in 2004 compared to $13.0 million in 2003 for the reasons stated above.

Income Tax Matters

As of December 31, 2005, we had unused operating loss carryforwards of $65.9 million for federal income tax purposes which begin to expire in 2012. Alternative minimum tax credit carryforwards of approximately $6.4 million are available to us indefinitely to reduce future years’ federal income taxes. As a result of the Acquisition and Kerr Acquisition, the unused operating loss carryforward is subject to an annual limitation. We are in the process of finalizing the computation to determine the limitation due to the Acquisition and the Kerr Acquisition and have preliminarily estimated the aggregate limit as a result of the Acquisition and Kerr Acquisition to be approximately $29.6 million per year. As part of the effective tax rate calculation, if we determine that a deferred tax asset arising from temporary differences is not likely to be utilized, we will establish a valuation allowance against that asset to record it at its expected realizable value. Our valuation allowance against deferred tax assets was $6.7 million and $6.2 million as of December 31, 2005 and January 1, 2005, respectively.

Liquidity and Capital Resources

We are a highly leveraged company, having incurred substantial debt as part of the Acquisition, including the outstanding notes which we are hereby offering to exchange for the exchange notes, which will result in a significant increase in our interest expense in future periods. Payments required to service this indebtedness will substantially increase our liquidity requirements as compared to prior years. Our primary sources of liquidity are cash flow from operations and funds available under our senior secured credit facilities. We expect that ongoing requirements for debt service and capital expenditures will be funded from these sources of funds.

The Acquisition was funded with shareholders’ equity and the following debt components:

•	Proceeds from our issuance of $750.0 million aggregate principal amount of outstanding notes;

•	New borrowings of $675.0 million in Term B loans and $20.0 million under the revolving credit facility, both as available under the senior secured credit facilities; and

•	Proceeds from our issuance of $425.0 million aggregate principal amount of senior subordinated notes to Goldman.

As of September 20, 2006, we had $1,895.4 million of total indebtedness outstanding as follows (in $ millions):

	Total Debt at September 20, 2006	Short-Term Debt and Current Maturities of Long-Term Debt	Long-Term Portion
Senior secured credit facilities:
Term B Loans	$675.0	$5.1	$669.9
Revolving Credit Facility	20.0	—	20.0
Senior Subordinated notes	425.0	—	425.0
Outstanding Notes	750.0	—	750.0
Capital Leases	25.4	6.3	19.1

	$1,895.4	$11.4	$1,884.0

We have a further $165.1 million available under the revolving credit facility, which is part of our senior secured credit facilities. Any borrowings under the revolving credit facility would be available to fund our working capital requirements, capital expenditures and for other general corporate purposes. The term B loans under the senior secured facilities require scheduled quarterly payments beginning in December 2006, each equal to 0.25% of the original principal amount of the loans for the first 6 years and 3 quarters. The remaining balance of the term B loans is due and payable in full in September 2013. The revolving credit facility is available until September 2012. The outstanding notes will, and if exchanged the exchange notes will, mature on September 15, 2014 and the senior subordinated notes will mature on September 15, 2016. Our senior secured credit facilities, the outstanding notes and the senior subordinated notes are guaranteed by substantially all of our existing, and certain of our future, domestic subsidiaries.

Our senior secured credit facilities contain various restrictive covenants. They prohibit us from prepaying indebtedness that is junior to such debt (subject to certain exceptions) and require us to maintain our secured leverage ratio below a maximum ratio. In addition, our senior secured credit facilities, among other things, limit our ability to incur indebtedness or liens, make investments or declare or pay dividends. The Indentures governing the notes and the senior subordinated notes, among other things: (i) limit our ability and the ability of our subsidiaries to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments and enter into certain transactions with affiliates; and (ii) place restrictions on our ability and the ability of our subsidiaries to merge or consolidate with any other person or sell, assign, transfer, convey or otherwise dispose of all or substantially all of our assets. However, all of these covenants are subject to significant exceptions. For more information, see “Description of Other Indebtedness” and “Description of the Notes.”

Our ability to make scheduled payments of principal, to pay interest on, or to refinance our indebtedness, including the outstanding notes or, if exchanged, the exchange notes, or to fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Based on our current level of operations, we believe that cash flow from operations and available cash, together with available borrowings under our senior secured credit facilities, will be adequate to meet our short-term liquidity needs.

We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior secured credit facilities in an amount sufficient to enable us to pay our indebtedness, including the outstanding notes or, if exchanged, the exchange notes, or to fund our other liquidity needs. If we consummate an acquisition, our debt service requirements could increase. We may need to refinance all or a portion of our indebtedness, including the outstanding notes or, if exchanged, the exchange notes, on or before maturity. In addition, upon the occurrence of certain events, such as a change of control, we could be required to repay or refinance our indebtedness. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior secured credit facilities and the outstanding notes or, if exchanged, the exchange notes, on commercially reasonable terms or at all. See “Risk Factors—Risk Factors Related to an Investment in the Notes—We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.”

Contractual Obligations and Off Balance Sheet Transactions

As of December 31, 2005, after giving pro forma effect to the Acquisition, our contractual obligations would have included the following:

	Payments Due by Period at December 31, 2005
Pro Forma Contractual Obligations	Total	< 1 year	1-3 years	4-5 years	> 5 years
	(dollars in thousands)
Term B loans	$675,000	$6,750	$13,500	$13,500	$641,250
Revolving Credit Facility	20,000	—	—	—	20,000
Outstanding notes	750,000	—	—	—	750,000
Senior subordinated notes	425,000	—	—	—	425,000
Other long-term debt—capital leases	31,048	6,925	9,743	6,351	8,029
Interest on long-term debt obligations(1)	1,335,063	161,313	322,625	322,625	528,500
Operating lease obligations	187,804	25,015	40,797	33,157	88,835
Purchase obligations(2)	61,504	61,504	—	—	—
Totals	$3,485,419	$261,507	$386,665	$375,633	$2,461,614

(1)	Based on long-term debt obligations outstanding as of July 1, 2006 after giving pro forma effect to the Acquisition.

(2)	Represents open purchase commitments for purchases of resin and capital expenditures in the normal course of operations.

Cash Flow

Net cash provided by operating activities was $87.1 million for the YTD compared to $51.4 million for the Prior YTD. The increase of $35.7 million is primarily the result of improved operations as operating income before depreciation and amortization increased $46.2 million over the Prior YTD. Net cash provided by operating activities was $101.5 million in 2005 as compared to $75.2 million in 2004. This increase of $26.3 million can be primarily attributed to improved operating performance partially offset by increased working capital needs due to revenue growth and increased resin costs. Net cash provided by operating activities was $75.2 million in 2004 as compared to $79.8 million in 2003. This decrease of $4.6 million can be primarily attributed to increased working capital needs due to revenue growth, increased resin costs, and increased quantities of resin as a result of strategic prepurchases of resins partially offset by improved operating performance.

Net cash used for investing activities decreased from $498.7 million for the Prior YTD to $52.2 million for the YTD primarily as a result of the Kerr Acquisition in the Prior YTD. Capital spending of $52.2 million in the YTD included $6.1 million for buildings and systems, $14.2 million for molds, $22.4 million for molding and decorating machines, and $9.5 million for accessory equipment and systems. Net cash used for investing activities increased from $45.5 million in 2004 to $520.0 million in 2005 primarily as a result of the Kerr Acquisition and Mexico Acquisition in 2005. Our capital expenditure budget for 2006 is expected to be approximately $90.0 million, which includes a significant amount of expenditures for capacity additions and other growth opportunities across our business, as well as expenditures related to cost-saving opportunities and our estimated annual level of maintenance capital expenditures of approximately $22.0 million. Net cash used for investing activities decreased from $265.7 million in 2003 to $45.5 million in 2004 primarily as a result of the Landis Acquisition in 2003 and the receipt of $7.4 million in 2004 related to the working capital adjustment from the Landis Acquisition. In addition, Berry Plastics U.K. Limited, one of our foreign subsidiaries, sold the manufacturing equipment, inventory, and accounts receivable of its U.K. milk cap business to Portola Packaging U.K. Limited. The transaction valued at approximately $4.0 million closed in April 2004. The U.K. milk cap business represented less than $3.0 million of our annual consolidated net sales. Capital expenditures in 2005 were $57.8 million, an increase of $5.2 million from $52.6 million in 2004. Capital expenditures in 2005 included investments of $9.0 million for facility additions and renovations, production systems and offices necessary to support production operating levels throughout the company, $19.7 million for molds, $10.4 million for molding and decorating equipment, and $18.7 million for accessory equipment and systems.

Net cash used for financing activities was $24.6 million for the YTD compared to $452.7 million provided by financing activities in the Prior YTD. This change of $477.3 million can be primarily attributed to the financing obtained in connection with the Kerr Acquisition in the Prior YTD. In addition, in June 2006, we made a voluntary prepayment of $20.0 million on our old senior term loan facility. Net cash provided by financing activities was $443.2 million in 2005 as compared to cash used for financing activities of $55.7 million in 2004. The change can be primarily attributed to the financing of the Kerr Acquisition and Mexico Acquisition in 2005. Net cash used for financing activities was $55.7 million in 2004 as compared to cash provided by financing activities of $196.8 million in 2003. The change can be primarily attributed to the Landis Acquisition financing in 2003 and the voluntary prepayment of $45.0 million on our old senior term loans in 2004.

Increased working capital needs occur whenever we experience strong incremental demand or a significant rise in the cost of raw material, particularly plastic resin. However, we anticipate that our cash interest, working capital and capital expenditure requirements for 2006 will be satisfied through a combination of funds generated from operating activities and cash on hand, together with borrowings under our senior secured credit facilities. We base such belief on historical experience and the substantial funds available under our senior secured credit facilities. However, we cannot predict our future results of operations and our ability to meet our obligations involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section. In particular, increases in the price of resin which we are unable to pass through to our customers or significant acquisitions could severely impact our liquidity.

Interest Rate Sensitivity

We are exposed to market risk from changes in interest rates primarily through our senior secured credit facilities. Our senior secured credit facilities comprise of (i) a $675.0 million term loan and (ii) a $200.0 million revolving credit facility. Borrowings under our senior secured credit facilities bear interest, at our option, at either an alternate base rate or an adjusted LIBOR rate for a one-, two-, three- or six month interest period, or a nine- or twelve-month period, if available to all relevant lenders, in each case, plus an applicable margin. The alternate base rate is the mean the greater of (i) Credit Suisse’s prime rate and (ii) one-half of 1.0% over the weighted average of rates on overnight Federal Funds as published by the Federal Reserve Bank of New York. The adjusted LIBOR rate is determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the applicable loan and the maximum reserve percentages established by the Board of Governors of the U.S. Federal Reserve to which our lenders are subject.

Resin Cost Sensitivity

We are exposed to market risk from changes in plastic resin prices that could impact our results of operations and financial condition. We purchased approximately $385.0 million of resin in fiscal 2005 with approximately 23% of our resin pounds, on a pro forma basis, being HDPE, 11% LDPE, 62% PP, 3% PET and 1% other. We have contractual price escalators and de-escalators tied to the price of resin with customers representing more than 60% of net sales that result in price increases/decreases to these customers in a relatively short period of time, typically quarterly. In addition, we have historically had success in passing through price increases and decreases in the price of resin to customers without indexed price agreements. Less than 10% of our net sales are generated from arrangements that exhibit fixed-price characteristics, and we have at times and may continue to enter into negotiated purchase agreements with resin suppliers to lock-in a level of profitability on these arrangements. We also opportunistically pursue resin forward hedging transactions in order to manage our resin spend and further align our costs with our prices to our customers. We can further seek to mitigate the effect of resin price movements through our ability to accommodate raw material switching for certain products between HDPE and PP as prices fluctuate and reducing the quantity of resin in certain of our products. We believe that using the methods described above we have a proven strategy for managing changes in resin prices as evidenced by our consistent profitability and earnings growth throughout recent periods of historically high resin volatility. We plan to pursue opportunities to purchase resin jointly with other Apollo portfolio companies which we anticipate should generate further benefits in terms of our ability to further manage our material.

Our plastic resin purchasing strategy is to deal with only high-quality, dependable suppliers, such as Basell, Chevron, Dow, ExxonMobil, Huntsman, Lyondell, Nova, Sunoco and Total. We believe that we have maintained strong relationships with these key suppliers and expect that such relationships will continue into the foreseeable future. The resin market is a global market and, based on our experience, we believe that adequate quantities of plastic resins will be available at market prices, but we can give you no assurances as to such availability or the prices thereof.

BUSINESS

Our Company

We believe we are one of the world’s leading manufacturers and suppliers of value-added plastic packaging products. We manufacture a broad range of innovative, high quality packaging solutions using our collection of over 1,500 proprietary molds and an extensive set of internally developed processes and technologies. Our principal products include open top containers, drink cups, bottles, closures and overcaps, tubes and prescription vials which we sell into a diverse selection of attractive and stable end markets, including food and beverage, healthcare, personal care, quick service and family dining restaurants, custom and retail. We sell our packaging solutions to over 12,000 customers comprised of a favorable balance of leading national blue-chip customers as well as a collection of smaller local specialty businesses. We believe that our proprietary tools and technologies, low-cost manufacturing capabilities and significant operating and purchasing scale provide us with a competitive advantage in the marketplace. Our unique combination of leading market positions, proven management team, product and customer diversity and manufacturing and design innovation provides access to a variety of growth opportunities and has allowed us to achieve consistent organic volume growth in excess of market growth rates.

We operate in the plastic packaging segment of the $109 billion U.S. packaging sector, which accounted for $39 billion, or 36%, of total U.S. packaging industry sales in 2003. Demand for plastic packaging products is driven by the consumption of consumer products including food, beverages, pharmaceuticals and personal care products. The U.S. plastic packaging industry is expected to grow 5.2% per year to $65 billion in sales, or 43% of the total U.S. packaging market, by 2013. According to Freedonia, while the packaging industry as a whole is expected to grow at 3.4% per year, plastic packaging has and is expected to continue to outpace the growth of other packaging types as a result of conversions from paper, metal and glass to plastic due to cost and performance advantages. These advantages include plastic’s inherent weight benefits, shatter resistance, barrier properties, printability, strength, resistance to rust and ease of dispensing. In addition, further growth in plastic packaging has been enhanced by technological advances that continue to reduce product costs, enhance plastic performance and improve graphics characteristics.

Our Strengths

We believe that our consistent financial performance is the direct result of the following competitive strengths:

Leading positions across a broad product offering. Through quality manufacturing, innovative product design, a focus on customer service and a skilled and dedicated workforce, we have achieved leading competitive positions in the majority of our major product lines including thinwall, pry-off, dairy and clear PP containers; drink cups; spice and pharmaceutical bottles and prescription vials; and spirits, continuous thread and pharmaceutical closures. We believe that our leading market positions enable us to attract blue chip customers, cross-sell products, launch new products and maintain high margins relative to our competitors.

Large, diverse and stable customer base. We sell our products to over 12,000 customers in a diverse base of industries, including pharmaceuticals, food, dairy and health and beauty. Our top 10 customers accounted for less than 30% of net sales and our largest customer accounted for less than 7% of net sales for fiscal 2005. Our co-design capabilities and proactive approach to customer service makes us an integral part of our customers’ long-term marketing and packaging decisions. This commitment to service and quality has resulted in numerous single-source and long-term relationships. For example, the average term of our relationships with our top 10 customers is 21 years. We have received numerous service, quality and package design awards from customers including Alberto Culver, Bayer, Clorox, Kraft and Perseco (McDonald’s).

Strong organic growth through continued focus on best-in-class technology and innovation. We believe that our manufacturing technology and expertise are among the best in the industry and that we are a leader in manufacturing expertise and new product innovation, as evidenced by our offering of an extensive proprietary product line of value-added plastic packaging in North America. We currently own over 1,500 proprietary molds and have pioneered a variety of production processes such as what we believe to be the world’s largest deep draw PP thermoforming system for drink cups. Other recent examples of product design successes include an innovative prescription package for Target Stores, a proprietary flip-top closure for tubes and our Vent Band™ compression closure for isotonic beverages (e.g., Gatorade®). This skill set has allowed us to consistently achieve annual organic volume growth in excess of market growth rates. We focus our research and development efforts on high value-added products that offer unique performance characteristics and provide opportunities to achieve premium pricing and further enhance our strategic position with our customers. Our sales force of over 100 dedicated professionals works collaboratively with our customers’ marketing departments in identifying and delivering new package designs.

Scale and low-cost operations drive profitability. We are one of the largest domestic manufacturers and suppliers of plastic packaging products and we believe we are one of the lowest cost manufacturers in the industry. We believe our size enables us to achieve superior operating efficiencies and financial results through several scale-driven advantages. Our large, high volume equipment and flexible, cross-facility manufacturing capabilities result in lower unit-production costs than many of our competitors as we can leverage our fixed costs, higher capacity utilization and longer production runs. Our scale also enhances our purchasing power and lowers our cost of raw materials such as resin. In addition, as a result of the strategic location of our 25 manufacturing facilities and our national footprint of several warehouse and distribution facilities which are located near our customers, we have broad distribution capabilities, which reduce shipping costs and allow for quick turnaround times to our customers. In addition, each of our over 240 managers is charged with meeting specific productivity improvement targets each year, with a material amount of their compensation tied to their performance versus these targets.

Ability to pass through changes in the price of resin. We have generally been able to pass through to our customers increases in costs of raw materials, especially resin, the principal raw material used in manufacturing our products. Historically, we have consistently grown our earnings even during periods of volatility in raw material markets. We have contractual price escalators/de-escalators tied to the price of resin with customers representing more than 60% of net sales that result in relatively rapid price adjustments to these customers. In addition, we have experienced high success rates in quickly passing through increases and decreases in the price of resin to customers without indexed price agreements. We plan to pursue opportunities to purchase resin jointly with other Apollo portfolio companies which we anticipate should generate further benefits in terms of our ability to further manage our material.

Track record of strong, stable free cash flow. Our strong earnings, combined with our modest capital expenditure profile, limited working capital requirements and relatively low cash taxes due to various tax attributes result in the generation of significant free cash flow. We have a consistent track record of generating high free cash flow as a percentage of net sales relative to our plastic packaging peers. In addition, the capital expenditures required to support our targeted manufacturing platforms and market segments is lower than in many other areas of the plastic packaging industry.

Motivated management team with highly successful track record. We believe our management team is among the deepest and most experienced in the packaging industry. Our 12 senior executives possess an average of 20 years of packaging industry experience, and have combined experience of over 236 years at Berry. The senior management team includes President and CEO Ira Boots, who has been with us for 28 years, and COO Brent Beeler and CFO Jim Kratochvil, who have each been with us for over 21 years. This team has been responsible for developing and executing our strategy that has generated a track record of earnings growth and strong free cash flow. In addition, management has successfully integrated 22 acquisitions since 1988, and has generally achieved significant reductions in manufacturing and overhead costs of acquired companies by introducing advanced manufacturing processes, reducing headcount, rationalizing facilities and tools, applying best practices and capitalizing on economies of scale. Members of our senior management team and certain other employees own approximately 23% of the equity of Berry Plastics Group on a fully diluted basis.

Our Strategy

Our goal is to maintain and enhance our market position and leverage our core strengths to increase profitability and maximize free cash flow. Our strategy to achieve these goals includes the following elements:

Increase sales to our existing customers. We believe we have significant opportunities to increase our share of the packaging purchases made by our over 12,000 existing customers as we expand our product portfolio and extend our existing product lines. For example, our open top and closed top divisions are penetrating new markets with new products such as plastic ice cream containers, thermoformed PP containers in the prepared foods and deli packaging market, extruded bottles for shaving can systems in the shave gel market, and plastic pry-off containers in the home improvement market. We believe our broad and growing product lines will allow us to capitalize on the corporate consolidation occurring among our customers and the continuing consolidation of their vendor relationships. With our extensive manufacturing capabilities, product breadth and national distribution capabilities, we can provide our customers with a cost-effective, single source from which to purchase a broad range of their plastic packaging needs. For example, we were recently awarded all the cultured dairy container business from Dean Foods, in addition to the single source position we already maintain with respect to Dean Foods frozen foods plastic packaging.

Aggressively pursue new customers. We intend to aggressively pursue new customer relationships in order to drive additional organic growth. We believe that our national direct sales force, our ability to offer new customers a cost-effective, single source from which to purchase a broad range of plastic packaging products and our proven ability to design innovative new products position us well to continue to grow and diversify our customer base. For example, our proprietary deep draw polypropylene thermoforming technology has allowed us to recently add Yum! Brands as a customer.

Manage costs and capital expenditures to drive free cash flow and returns on capital. We continually focus on reducing our costs in order to maintain and enhance our low-cost position. We employ a team culture of continuous improvement operating under an ISO management system and employing Six Sigma throughout the organization. Our principal cost-reduction strategies include (i) leveraging our scale to reduce material costs, (ii) efficiently reinvesting capital into our manufacturing processes to maintain technological leadership and achieve productivity gains, (iii) focusing on ways to streamline operations through plant and overhead rationalization and (iv) monitoring and rationalizing the number of vendors from which we purchase materials in order to increase our purchasing power. Return on capital is a key metric throughout the organization and we require that capital expenditures meet certain return thresholds, which encourages prudent levels of spending on expansion and cost saving opportunities.

Selectively pursue strategic acquisitions. In addition to the significant growth in earnings and cash flow we expect to generate from organic volume growth and continued cost reductions, we believe that there is an opportunity for future growth through selective and prudent acquisitions. Our industry is highly fragmented and our customers are focused on working with a small set of key vendors. We have a successful track record of executing and integrating acquisitions, having completed 22 acquisitions since 1988, and have developed an expertise in synergy realization. We intend to continue to apply a selective and disciplined acquisition strategy, which is focused on improving our financial performance in the long-term and further developing our scale and diversity in new or existing product lines.

Products, Markets and Customers

The product categories on which we focus utilize similar manufacturing processes, share common raw materials (principally PP and PE resin) and sell into end markets where customers demand innovative packaging solutions and quick and seamless design and delivery. We organize our business into two operating divisions: open top and closed top.

The following table displays our net sales by division for each of the past five fiscal years. Additional financial information about our business segments is provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements”, which are included elsewhere in this prospectus.

($ in millions)	2001	2002	2003	2004	2005
Open Top	$329.3	$360.4	$404.6	$659.2	$775.7
Closed Top	132.4	133.9	147.3	155.0	394.0
Total Net Sales	$461.7	$494.3	$551.9	$814.2	$1,169.7

Open Top

Our open top division is comprised of three product categories: containers, drink cups, and housewares. The largest end-uses for our containers are food products, building products,

chemicals and dairy products. We believe that we offer one of the broadest product lines among U.S.-based injection-molded plastic container and drink cup manufacturers and are a leader in thermoformed container and drink cup offerings, which provide a superior combination of value and quality relative to competing processes. Many of our open top products are manufactured from proprietary molds that we develop and own, which results in significant switching costs to our customers. In addition to a complete product line, we have sophisticated printing capabilities and in-house graphic arts and tooling departments, which allow us to integrate ourselves into, and add material value to, our customers’ packaging design process. Our product engineers work directly with customers to design and commercialize new drink cups and containers. In order to identify new markets and applications for existing products and opportunities to create new products, we rely extensively on our national sales force. Once these opportunities are identified, our sales force works with our product design engineers and artists to satisfy customers’ needs. Our low-cost manufacturing capability with plants strategically located throughout the United States and a dedication to high-quality products and customer service have allowed us to further develop and maintain strong relationships with our attractive base of franchise customers. We have a diverse customer base for our open top products, and no single open top customer exceeded 7% of our total net sales in fiscal 2005. Our primary competitors include Airlite, Huhtamaki, Letica, Polytainers, Radnor Holdings and Solo. These competitors individually only compete on certain of our open top products, whereas we offer the entire selection of open top products described below.

Containers. We manufacture a collection of nationally branded container products and also seek to develop customized container products for niche applications by leveraging of our state-of-the-art design, decoration and graphic arts capabilities. This mix allows us to both achieve significant economies of scale, while also maintaining an attractive portfolio of specialty products. Our container capacities range from 4 ounces to 5 gallons and are offered in various styles with accompanying lids, bails and handles, some of which we produce, as well as a wide array of decorating options.

Drink Cups. We believe that we are the largest provider of large size thermoformed PP and injection-molded plastic drink cups in the United States. We are the leading producer of 32 ounce or larger thermoformed PP drink cups and offer a product line with sizes ranging from 12 to 44 ounces. Our thermoform process uses PP instead of more expensive polystyrene in producing deep draw drink cups to generate a cup of superior quality with a material competitive cost advantage versus thermoformed polystyrene drink cups. Additionally, we produce injection-molded plastic cups that range in size from 12 to 64 ounces. Primary markets for our plastic drink cups are quick service and family dining restaurants, convenience stores, stadiums and retail stores. Many of our cups are decorated, often as promotional items, and we believe we have a reputation in the industry for innovative, state-of-the-art graphics.

Housewares. Our participation in the housewares market is focused on producing semi-disposable plastic housewares and plastic garden products. Examples of our products include plates, bowls, pitchers, tumblers and outdoor flowerpots. We sell virtually all of our products in this market through major national retail marketers and national chain stores, such as Wal-Mart. PackerWare is our recognized brand name in these markets and PackerWare branded products are often co-branded by our customers. Our strategy in this market has been to provide high value to consumers at a relatively modest price, consistent with the key price points of the retail marketers. We believe outstanding service and the ability to deliver products with timely combination of color and design further enhance our position in this market. This focus allowed PackerWare to be named Wal-Mart’s category manager for its entire seasonal housewares department.

Closed Top

Our closed top division is comprised of three product categories; closures and overcaps, prescription vials and bottles and tubes. We believe that this line of products gives us a competitive advantage in being able to provide a complete plastic package to our customers. We have a number of leading positions in which we have been able to leverage this capability such as prescription vial packages and Tab II® pharmaceutical packages. Our design center and product development engineers, combined with our world class manufacturing facilities, give us the ability to take projects from concept to end product. We utilize the latest in manufacturing technology, from mold design to vision systems, to meet our high quality standards. We have a diverse customer base for our closed top products, and no single closed top customer exceeded 3% of our total net sales in fiscal 2005. Our primary competitors include Alcoa, Cebal, Graham Packaging, Owens-Illinois, Phoenix, Rexam, Seaquist and Silgan. These competitors individually only compete on certain of our closed top products. We believe that we are the only industry participant that offers the entire product line of closed top products described below.

Closures and Overcaps. We are a leading producer of closures and overcaps in many of our product lines including continuous thread and child resistant closures and aerosol overcaps. We currently sell our closures into numerous end markets, including pharmaceutical, vitamin and nutritional, healthcare, food and beverage and personal care. In addition to traditional closures, we are a provider of a wide selection of custom closure solutions including fitments and plugs for medical applications, cups and spouts for liquid laundry detergent and dropper bulb assemblies for medical and personal care applications. Further, we believe that we are the leading domestic producer of injection-molded aerosol overcaps. Our aerosol overcaps are used in a wide variety of consumer goods including spray paints, household and personal care products, insecticides and numerous other commercial and consumer products. We believe our technical capabilities, expertise and low cost position have allowed us to become the leading provider of closures and overcaps to a diverse set of leading companies in the markets we serve. Our manufacturing advantage is driven by our position on the forefront of various processes including the latest in single and bi-injection technology, molding of thermoplastic and thermoset resins, compression molding of thermoplastic resins, accurate reproduction of colors and proprietary packing technology that minimizes freight cost and warehouse space. Many of our overcaps and closures are manufactured from proprietary molds, which we develop and own and which results in significant switching costs to our customers. In addition, we utilize state of the art lining, assembly, and decorating equipment in secondary operations. We have a strong reputation for quality and have received numerous “Supplier Quality Achievement Awards” from customers in different markets.

Prescription Vials and Bottles. Our prescription vial and bottle businesses target similar markets as our closure business. We believe we are the leading supplier of spice containers in the United States and have a leadership position in various vitamin and nutritional markets, as well as selling bottles into prescription and pharmaceutical applications. Additionally, we are a leading supplier in the prescription vial market, supplying a complete line of amber plastic vials with both one-piece and two-piece child-resistant closures. We offer a variety of personal care packages, and see the personal care market as a strong opportunity to grow our business. While offering a set of stock bottles in the vitamin and nutritional markets, our design capabilities, along with internal engineering strength give us the ability to compete on customized designs to provide differentiation from traditional packages. We expect our bottle segment to experience continued growth in the healthcare product line, as the patented child resistant and senior friendly Tab II® product offering gains popularity. Our strong product offerings in continuous threaded, child-resistant, and tamper-evident closures, make “one-stop”

shopping available to many key customers. We offer our customers decorated bottles with hot stamping, silk screening and labeling.

Tubes. We believe that we are one of the largest suppliers of plastic squeeze tubes in the United States. We offer a complete line of tubes from ½” to 2 3/16” in diameter. Our focus has been to ensure that we are able to meet the increasing trend towards large diameter tubes with high-end decoration. The majority of our tubes are sold in the personal care market, focusing on products like facial/cold creams, shampoos, conditioners, bath/shower gels, lotions, sun care, hair gels and anti-aging creams. We also sell our tubes into the pharmaceutical and household chemical markets. We believe that our ability to provide creative package designs, with state of the art decorating, combined with a complementary line of dispensing closures, makes us a preferred supplier for many customers in our target markets.

Marketing and sales

We reach our large and diversified base of over 12,000 customers primarily through our direct field sales force of over 100 dedicated professionals. Our field sales, production and support staff meet with customers to understand their needs and improve our product offerings and services. While certain of these field sales representatives are focused on individual product lines, our team is encouraged to sell all of our products to serve the needs of our customers. We believe that a direct field sales force is able to better focus on target markets and customers, with the added benefit of permitting us to control pricing decisions centrally. We also utilize the services of third party manufacturing representatives to assist our direct sales force. Highly skilled customer service representatives are strategically located throughout our facilities to support the national field sales force. In addition, telemarketing representatives, marketing managers and sales/marketing executives oversee the marketing and sales efforts. Manufacturing and engineering personnel work closely with field sales personnel and customer service representatives to satisfy customers’ needs through the production of high-quality, value-added products and on-time deliveries.

Our sales force is also supported by technical specialists and our in-house graphics and design personnel. Our graphic arts department includes computer-assisted graphic design capabilities and in-house production of photopolymer printing plates. We also have a centralized color matching and materials blending department that utilizes a computerized spectrophotometer to insure that colors match those requested by customers.

Manufacturing

We manufacture our products utilizing several primary molding methods including: injection, thermoforming, compression, tube extrusion and blow molding. These processes begin with raw plastic pellets, which are then converted into finished products. In the injection process, the raw pellets are melted to a liquid state and injected into a multi-cavity steel mold where the resin is allowed to solidify to take the final shape of the part. In the thermoform process, the raw resin is softened to the point where sheets of material are drawn into multi-cavity molds and formed over the molds to form the desired shape. Compression molding is a high-speed process that begins with a continuously extruded plastic melt stream that is cut while remaining at molding temperature and carried to the mold cavity. Independent mold cavities close around the molten plastic, compressing it to form the part, which is cooled and ejected. In the tube extrusion process, we extrude resin that is solidified in the shape of a tube and then cut to length. The tube then has the head added by using another extruder that extrudes molten resin into a steel die where the cut tube is inserted into the steel die. In blow molding we use three blow molding systems: injection, extrusion, and stretch blow. Injection blow molding involves injecting molten resin into a multiple cavity steel die and allowing it to solidify into a preform. The parts are then indexed to a blow station where high-pressure air is used to form the preform into the bottle. In extrusion blow molding, we extrude molten plastic into a long tube and then aluminum dies clamp around the tube and high-pressure air is used to form the bottle. In stretch blow molding, we inject molten plastic into a multi-cavity steel mold where the parts are allowed to cool in the mold until they are solidified. The parts are then brought to a stretch blow molding machine where they are reheated and then placed in aluminum dies where high pressure air is used to form the bottle.

The final cured parts are transferred from the primary molding process to corrugated containers for shipment to customers or for post-molding secondary operations (offset printing, labeling, lining, silkscreening, handle applications, etc.). We believe that our molding, handling, and post-molding capabilities are among the best in the industry. Our overall manufacturing philosophy is to be a low-cost producer by using (1) high-speed molding machines, (2) modern multi-cavity hot runner, cold runner and insulated runner molds, (3) extensive material handling automation and (4) sophisticated post-molding technology. We utilize state-of-the-art robotic packaging processes for large volume products, which enable us to reduce breakage while lowering warehousing and shipping costs. Each plant has maintenance capability to support molding and post-molding operations. We have historically made, and intend to continue to make, significant capital investments in plant and equipment because of our objectives to improve productivity, maintain competitive advantages and foster continued growth. Capital expenditures for 2006 are expected to be approximately $90.0 million, which includes a significant amount of expenditures for capacity additions and other growth opportunities across our business as well as expenditures related to cost-saving opportunities and our estimated annual level of maintenance capital expenditures of approximately $22.0 million.

Research and product development and design

We believe our technology base and research and development support are among the best in the plastics packaging industry. Using three-dimensional computer aided design technology, our full time product designers develop innovative product designs and models for the packaging market. We can simulate the molding environment by running unit-cavity prototype molds in small injection-molding machines for research and development of new products. Production molds are then designed and outsourced for production by various companies with which we have extensive experience and established relationships or built by one of our two in-house tooling divisions located in Evansville and Chicago. Our engineers oversee the mold-building process from start to finish. We currently have a collection of over 1,500 proprietary molds. Many of our customers work in partnership with our technical representatives to develop new, more competitive products. We have enhanced our relationships with these customers by providing the technical service needed to develop products combined with our internal graphic arts support.

Additionally, at our technical center in Lancaster, Pennsylvania, we prototype new ideas, conduct research and development of new products and processes, and qualify production molding systems that go directly to our facilities and into production. We also have a complete product testing and quality laboratory at our technical center. With this combination of manufacturing simulation and quality systems support we are able to improve time to market and reduce cost. We spent $3.9 million, $6.1 million, $3.8 million and $3.5 million on research and development in the 26 weeks ended July 1, 2006 and fiscal years 2005, 2004, and 2003, respectively.

We also utilize our in-house graphic design department to develop color and styles for new products. Our design professionals work directly with our customers to develop new styles and use computer-generated graphics to enable our customers to visualize the finished product.

Quality assurance

Each plant extensively utilizes Total Quality Management philosophies, including the use of statistical process control and extensive involvement of employee teams to increase productivity. This teamwork approach to problem-solving increases employee participation and provides necessary training at all levels. Our teams also utilize the Six Sigma methodology to improve internal processes and provide a systematic approach to problem solving resulting in improved customer service. The drive for team work and continuous improvement is an ongoing quality focus. All of our facilities are ISO9001/2000 certified or are working toward such certification. Certification requires a demonstrated compliance by a company with a set of shipping, trading and technology standards promulgated by the International Organization for Standardization (“ISO”). Extensive testing of parts for size, color, strength and material quality using statistical process control techniques and sophisticated technology is also an ongoing part of our quality assurance activities.

Systems

All of our facilities are on the same integrated accounting and control system that allows for consistency in reporting and efficient consolidation. This enterprise resource planning (“ERP”) system produces complete financial and operational reports and is expandable to add new features and/or locations as we grow. All of our facilities, excluding the Milan facility and one Kerr facility, utilize the manufacturing applications of our standard ERP system. The remaining Kerr facility is scheduled to be converted to the manufacturing applications of the system by the end of the first quarter of fiscal 2007. We also utilize many other applications to support business processes.

Sources and availability of raw materials

The most important raw material purchased by us is plastic resin. We purchased approximately $385.0 million of resin in fiscal 2005 with approximately 23% of our resin pounds, on a pro forma basis, being HDPE, 11% LDPE, 62% PP, 3% PET and 1% other. We have contractual price escalators and de-escalators tied to the price of resin with customers representing more than 60% of net sales that result in price increases/decreases to these customers in a relatively short period of time, typically quarterly. In addition, we have historically had success in passing through price increases and decreases in the price of resin to customers without indexed price agreements. Less than 10% of our net sales are generated from arrangements that exhibit fixed-price characteristics, and we have at times and may continue to enter into negotiated purchase agreements with resin suppliers to lock-in a level of profitability on these arrangements. We also opportunistically pursue resin forward hedging transactions in order to manage our resin spend and further align our costs with our prices to our customers. We can further seek to mitigate the effect of resin price movements through our ability to accommodate raw material switching for certain products between HDPE and PP as prices fluctuate and reducing the quantity of resin in certain of our products. We feel that based upon the combination of the methods described above we have the ability to manage changes in resin prices as evidenced by our consistent profitability and earnings growth throughout recent periods of historically high resin volatility. We plan to pursue opportunities to jointly purchase resin with other Apollo portfolio companies. These joint-purchasing opportunities should generate further benefits in terms of our ability to manage our material.

Our plastic resin purchasing strategy is to deal with only high-quality, dependable suppliers, such as Basell, Chevron, Dow, ExxonMobil, Huntsman, Lyondell, Nova, Sunoco and Total. We believe that we have maintained strong relationships with these key suppliers and expect that such relationships will continue into the foreseeable future. The resin market is a global market and, based on our experience, we believe that adequate quantities of plastic resins will be available at market prices, but we can give you no assurances as to such availability or the prices thereof.

Employees

As of July 1, 2006, we had approximately 6,800 employees. Poly-Seal Corporation, a wholly owned subsidiary, and the United Steelworkers of America are parties to a collective bargaining agreement which expires in April 2009. As of July 1, 2006, approximately 300 employees of Poly-Seal Corporation, all of which are located in our Baltimore facility, were covered by this agreement. None of our other domestic employees are covered by collective bargaining agreements. We believe our relations with our employees are good.

Patents and trademarks

We rely on a combination of patents, trade secrets, unpatented know-how, trademarks, copyrights and other intellectual property rights, nondisclosure agreements and other protective measures to protect our proprietary rights. We do not believe that any individual item of our intellectual property portfolio is material to our current business. We employ various methods, including confidentiality and non-disclosure agreements with third parties, employees and consultants, to protect our trade secrets and know-how. We have licensed, and may license in the future, patents, trademarks, trade secrets, and similar proprietary rights to and from third parties.

Properties

We believe that our property and equipment are well maintained, in good operating condition and adequate for our present needs.

The following table sets forth our principal manufacturing facilities:

Location	Square Footage	Use	Owned/Leased
Evansville, IN	552,000	Headquarters and manufacturing	Owned
Evansville, IN	223,000	Manufacturing	Leased
Henderson, NV	175,000	Manufacturing	Owned
Iowa Falls, IA	100,000	Manufacturing	Owned
Charlotte, NC	150,000	Manufacturing	Owned
Lawrence, KS	424,000	Manufacturing	Owned
Suffolk, VA	110,000	Manufacturing	Owned
Monroeville, OH	350,000	Manufacturing	Owned
Norwich, England	88,000	Manufacturing	Owned
Woodstock, IL	170,000	Manufacturing	Owned
Streetsboro, OH	140,000	Manufacturing	Owned
Baltimore, MD	244,000	Manufacturing	Owned
Milan, Italy	125,000	Manufacturing	Leased
Chicago, IL	472,000	Manufacturing	Leased
Richmond, IN	160,000	Manufacturing	Owned
Syracuse, NY	215,000	Manufacturing	Leased
Phoenix, AZ	266,000	Manufacturing	Leased
Ahoskie, NC	150,000	Manufacturing	Owned
Bowling Green, KY	168,000	Manufacturing	Leased
Sarasota, FL	74,000	Manufacturing	Owned
Jackson, TN	211,000	Manufacturing	Leased
Anaheim, CA	248,000	Manufacturing	Leased
Cranbury, NJ	204,000	Manufacturing	Leased
Easthampton, MA	210,000	Manufacturing	Leased
Oxnard, CA	110,000	Manufacturing	Leased
Toluca, Mexico	172,000	Manufacturing	Leased
	5,511,000

Environmental matters and government regulation

Our past and present operations and our past and present ownership and operations of real property are subject to extensive and changing federal, state, local and foreign environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposition of wastes, and cleanup of contaminated soil and ground water, or otherwise relating to the protection of the environment. We believe that we are in substantial compliance with applicable environmental laws and regulations. However, we cannot predict with any certainty that we will not in the future incur liability, which could be significant under environmental statutes and regulations with respect to non-compliance with environmental laws, contamination of sites formerly or currently owned or operated by us (including contamination caused by prior owners and operators of such sites) or the off-site disposal of regulated materials, which could be material.

We may from time to time be required to conduct remediation of releases of regulated materials at our owned or operated facilities. None of our pending remediation projects are expected to result in material costs. Like any manufacturer, we are also subject to the possibility that we may receive notices of potential liability in connection with materials that were sent to third-party recycling, treatment, and/or disposal facilities under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (“CERCLA”), and comparable state statutes, which impose liability for investigation and remediation of contamination without regard to fault or the legality of the conduct that contributed to the contamination, and for damages to natural resources. Liability under CERCLA is retroactive, and, under certain circumstances, liability for the entire cost of a cleanup can be imposed on any responsible party. No such notices are currently pending which are expected to result in material costs.

The Food and Drug Administration (“FDA”) regulates the material content of direct-contact food and drug packages, including certain packages we manufacture pursuant to the Federal Food, Drug and Cosmetics Act. Certain of our products are also regulated by the Consumer Product Safety Commission (“CPSC”) pursuant to various federal laws, including the

Consumer Product Safety Act and the Poison Prevention Packaging Act. Both the FDA and the CPSC can require the manufacturer of defective products to repurchase or recall such products and may also impose fines or penalties on the manufacturer. Similar laws exist in some states, cities and other countries in which we sell our products. In addition, laws exist in certain states restricting the sale of packaging with certain levels of heavy metals, imposing fines and penalties for non-compliance. Although we use FDA approved resins and pigments in our products that directly contact food and drug products and believe they are in material compliance with all such applicable FDA regulations, and we believe our products are in material compliance with all applicable requirements, we remain subject to the risk that our products could be found not to be in compliance with such requirements.

The plastics industry, including us, is subject to existing and potential federal, state, local and foreign legislation designed to reduce solid wastes by requiring, among other things, plastics to be degradable in landfills, minimum levels of recycled content, various recycling requirements, disposal fees and limits on the use of plastic products. In particular, certain states have enacted legislation requiring products packaged in plastic containers to comply with standards intended to encourage recycling and increased use of recycled materials. In addition, various consumer and special interest groups have lobbied from time to time for the implementation of these and other similar measures. We believe that the legislation promulgated to date and such initiatives to date have not had a material adverse effect on us. There can be no assurance that any such future legislative or regulatory efforts or future initiatives would not have a material adverse effect on us.

Legal proceedings

We are party to various legal proceedings involving routine claims which are incidental to our business. Although our legal and financial liability with respect to such proceedings cannot be estimated with certainty, we believe that any ultimate liability would not be material to our financial condition.

MANAGEMENT

Executive Officers, Officer and Directors

The following table provides information regarding the executive officers, officers and certain members of the board of directors of Berry Plastics Group, of which we are a wholly owned subsidiary, following the consummation of the Acquisition.

Name	Age	Title
Ira G. Boots	52	President, Chief Executive Officer and Director
R. Brent Beeler	53	Executive Vice President and Chief Operating Officer
James M. Kratochvil	50	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Anthony M. Civale	32	Director
Patrick J. Dalton	38	Director
Donald C. Graham	73	Director
Steven C. Graham	47	Director
Joshua J. Harris	41	Director
Robert V. Seminara	34	Director

The following table provides information regarding the executive officers, officers and certain members of the board of directors of Berry Plastics Holding Corporation following the consummation of the Acquisition.

Name	Age	Title
Ira G. Boots	52	President, Chief Executive Officer and Director
R. Brent Beeler	53	Executive Vice President and Chief Operating Officer
James M. Kratochvil	50	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Anthony M. Civale	32	Director
Robert V. Seminara	34	Director

Ira G. Boots has been President and Chief Executive Officer since June 2001 of Holdings and Berry Plastics Corporation, and a Director of Holdings and Berry Plastics Corporation since April 1992. Prior to that, Mr. Boots served as Chief Operating Officer of Berry Plastics Corporation since August 2000 and Vice President of Operations, Engineering and Product Development of Berry Plastics Corporation since April 1992. Mr. Boots was employed by our predecessor company from 1984 to December 1990 as Vice President, Operations.

R. Brent Beeler was named Executive Vice President and Chief Operating Officer of Holdings and Berry Plastics Corporation in May 2005. He formerly served as President—Containers and Consumer Products of Berry Plastics Corporation since October 2003 and has been an Executive Vice President of Holdings since July 2002. He had been Executive Vice President and General Manager—Containers and Consumer Products of Berry Plastics Corporation since October 2002 and was Executive Vice President and General Manager—Containers since August 2000. Prior to that, Mr. Beeler was Executive Vice President, Sales and Marketing of Berry Plastics Corporation since February 1996 and Vice President, Sales and Marketing of Berry Plastics Corporation since December 1990. Mr. Beeler was employed by our predecessor company from October 1988 to December 1990 as Vice President, Sales and Marketing and from 1985 to 1988 as National Sales Manager.

James M. Kratochvil has been Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Holdings and Berry Plastics Corporation since December 1997. He formerly served as Vice President, Chief Financial Officer and Secretary of Berry Plastics Corporation since 1991, and as Treasurer of Berry Plastics Corporation since May 1996. He formerly served as Vice President, Chief Financial Officer and Secretary of Holdings since 1991. Mr. Kratochvil was employed by our predecessor company from 1985 to 1991 as Controller.

Anthony M. Civale has been a member of our Board of Directors since the consummation of the Acquisition. Mr. Civale is a Partner at Apollo, where he has worked since 1999. Prior to that time, Mr. Civale was employed by Deutsche Bank Securities in the Corporate Finance Department. Mr. Civale also serves on the boards of directors of Goodman Global Holdings, Inc. and Covalence Specialty Materials Corp.

Patrick J. Dalton has been a member of our Board of Directors since the consummation of the Acquisition. Mr. Dalton is a Partner and member of the Investment Committee of Apollo Investment Management, L.P., Apollo’s business development corporation, where he has worked since 2004. Prior to that time, Mr. Dalton was employed by Goldman, Sachs & Co. in the Principal Investment Area. Mr. Dalton has served, or was an observer, on the boards of directors of Berry Plastics Corporation, Playpower Inc., Pro Mach Inc., and Hanley Wood, LLC as well as a number of other private companies.

Donald C. Graham founded the Graham Group, an industrial and investment concern, and has been a member of our Board of Directors since the consummation of the Acquisition. The Graham Group is engaged in a broad array of businesses, including industrial process technology development, capital equipment production, and consumer and industrial products manufacturing. Mr. Graham founded Graham Packaging Company, in which he sold a controlling interest in 1998. The Graham Group’s three legacy industrial businesses operate in more than 80 locations worldwide, with combined sales of more than $2.75 billion. Mr. Graham currently serves on the board of directors of Western Industries, Inc., Supreme Corq LLC, National Diversified Sales, Inc., Infiltrator Systems, Inc., Touchstone Wireless Repair and Logistics LP, Nurture, Inc., Graham Engineering Corporation and Graham Architectural Products Corporation.

Steven C. Graham founded Graham Partners and has been a member of our Board of Directors since the consummation of the Acquisition. Prior to founding Graham Partners in 1998, Mr. Graham oversaw the Graham Group’s corporate finance division starting in 1988. Prior to 1988, Mr. Graham was a member of the investment banking division of Goldman, Sachs & Co., and was an Acquisition Officer for the RAF Group, a private equity investment group. Mr. Graham currently serves on the board of directors of Graham Architectural Products Corporation, Western Industries, Inc., National Diversified Sales, Inc., HB&G Building Products, Inc., Nailite International, Inc., Dynojet, Inc., Supreme Corq LLC, Line-X, LLC, Abrisa Industrial Glass, Inc., Infiltrator Systems, Inc., The Masonry Group LLC, and ICG Commerce Holdings, Inc.

Joshua J. Harris has been a member of our Board of Directors since the consummation of the Acquisition. Mr. Harris is a founding Senior Partner at Apollo and has served as an officer of certain affiliates of Apollo since 1990. Prior to that time, Mr. Harris was a member of the Mergers and Acquisitions Department of Drexel Burnham Lambert Incorporated. Mr. Harris is also a director of Hexion Specialty Chemicals, Inc., Allied Waste Industries, Inc., Metals USA, Inc., Nalco Corporation, Covalence Specialty Materials Corp., Quality Distribution Inc., United Agri Products and Verso Paper Inc.

Robert V. Seminara has been a member of our Board of Directors since the consummation of the Acquisition. Mr. Seminara is a Partner at Apollo, where he has worked since 2003. Prior to that time, Mr. Seminara was a managing director of Evercore Partners LLC. Mr. Seminara also serves on the boards of directors of Hexion Specialty Chemicals, Inc., Covalence Specialty Materials Corp. and World Kitchen Inc.

Board Committees

Our Board of Directors has a Compensation Committee, an Audit Committee and Executive Committee. The Compensation Committee makes recommendations concerning salaries and incentive compensation for our employees and consultants. The Audit Committee recommends the annual appointment of auditors with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles we use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures.

Compensation for Directors

Non-employee directors receive $12,500 per quarter plus $2,000 for each meeting they attend and are reimbursed for out of pocket expenses incurred in connection with their duties as directors. Non-employee directors each received 2,000 stock options in connection with the consummation of the Acquisition. 1,334 of these options were vested and exercisable immediately and have a fixed exercise price of $100 per share, which was the fair market value at the date of grant. The remaining 666 options vest and become exercisable over a five year period, beginning January 1, 2007, and have an exercise price that commenced at the fair market value of $100 per share and increases at a rate of 15% per year.

Employees who are directors receive no cash consideration for serving on our Board of Directors, but they are reimbursed for out-of-pocket expenses incurred in connection with their duties as directors.

Executive Compensation

Our executive officers receive no cash consideration for their services to Holdings, but are reimbursed for out-of-pocket expenses incurred in connection with their duties as executive officers of Holdings. The following table sets forth a summary of the compensation paid by Berry Plastics Corporation, a wholly owned subsidiary of Holdings, to the individual who has acted as its Chief Executive Officer since the date of the Acquisition and the four other most highly compensated executive officers of Berry Plastics Corporation as of the date of this prospectus (collectively, the “Named Executive Officers”) for services rendered in all capacities to us during fiscal 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options (#)	Other Compensation (1)

Ira G. Boots President and Chief Executive Officer	2005	$ 455,749	$ 299,323	—	$ 15,494
	2004	442,226	214,200	—	15,494
	2003	432,836	150,231	2,383	12,343
James M. Kratochvil Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2005	$ 293,373	$ 192,422	—	$ 11,685
	2004	284,909	137,700	—	11,576
	2003	278,867	96,577	1,356	10,151
R. Brent Beeler Executive Vice President and Chief Operating Officer	2005	$ 382,828	$ 236,325	3,000	$ 5,034
	2004	345,995	156,503	—	4,028
	2003	313,761	111,476	1,356	3,105
Randall J. Hobson President - Closed Top Division	2005	$ 177,805	$ 95,900	1,256	$ 3,021
	2004	140,374	66,634	—	2,774
	2003	133,662	46,734	432	2,733
G. Adam Unfried President - Open Top Division	2005	$ 183,447	$ 90,420	1,256	$ 3,262
	2004	132,556	53,550	—	3,244
	2003	107,436	35,471	432	2,660
 __________________
(1) Amounts shown reflect contributions by the Company under the Company’s 401(k) plan and the personal use of a Company vehicle.

Option Grants Following the Acquisition

The following table shows all grants of options to acquire shares of common stock of Berry Plastics Group made to the Named Executive Officers since the Acquisition.

	Individual Grants		Exercise Price($)	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees per Fiscal Year
Name					5%($)	10%($)

Ira Boots(1)	12,141	2.4	100	9/19/2016	763,547	1,934,911
Ira Boots(2)	12,141	2.4	100	9/19/2016	763,547	1,934,911
Ira Boots(3)	12,141	2.4	100	9/19/2016	—	—
James M. Kratochvil(1)	6,954	1.4	100	9/19/2016	437,337	1,108,259
James M. Kratochvil(2)	6,954	1.4	100	9/19/2016	437,337	1,108,259
James M. Kratochvil(3)	6,954	1.4	100	9/19/2016	—	—
R. Brent Beeler(1)	6,954	1.4	100	9/19/2016	437,337	1,108,259
R. Brent Beeler(2)	6,954	1.4	100	9/19/2016	437,337	1,108,259
R. Brent Beeler(3)	6,954	1.4	100	9/19/2016	—	—
Randall J. Hobson(1)	4,560	0.9	100	9/19/2016	286,778	726,727
Randall J. Hobson(2)	4,560	0.9	100	9/19/2016	286,778	726,727
Randall J. Hobson(3)	4,560	0.9	100	9/19/2016	—	—
G. Adam Unfried(1)	4,560	0.9	100	9/19/2016	286,778	726,727
G. Adam Unfried(2)	4,560	0.9	100	9/19/2016	286,778	726,727
G. Adam Unfried(3)	4,560	0.9	100	9/19/2016	—	—
 ___________________

(1)
Represents options granted on September 20, 2006, which (i) have an exercise price fixed at $100 per share, which was the fair market value of a share of Berry Plastics Group’s common stock on the date of grant, and (ii) vest and become exercisable over a five year period beginning on January 1, 2007 and ending on the last day of 2011 based on continued service with the Company.

(2)
Represents options granted on September 20, 2006, which (i) have an exercise price fixed at $100 per share, which was the fair market value of a share of Berry Plastics Group’s common stock on the date of grant, and (ii) vest and become exercisable based on the achievement by Holdings of certain financial targets, or if such targets are not achieved, based on continued service with the Company.

(3)
Represents options granted on September 20, 2006, which (i) have an exercise price which commenced at $100 per share, which was the fair market value of a share of Berry Plastics Group’s common stock on the date of grant and will increase at the rate of 15% per year during the term of the option, and (ii) vest and become exercisable over a five year period beginning on January 1, 2007 and ending on the last day of 2011 based on continued service with the Company.

Employment Agreements

In connection with the Acquisition, Berry Plastics Corporation entered into employment agreements with each of Messrs. Boots, Beeler, and Kratochvil that supersede their previous employment agreements with Berry Plastics Corporation and that expire on December 31, 2011. In addition, Messrs. Hobson and Unfried entered into amendments to their existing employment agreements with Berry Plastics Corporation that extend the terms of such agreements through December 31, 2011 (each of the agreements with Messrs. Boots, Beeler, Kratochvil, Hobson and Unfried, as amended, an “Employment Agreement” and, collectively, the “Employment Agreements”). The Employment Agreements provided for fiscal 2005 base compensation as disclosed in the “Summary Compensation Table” above. Salaries are subject in each case to annual adjustment at the discretion of the Compensation Committee of the Board of Directors of Berry Plastics Corporation. The Employment Agreements entitle each executive to participate in all other incentive compensation plans established for executive officers of Holdings. Holdings may terminate each Employment Agreement for “cause” or a “disability” (as such terms are defined in the Employment Agreements). Specifically, if any of Messrs. Boots, Beeler, Kratochvil, Hobson, and Unfried is terminated by Berry Plastics Corporation without ‘‘cause’’ or resigns for ‘‘good reason’’ (as such terms are defined in the

Employment Agreements), that individual is entitled to: (1) the greater of (a) base salary until the later of one year after termination or (b) 1/12 of 1 year’s base salary for each year of employment up to 30 years with Berry Plastics Corporation or a predecessor in interest (excluding Messrs. Hobson and Unfried which would be entitled to (a) only) and (2) the pro rata portion of his annual bonus. Each Employment Agreement also includes customary noncompetition, nondisclosure and nonsolicitation provisions.

In addition, in connection with each of the Employment Agreements, the Named Executive Officers purchased Berry Plastics Group common stock, as described under “ - Management Equity Buy-In”, and were granted options to purchase Berry Plastics Group Common Stock, as described under “- Option Grants Following the Acquisition.”

Management Equity Buy-In

In connection with the Acquisition, members of our management team have made equity investments in Berry Plastics Group through the purchase of common stock in Berry Plastics Group. Such members of senior management and other employees have made their equity investments in Berry Plastics Group by using a portion of the compensation they received, or would have otherwise received, in connection with the Acquisition. The purchase price paid for their equity was based on the purchase price paid by the Sponsors. The equity securities that they have purchase are subject to restrictions on transfer, repurchase rights and other limitations set forth in a stockholders agreement. See “Certain Relationships and Related Party Transactions.” In total, our employees, including members of our senior management team, own approximately 23% of the equity of Berry Plastics Group on a fully diluted basis. We have made, and from time to time in the future we may make, secured loans to certain of our employees who are not executive officers to finance the purchase of Berry Plastics Group common stock by such employees.

2006 Equity Incentive Plan

In connection with the Acquisition, we have adopted an equity incentive plan for the benefit of certain of our employees, which we refer to as the 2006 Equity Incentive Plan. The purpose of the 2006 Equity Incentive Plan is to further our growth and success, to enable our directors, executive officers and employees to acquire shares of our common stock, thereby increasing their personal interest in our growth and success, and to provide a means of rewarding outstanding performance by such persons. Options granted under the 2006 Equity Incentive Plan may not be assigned or transferred, except to us or by will or the laws of descent or distribution. The 2006 Equity Incentive Plan will terminate ten years after its adoption and no options may be granted under the plan thereafter. The 2006 Equity Incentive Plan allows for the issuance of non-qualified options, options intended to qualify as “incentive stock options” within the meaning of the Internal Revenue Code of 1986, as amended, and stock appreciation rights.

The employees participating in the 2006 Equity Incentive Plan will receive options and stock appreciation rights under the 2006 Equity Incentive Plan pursuant to individual option and stock appreciation rights agreements, the terms and conditions of which will be substantially identical. Each option agreement will provide for the issuance of options to purchase common stock of Berry Plastics Group.

As of September 30, 2006, there were outstanding options to purchase 494,720 shares of Berry Plastics Group common stock and stock appreciation rights with respect to 5,464 shares of Berry Plastics Group common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We will make cash payments to Berry Plastics Group to enable it to pay any (i) federal, state or local income taxes to the extent that such income taxes are directly attributable to our and our subsidiaries’ income, (ii) franchise taxes and other fees required to maintain Berry Plastics Group’s legal existence and (iii) corporate overhead expenses incurred in the ordinary course of business and salaries or other compensation of employees who perform services for both Berry Plastics Group and us.

In connection with the Acquisition, the Sponsors and certain of our employees who invested in Berry Plastics Group entered into a stockholders agreement. The stockholders agreement provides for, among other things, a restriction on the transferability of each such person’s equity ownership in us, tag-along rights, drag-along rights, piggyback registration rights and repurchase rights by us in certain circumstances.

The Sponsors have entered into a management agreement with us and Berry Plastics Group relating to the provision of certain financial and strategic advisory services and consulting services. We pay the Sponsors an annual management fee equal to the greater of $3.0 million and 1.25% of our Adjusted EBITDA, as defined in the indenture, and reimburse the Sponsors for out-of-pocket expenses incurred in the performance of their obligations under the agreement. We have agreed to indemnify the Sponsors and each of their affiliates and their directors, officers and representatives for losses relating to the services contemplated by the management agreement.  The management agreement expires on December 31, 2012, subject to automatic yearly extensions unless terminated by any party upon prior notice.  In addition, the Sponsors have the right to terminate the agreement at any time, in which case the Sponsors will receive additional consideration equal to the present value of $21 million less the aggregate amount of annual management fees previously paid to the Sponsors and the employee stockholders will receive a payment based on such amount. We paid the Sponsors a fee of $20.0 million for services rendered in connection with the Acquisition and reimbursed the Sponsors for certain expenses incurred in rendering those services.

PRINCIPAL STOCKHOLDERS OF BERRY PLASTICS GROUP

We are a wholly-owned subsidiary of Berry Plastics Group. The following table sets forth certain information regarding the beneficial ownership of the common stock, of Berry Plastics Group with respect to each person that is a beneficial owner of more than 5% of its outstanding common stock and beneficial ownership of its common stock by each director and each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of September 20, 2006:

Name and Address of Owner(1)	Number of Shares of Common Stock(1)	Percent of Class
Apollo Investment Fund VI, L.P.(2)	3,559,930	72.1%
AP Berry Holdings, LLC(3)	1,641,269	33.3%
Graham Berry Holdings, LP(4)	500,000	10.1%
Ira G. Boots(5)	119,395	2.4%
R. Brent Beeler(5)	68,010	1.4%
James M. Kratochvil(5)	67,787	1.4%
Anthony M. Civale(6),(7)	1,334	*
Patrick J. Dalton(6),(7)	1,334	*
Donald C. Graham(6),(8)	1,334	*
Steven C. Graham(6),(8)	1,334	*
Joshua J. Harris(6),(7)	1,334	*
Robert V. Seminara(6),(7)	1,334	*
All directors and executive officers as a group (9 persons) (6)	263,196	5.3%

* Less than 1% of common stock outstanding.

(1)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)
Represents all equity interests of Berry Plastics Group held of record by controlled affiliates of Apollo Investment Fund VI, L.P., including AP Berry Holdings, LLC and BPC Co-Investment Holdings, LLC. Apollo Management VI, L.P. has the voting and investment power over the shares held on behalf of Apollo. Each of Messrs. Civale,

Dalton, Harris, and Seminara, who have relationships with Apollo, disclaim beneficial ownership of any shares of Berry Plastics Group that may be deemed beneficially owned by Apollo Management VI, L.P., except to the extent of any pecuniary interest therein. Each of Apollo Management VI, L.P., AP Berry Holdings, LLC and its affiliated investment funds disclaims beneficial ownership of any such shares in which it does not have a pecuniary interest. The address of Apollo Management VI, L.P., Apollo Investment Fund VI, L.P., and AP Berry Holdings LLC is c/o Apollo Management, L.P., 9 West 57th Street, New York, New York 10019.

(3)	The address of AP Berry Holdings LLC is c/o Apollo Management, L.P., 9 West 57th Street, New York, New York 10019.

(4)
Represents all equity interests of Berry Plastics Group held of record by controlled affiliates of Graham Berry Holdings, LLC. Graham Partners II, L.P. has the voting and investment power over the shares held by Graham Berry Holdings, LLC. Each of Messrs. Steven Graham and Donald Graham, who have relationships with Graham Partners II, L.P., disclaim beneficial ownership of any shares of Berry Plastics Group that may be deemed beneficially owned by Graham Partners II, L.P. except to the extent of any pecuniary interest therein. Each of Graham Partners II, L.P. and its affiliates disclaims beneficial ownership of any such shares in which it does not have a pecuniary interest. The address of Graham Partners II, L.P. and Graham Berry Holdings, LLC is 3811 West Chester Pike, Building 2, Suite 200 Newton Square, Pennsylvania 19073.

(5)	The address of Messrs. Boots, Beeler and Kratochvil is c/o Berry Plastics Holding Corporation, 101 Oakley Street, Evansville, Indiana 47710

(6)
Includes 1,334 shares underlying options that are vested or scheduled to vest within 60 days of September 20, 2006 for each of Messrs. Civale, Dalton, Donald Graham, Steven Graham, Harris and Seminara.

(7)	The address of Messrs. Civale, Harris, Seminara and Dalton is c/o Apollo Management, L.P., 9 West 57th Street, New York, New York 10019.

(8)	The address of Messrs. Steven Graham and Donald Graham is c/o Graham Partners II, L.P. is 3811 West Chester Pike, Building 2, Suite 200 Newton Square, Pennsylvania 19073.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Our senior secured credit facilities are provided by a syndicate of banks and other financial institutions. Our senior secured credit facilities provides financing of up to $875.0 million, consisting of:

•	$675.0 million in term B loans that mature on September 20, 2013, all of which has been drawn in connection with the consummation of the Acquisition; and

•
a $200.0 million revolving credit facility, that matures on September 20, 2012, $20.0 million of which has been drawn in connection with the consummation of the Acquisition, which includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.

Interest Rate and Fees

The interest rates per annum applicable to loans under our senior secured credit facilities are, at our option, equal to either an alternate base rate or an adjusted LIBOR rate for a one-, two-, three- or six-month interest period, or a nine- or twelve-month period, if available from all relevant lenders, in each case, plus an applicable margin. The alternate base rate means the greater of (i) Credit Suisse’s prime rate and (ii) one-half of 1.0% over the weighted average of rates on overnight Federal Funds as published by the Federal Reserve Bank of New York. The Adjusted LIBOR rate is determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the applicable loan and the maximum reserve percentages established by the Board of Governors of the U.S. Federal Reserve to which our lenders are subject.

In addition to paying interest on outstanding principal under our senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder at a rate equal to 0.50% per annum (subject to reduction upon attainment of certain leverage ratios). We also pay customary letter of credit and agency fees.

Prepayments

Our senior secured credit facilities requires us to prepay outstanding term loans, subject to certain exceptions, with:

•
beginning with our first full fiscal year after the closing, 50% (which percentage is subject to a minimum of 0% upon the achievement of certain leverage ratios) of excess cash flow (as defined in the credit agreement) less the amount of certain voluntary prepayments as described in the credit agreement;

•
so long as our total net first lien leverage ratio is above a certain threshold, 100% of the net cash proceeds of any incurrence of debt other than excluded debt issuances (as defined in the credit agreement); and

•
so long as our total net first lien leverage ratio is above a certain threshold, 100% of the net cash proceeds of all non-ordinary course asset sales and casualty and condemnation events, if we do not reinvest or commit to reinvest those proceeds

•	in assets to be used in our business or to make certain other permitted investments within 15 months.

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to eurocurrency loans.

Amortization

The term B loans amortize each year in an amount equal to 1% per annum in equal quarterly installments for the first six years and nine months, with the remaining amount payable on September 20, 2013.

Principal amounts outstanding under the revolving credit facility will be due and payable in full on September 20, 2012.

Guarantee and Security

All obligations under our senior secured credit facilities are unconditionally guaranteed by Berry Plastics Group and, subject to certain exceptions, each of our existing and future direct and indirect domestic subsidiaries, which we refer to collectively as “U.S. Guarantors.”

All obligations under our senior secured credit facilities, and the guarantees of those obligations (as well as any interest-hedging or other swap agreements), are secured by substantially all of our assets as well as those of Berry Plastics Group and each U.S. Guarantor, including, but not limited to, the following and subject to certain exceptions:

•
a first priority pledge of all of our equity interests by Holdings, a pledge of 100% of the equity interests of all U.S. Guarantors and a first priority pledge of 65% of the voting equity interests of certain of our foreign subsidiaries; and

•	a first priority security interest in substantially all of our tangible and intangible assets as well as those of Berry Plastics Group and each U.S. Guarantor.

Certain Covenants and Events of Default

The senior secured credit facilities contains customary covenants that, among other things, restrict, subject to certain exceptions, our ability, and the ability of our subsidiaries, to incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations and make dividend and other restricted payments.

In addition, the senior secured credit facilities requires us to maintain a maximum total net first lien leverage ratio.

The senior secured credit facilities also contains certain customary affirmative covenants and events of default.

Senior Subordinated Notes

Pursuant to a note purchase agreement (the “Senior Subordinated Note Purchase Agreement”) and a related Indenture, we have issued $425.0 million in aggregate principal amount of senior subordinated notes to Goldman in a private placement that is exempt from registration under the Securities Act. The senior subordinated notes are unsecured, senior subordinated obligations and are guaranteed on an unsecured, senior subordinated basis by each of our subsidiaries that guarantees our senior secured credit facilities and the outstanding notes which we are hereby offering to exchange for the exchange notes. The senior subordinated notes will mature in 2016.

The senior subordinated notes bear interest at a rate of 11% per annum. Such interest is payable quarterly in cash; provided, however, that on any quarterly interest payment date on or prior to the third anniversary of the issuance of the senior subordinated notes, we may elect to pay up to 3% of the interest payable on such date by capitalizing such interest and adding it to the outstanding principal amount of the senior subordinated notes. After the third anniversary of the issuance of the senior subordinated notes, all interest on the senior subordinated notes will be payable only in cash.

The senior subordinated notes may be redeemed at our option under circumstances and at redemption prices set forth in the Indenture governing the senior subordinated notes. Upon the occurrence of a change of control, we are required to offer to repurchase all of the senior subordinated notes. Such Indenture sets forth covenants and events of default that are substantially similar to those set forth in the Indenture governing the outstanding notes which we are hereby offering to exchange for the exchange notes. The Senior Subordinated Note Purchase Agreement contains additional affirmative covenants and certain customary representations, warranties and conditions.

DESCRIPTION OF THE EXCHANGE NOTES

The terms of the exchange notes and the outstanding notes are identical in all material respects, except:

•	the exchange notes will have been registered under the Securities Act;

•	the exchange notes will not contain transfer restrictions and registration rights that relate to the outstanding notes; and

•
the exchange notes will not contain provisions relating to the payment of additional interest to the holders of the outstanding notes under the circumstances related to the timing of the exchange offer.

Any outstanding notes that remain outstanding after the exchange offer, together with the exchange notes issued in the exchange offer, will be treated as a single class of securities for voting purposes under the applicable Indenture under which they were issued. You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the words “Issuer” and “we,” “us” and “our” mean Holdings, a Delaware corporation, and not any of its subsidiaries. References to the “notes” refer to the outstanding and exchange notes.

We issued $750.0 million in aggregate principal amount of the outstanding notes to the initial purchasers on September 20, 2006. The initial purchasers sold the outstanding notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act. The terms of the exchange notes are substantially identical to the terms of the outstanding notes. However, the exchange notes are not subject to transfer restrictions, registration rights or additional interest provisions unless held by certain broker-dealers, affiliates of Holdings or certain other persons. See “The Exchange Offer―Transferability of the Exchange Notes.” In addition, we do not plan to list the exchange notes on any securities exchange or seek quotation on any automated quotation system. The outstanding notes are traded on Nasdaq’s PORTAL system.

For purposes of this summary, the term “notes” refers to both the outstanding notes and the exchange notes.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, define your rights as holders of the notes. Copies of the Indenture are available upon request to us at the address indicated under “Where You Can Find More Information About Us.” Certain defined terms used in this description but not defined below under “Certain Definitions” have the meanings assigned to them in the Indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

General

The outstanding notes are and the exchange notes will be issued under an Indenture (the “Indenture”), dated as of September 20, 2006, among the Issuer, the Note Guarantors, and Wells Fargo Bank, N.A., as Trustee. Copies of the Indenture may be obtained from the Issuer upon request.

The following summary of certain provisions of the Indenture, the notes and the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Registration Rights Agreement, including the definitions of certain terms therein and those terms made a part thereof by the TIA. Capitalized terms used in this “Description of the Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.”

We will issue the exchange notes with an initial aggregate principal amount of $750.0 million, comprised of $525.0 million in initial aggregate principal amount of fixed rate notes (the “fixed rate notes”) and $225.0 million in initial aggregate principal amount of floating rate notes (the “floating rate notes”). The Issuer may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenants described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” The fixed rate notes and any additional fixed rate notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the fixed rate notes include any additional fixed rate notes actually issued. The floating rate notes and any additional floating rate notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the floating rate notes include any additional floating rate notes actually issued.

Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency designated by the Issuer (which initially shall be the principal corporate trust office of the Trustee).

The notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

References herein to the notes include the fixed rate notes and the floating rate notes. However, the fixed rate notes and the floating rate notes are two separate series of notes under the Indenture for purposes of, among other things, payments of principal and interest, rescinding certain Events of Default and consenting to certain amendments to the Indenture and the notes.

Terms of the Notes

Fixed Rate Notes

The fixed rate notes, which are senior obligations of the Issuer, have the benefit of the second-priority security interest in the Collateral described below under “—Security for the Notes” and mature on September 15, 2014. Each fixed rate note bears interest at a rate per annum of 8 7/8% from September 20, 2006 or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on March 1 or September 1 immediately preceding the interest payment date on March 15 and September 15 of each year, commencing March 15, 2007.

Floating Rate Notes

The floating rate notes, which are senior obligations of the Issuer, have the benefit of the second-priority security interest in the Collateral described below under “—Security for the Notes” and mature on September 15, 2014. Interest on the floating rate notes accrues at a rate per annum, reset quarterly, equal to LIBOR plus 3.875%, as determined by the calculation agent (the “Calculation Agent”), which initially is the Trustee. Interest on the floating rate notes will be payable quarterly in arrears on March 15, June 15, September 15 and December 15, commencing on December 15, 2006. The Issuer will make each interest payment to the holders of record of the floating rate notes on the immediately preceding March 1, June 1, September 1 and December 1. Interest on the floating rate notes accrues from the September 20, 2006.

The amount of interest for each day that the floating rate notes are outstanding (the “Daily Interest Amount”) is calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the floating rate notes. The amount of interest to be paid on the floating rate notes for each Interest Period is calculated by adding the Daily Interest Amounts for each day in the Interest Period.

All percentages resulting from any of the above calculations are rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations are rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application.

The Calculation Agent will, upon the request of any holder of floating rate notes, provide the interest rate then in effect with respect to the floating rate notes. All calculations made by the Calculation Agent in the absence of manifest error are conclusive for all purposes and binding on the Issuer, the Note Guarantors and the holders of the floating rate notes.

Optional Redemption

Fixed Rate Notes

On or after September 15, 2010, the Issuer may redeem the fixed rate notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on September 15 of the years set forth below:

Period	Redemption Price
2010	104.438%
2011	102.219%
2012 and thereafter	100.000%

In addition, prior to September 15, 2010, the Issuer may redeem the fixed rate notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the fixed rate notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to September 15, 2009, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the fixed rate notes (calculated after giving effect to any issuance of additional fixed rate notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 108.875%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the fixed rate notes (calculated after giving effect to any issuance of additional fixed rate notes) remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of fixed rate notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Floating Rate Notes

On or after September 15, 2008, the Issuer may redeem the floating rate notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on September 15 of the years set forth below:

Period	Redemption Price
2008	102.000%
2009	101.000%
2010 and thereafter	100.000%

Notwithstanding the foregoing, at any time and from time to time on or prior to September 15, 2008, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the floating rate notes (calculated after giving effect to any issuance of additional floating rate notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 100% plus a premium (expressed as a percentage of principal amount thereof) equal to the interest rate per annum on the floating rate notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the floating rate notes (calculated after giving effect to any issuance of additional floating rate notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of floating rate notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

In the case of any partial redemption, selection of fixed rate notes or floating rate notes, as the case may be, for redemption will be made by the Trustee on a pro rata basis to the extent practicable; provided that no notes of $2,000 or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the notes to be redeemed.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described under the captions “—Change of Control” and “—Certain Covenants—Asset Sales.” We may at any time and from time to time purchase notes in the open market or otherwise.

Ranking

The indebtedness evidenced by the notes is senior Indebtedness of the Issuer, is equal in right of payment to all existing and future Pari Passu Indebtedness of the Issuer, has the benefit of the second-priority security interest in the Collateral described below under “—Security for the Notes” and is senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer. Pursuant to the Security Documents and the Intercreditor Agreement, the security interests securing the notes is second in priority (subject to Permitted Liens and to exceptions described under “—Security for the Notes”) to all security interests at any time granted to secure First Priority Lien Obligations.

The indebtedness evidenced by the note guarantees is senior Indebtedness of the applicable Note Guarantor, is equal in right of payment to all existing and future Pari Passu Indebtedness of such Note Guarantor, has the benefit of the second-priority security interest in the Collateral described below under “—Security for the Notes” and is senior in right of payment to all existing and future Subordinated Indebtedness of such Note Guarantor. Pursuant to the Security Documents and the Intercreditor Agreement, the security interests securing the note guarantees is second in priority (subject to Permitted Liens, including exceptions described under “—Security for the Notes”) to all security interests at any time granted to secure First Priority Lien Obligations.

As of September 20, 2006:
(1)  the Issuer and its Subsidiaries had $720.4 million of Secured Indebtedness outstanding (excluding $165.1 million of availability under the revolving credit facility) constituting First Priority Lien Obligations (as defined in this “Description of the Notes”);

(2)  the Issuer and its Subsidiaries had $1,470.4 million of Secured Indebtedness outstanding (excluding $165.1 million of availability under the revolving credit facility); and

(3)  the Issuer and its Subsidiaries had $425.0 million of Subordinated Indebtedness outstanding consisting of the Senior Subordinated Notes.

Although the Indenture limits the Incurrence of Indebtedness by the Issuer and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications and exceptions. Under certain circumstances, the Issuer and its Subsidiaries may be able to Incur substantial amounts of Indebtedness. Such Indebtedness may be Secured Indebtedness constituting First Priority Lien Obligations. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

A significant portion of the operations of the Issuer are conducted through its Subsidiaries. Unless a Subsidiary is a Note Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including holders of the notes. The notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Note Guarantors. The Issuer’s Subsidiaries that are not Note Guarantors had $56.5 million of total liabilities outstanding as of July 1, 2006.

See “Risk Factors—Risk Factors Related to an Investment in the Notes.”

Security for the Notes

The notes and the Note Guarantees are secured by second-priority security interests (subject to Permitted Liens) in the Collateral and the floating rate notes and the fixed rate notes share in the benefit of such security interest based on the respective amounts of the Obligations thereunder. The Collateral consists of substantially all of the property and assets, in each case, that are held by the Issuer or any of the Note Guarantors, to the extent that such assets secure the First Priority Lien Obligations and to the extent that a second-priority security interest is able to be granted or perfected therein, subject to the exceptions described below. The initial Collateral does not include (i) any property or assets owned by any Foreign Subsidiaries and two of the Issuer’s U.S. Subsidiaries, (ii) any license, contract or agreement of the Issuer or any of the Note Guarantors, if and only for so long as the grant of a security interest under the

Security Documents would result in a breach or default under, or abandonment, invalidation or unenforceability of, that license, contract or agreement, (iii) any securities or other equity interests of any of the Issuer’s Subsidiaries (including the Note Guarantors), (iv) any vehicle, (v) any bank accounts, securities accounts or cash, (vi) any real property held by the Issuer or any of the Issuer’s Subsidiaries under a lease and (vii) certain other exceptions described in the Security Documents. Except for securities or other equity interests of certain of our Domestic Subsidiaries or “first-tier” Foreign Subsidiaries, the foregoing excluded property and assets do not secure the First Priority Lien Obligations. The security interests securing the notes are second in priority to any and all security interests at any time granted to secure the First Priority Lien Obligations and are also subject to all other Permitted Liens. The First Priority Lien Obligations include Secured Bank Indebtedness and related obligations, as well as certain Hedging Obligations and certain other obligations in respect of cash management services. The Person holding such First Priority Lien Obligations may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the First Lien Agent to realize or foreclose on the Collateral on behalf of holders of the notes.

The Issuer and the Note Guarantors are able to incur additional indebtedness in the future that could share in the Collateral, including additional First Priority Lien Obligations and additional Indebtedness that would be secured on a second-priority basis with the notes. The amount of such First Priority Lien Obligations and additional Indebtedness is limited by the covenants described under “—Certain Covenants—Liens” and “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuances of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of such First Priority Lien Obligations and additional Indebtedness could be significant.

Post-Acquisition Collateral

From September 20, 2006, subject to certain limitations and exceptions (including the exclusion of any securities or other equity interests of any of the Issuer’s Subsidiaries), if the Issuer or any Note Guarantor creates any additional security interest upon any property or asset to secure any First Priority Lien Obligations (which include Obligations in respect of the Credit Agreement), it must concurrently grant a second priority security interest (subject to Permitted Liens, including the first priority lien that secures obligations in respect of the First Priority Lien Obligations) upon such property as security for the notes. Also, if granting a security interest in such property requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second priority security interest for the benefit of the Trustee on behalf of the holders of the Notes. If such third party does not consent to the granting of the second priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

Security Documents and Intercreditor Agreement

The Issuer, the Note Guarantors and the Trustee have entered into the Security Documents defining the terms of the security interests that secure the notes and the Note Guarantees. These security interests secure the payment and performance when due of all of the Obligations of the Issuer and the Note Guarantors under the notes, the Indenture, the Note Guarantees and the Security Documents, as provided in the Security Documents.

The Trustee, the First Lien Agent, the Issuer, the Note Guarantors and Berry Plastics Group have entered into the Intercreditor Agreement, which may be amended from time to time to add other parties holding Other Second-Lien Obligations and other First Priority Lien Obligations permitted to be incurred under the Indenture. The First Lien Agent is initially the administrative agent under the Credit Agreement. Pursuant to the terms of the Intercreditor Agreement, at any time prior to the Discharge of Senior Lender Claims, the First Lien Agent determines the time and method by which the security interests in the Collateral are enforced. The Trustee is not permitted to enforce the security interests even if an Event of Default under the Indenture has occurred and the notes have been accelerated except (a) in any insolvency or liquidation proceeding, as necessary to file a proof of claim or statement of interest with respect to such notes or (b) as necessary to take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and the perfection and priority of its Lien on, the Collateral securing the second priority Liens. See “Risk Factors—Risk Factors Related to an Investment in the Notes—The collateral securing the notes is subject to control by creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay both the first priority creditors and the holders of the notes.” After the Discharge of Senior Lender Claims, the Trustee in accordance with the provisions of the Indenture and the Security Documents will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration and any other amounts owed to the Trustee) of the Collateral received by it under the Security Documents for the ratable benefit of the holders of the notes and holders of Other Second-Lien Obligations. The proceeds from the sale of the Collateral remaining after the satisfaction of all First Priority Lien Obligations may not be sufficient to satisfy the obligations owed to the holders of the notes. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable. See “Risk Factors—Risk Factors Related to an Investment in the Notes—It may be difficult to realize the value of the collateral securing the notes.”

In addition, the Intercreditor Agreement provides that, prior to the Discharge of Senior Lender Claims, (1) the holders of First Priority Lien Obligations and the First Lien Agent shall have the exclusive right to make determinations regarding the release of Collateral without the consent of the holders of the notes, (2) the Intercreditor Agreement may be amended, without the consent of the Trustee and the holders of the notes, to add additional secured creditors holding Other Second-Lien Obligations so long as such Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreement or the Indenture and (3) the holders of the First Priority Lien Obligations may change, waive, modify or vary the Security Documents without the consent of the holders of the notes, provided that any such change, waiver or modification does not materially adversely affect the rights of the holders of the notes and not the other secured creditors in a like or similar manner. Any provider of additional extensions of credit shall be entitled to rely on the determination of officers that such modifications do not expressly violate the provisions of the Credit Agreement or the Indenture if such determination is set forth in an Officers’ Certificate delivered to such provider; provided, however, that such determination will not affect whether or not the Issuer has complied with its undertakings in the Indenture, the Security Documents or the Intercreditor Agreement.

In addition, if the Issuer or any Note Guarantor is subject to any insolvency or liquidation proceeding, the Trustee and the holders will agree that:

(1)
if the First Lien Agent shall desire to permit the use of cash collateral or to permit the Issuer or any Note Guarantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Trustee and the holders agree not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the clause 5 below) and, to the extent the Liens securing the First Priority Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the First Priority Lien Obligations;

(2)
they will not object to, and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First Priority Lien Obligations made by the First Lien Agent or any holder of such obligations;

(3)
they will not object to, and will not otherwise contest any order relating to a sale of assets of the Issuer or any Note Guarantor for which the First Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First Priority Lien Obligations and the notes will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with the Intercreditor Agreement;

(4)
until the Discharge of Senior Lender Claims, none of them will seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Collateral, without the prior written consent of the First Lien Agent and the required lenders under the Credit Agreement;

(5)
none of them shall contest (or support any other Person contesting) (a) any request by the First Lien Agent or the holders of First Priority Lien Obligations for adequate protection or (b) any objection by the First Lien Agent or the holders of First Priority Lien Obligations to any motion, relief, action or proceeding based on the First Lien Agent’s or the holders of First Priority Lien Obligations’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the holders of First Priority Lien Obligations (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Bankruptcy Code or any similar law, then the Trustee (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First Priority Lien Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the notes are so subordinated to the Liens securing First Priority Lien Obligations under the Intercreditor Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event the Trustee seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee and the noteholders agree that the holders of the First Priority Lien Obligations shall also be granted a senior Lien on such additional collateral as security for the applicable First Priority Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the notes shall be subordinated to the Liens on such collateral securing the First Priority Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the holders of First Priority Lien Obligations as adequate protection on the same basis as the other Liens securing the notes are so subordinated to such Liens securing First Priority Lien Obligations under the Intercreditor Agreement; and

(6)
until the Discharge of Senior Lender Claims has occurred, the Trustee, on behalf of itself and each noteholder, (i) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the First Priority Lien Obligations for costs or expenses of preserving or disposing of any collateral, and (ii) will waive any claim it may have arising out of the election by any holder of First Priority Lien Obligations of the application of Section 1111(b)(2) of the United States Bankruptcy Code.

Subject to the terms of the Security Documents, the Issuer and the Note Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the First Lien Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Release of Collateral

The Issuer and the Note Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the notes under any one or more of the following circumstances:

(7)
upon the Discharge of Senior Lender Claims and concurrent release of all other Liens on such property or assets securing First Priority Lien Obligations (including all commitments and letters of credit thereunder); provided, however, that if the Issuer or any Note Guarantor subsequently incurs First Priority Lien Obligations that are secured by Liens on property or assets of the Issuer or any Note Guarantor of the type constituting the Collateral and the related Liens are incurred in reliance on clause (6)(B) of the definition of Permitted Liens, then the Issuer and its Restricted Subsidiaries will be required to reinstitute the security arrangements with respect to the Collateral in favor of the notes, which, in the case of any such subsequent First Priority Lien Obligations, will be second priority Liens on the Collateral securing such First Priority Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First Priority Lien Obligations, with the second priority Lien held either by the administrative agent, collateral agent or other representative for such First Priority Lien Obligations or by a collateral agent or other representative designated by the Issuer to hold the second priority Liens for the benefit of the holders of the notes and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Intercreditor Agreement;

(8)	to enable us to consummate the disposition of such property or assets to the extent not prohibited under the covenant described under “—Certain Covenants—Asset Sales”;

(9)	in the case of a Note Guarantor that is released from its Note Guarantee with respect to the notes, the release of the property and assets of such Note Guarantor; or

(10)	as described under “—Amendments and Waivers” below.

If an Event of Default under the Indenture exists on the date of Discharge of Senior Lender Claims, the second priority Liens on the Collateral securing the notes will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral, and thereafter the Trustee (or another designated representative acting at the direction of the holders of a majority of outstanding principal amount of the notes and Other Second-Lien Obligations) will have the right to direct the First Lien Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the notes will be released when such Event of Default and all other Events of Default under the Indenture cease to exist).

The second priority security interests in all Collateral securing the notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the notes and all other Obligations under the Indenture, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid (including pursuant to a satisfaction and discharge of the Indenture as described below under “—Satisfaction and Discharge”) or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “—Defeasance.”

Note Guarantees

Each of the Issuer’s direct and indirect Restricted Subsidiaries that were Domestic Subsidiaries on the Issue Date, that have guaranteed Indebtedness under the Credit Agreement, have jointly and severally, irrevocably and unconditionally, guaranteed on a senior basis, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the notes, whether for payment of principal of, premium, if any, or interest or additional interest on the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the “Guaranteed Obligations”). The Guaranteed Obligations of each Note Guarantor are secured by second priority security interests (subject to Permitted Liens) in the Collateral owned by such Note Guarantor. Such Note Guarantors have agreed to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Note Guarantees.

Each Note Guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risk Factors Related to an Investment in the Notes—Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.” After the Issue Date, the Issuer is obliged to cause each Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that Incurs or guarantees certain Indebtedness of the Issuer or any of its Restricted Subsidiaries or issues shares of Disqualified Stock to execute and deliver to the Trustee a supplemental Indenture pursuant to which such Restricted Subsidiary will guarantee payment of the notes on the same unsecured senior basis. See “—Certain Covenants—Future Note Guarantors.”

Each Note Guarantee is a continuing guarantee and shall:

(1)	remain in full force and effect until payment in full of all the Guaranteed Obligations;

(2)	subject to the next succeeding paragraph, be binding upon each such Note Guarantor and its successors; and

(3)	inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

A Note Guarantee of a Note Guarantor is automatically released upon:

(1)	(a)
the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Note Guarantor is no longer a Restricted Subsidiary), of the applicable Note Guarantor if such sale, disposition or other transfer is made in compliance with the Indenture,

(b)
the Issuer designating such Note Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary,”

(c)
in the case of any Restricted Subsidiary that after September 20, 2006, is required to guarantee the notes pursuant to the covenant described under “—Certain Covenants—Future Note Guarantors,” the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer or such Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the notes, and

(d)
the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance,” provided, however, that in the case of this clause (4), no floating rate notes are then outstanding, or if the Issuer’s obligations under the Indenture are discharged in accordance with the terms of the Indenture; and

(2)
in the case of clause (1)(a) above, such Note Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer.

A Note Guarantee is also automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing First Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner described under “—Security for the Notes,” or if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer which results in the obligation to guarantee the notes.

Change of Control

Upon the occurrence of any of the following events (each, a “Change of Control”), each holder will have the right to require the Issuer to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously elected to redeem notes as described under “—Optional Redemption”:

(1)
the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2)
the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent of the Issuer.

In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuer shall:

(1)
repay in full all Bank Indebtedness or, if doing so will allow the purchase of notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or

(2)	obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph.

See “Risk Factors—Risk Factors Related to an Investment in the Notes—We may not be able to repurchase the notes upon a change of control.”

Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the notes as described under “—Optional Redemption,” the Issuer shall mail a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1)
that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts and financial information regarding such Change of Control;

(3)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions determined by the Issuer, consistent with this covenant, that a holder must follow in order to have its notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Issuer. notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between the Issuer and the initial purchasers. The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit rating.

The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuer may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risk Factors Related to an Investment in the Notes—We may not be able to repurchase the notes upon a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

Set forth below are summaries of certain covenants that will be contained in the Indenture. If, on any date following the Issue Date, (i) the notes have Investment Grade Ratings from both Rating Agencies, and the Issuer has delivered written notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the notes, the covenants specifically listed under the following captions in this “Description of the Notes” section of this prospectus will no longer be applicable to the notes:

(1)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;
(2) “—Limitation on Restricted Payments”;
(3) “—Dividend and Other Payment Restrictions Affecting Subsidiaries”;
(4) “—Asset Sales”;
(5) “—Transactions with Affiliates”;
(6) “—Future Note Guarantors”; and
(7)	clause (4) of the first paragraph of “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In addition, during any period of time that (i) the notes have Investment Grade Ratings from both Rating Agencies, and the Issuer has delivered written notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the covenant described under “Change of Control” (the “Suspended Covenant”). In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenant under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. The Indenture provides that:
(1) the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2)	the Issuer will not permit any of its Restricted Subsidiaries (other than a Note Guarantor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Restricted Subsidiary that is a Note Guarantor or a Foreign Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(a)
the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in the aggregate principal amount of $875.0 million plus an aggregate additional principal amount outstanding at any one time that does not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 4.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom);

(b)	the Incurrence by the Issuer and the Note Guarantors of Indebtedness represented by (i) the notes and the Note Guarantees and (ii) the Senior Subordinated Notes and the related guarantees thereof;

(c)	Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

(d)
Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets));

(e)
Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(f)
Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Acquisition or any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g)
Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Note Guarantor is subordinated in right of payment to the obligations of the Issuer under the notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(h)
shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(i)
Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Note Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Note Guarantor, such Indebtedness is subordinated in right of payment to the Note Guarantee of such Note Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(j)
Hedging Obligations that are not incurred for speculative purposes and either (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk (including resin price risk) with respect to any commodity purchases or sales;

(k)	obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(l)
Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed the greater of $100.0 million and 4.5% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l));

(m)
any guarantee by the Issuer or a Note Guarantor of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the notes or the Note Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Note Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Note Guarantor’s Note Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes or the Note Guarantee of such Restricted Subsidiary, as applicable;

(n)
the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c), (d), (n), (o), (s) and (t) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)
has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced;

(2)	has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the maturity date of the notes;

(3)
to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the notes or the Note Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the notes or the Note Guarantee of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4)
is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium, fees and expenses Incurred in connection with such refinancing;

(5)
shall not include (x) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Note Guarantor that refinances Indebtedness of the Issuer or a Restricted Subsidiary that is a Note Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

(6)
in the case of any Refinancing Indebtedness Incurred to refinance Indebtedness outstanding under clause (d) or (t), shall be deemed to have been Incurred and to be outstanding under such clause (d) or (t), as applicable, and not this clause (n) for purposes of determining amounts outstanding under such clauses (d) and (t); provided, further, that subclauses (1) and (2) of this clause (n) will not apply to any refunding or refinancing of any Secured Indebtedness constituting First Priority Lien Obligations.

(o)
Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any of its Restricted Subsidiaries incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged with or into the Issuer or any of its Restricted Subsidiaries in accordance with the terms of the Indenture; provided, however, that after giving effect to such acquisition or merger, either

(1)	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(2)	the Fixed Charge Coverage Ratio of the Issuer would be greater than immediately prior to such acquisition or merger;

(p)
Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(q)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(r)
Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(s)	Contribution Indebtedness;

(t)
Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (t), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), does not exceed $25.0 million at any one time outstanding;

(u)
Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(v)
Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary not in excess, at any one time outstanding, of $7.5 million.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (v) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Limitation on Restricted Payments. The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)
declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)	purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)
immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (4) (only to the extent of one-half of the amounts paid pursuant to such clause), (6) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

“Cumulative Credit” means the sum of (without duplication):

(1)
50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from July 1, 2006 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)
100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries), plus

(3)
100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded

Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(4)
the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)
100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from:

(A)
the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) or (10) of the succeeding paragraph),

(B)	the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or

(C)	a distribution or dividend from an Unrestricted Subsidiary, plus

(6)
in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer or, if such Fair Market Value may exceed $25.0 million, in writing by an Independent Financial Advisor) of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) or (10) of the succeeding paragraph or constituted a Permitted Investment).

The foregoing provisions will not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)	(a)
the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any direct or indirect parent of the Issuer or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Note Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and

(b)
the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

(3)
the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Note Guarantor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(a)
the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired plus any fees incurred in connection therewith),

(b)
such Indebtedness is subordinated to the notes or the related Note Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

(c)
such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired or (y) 91 days following the maturity date of the notes, and

(d)
such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4)
the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (4) do not exceed $15.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a)
the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under “—Limitation on Restricted Payments”); plus

(b)
the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year;

(5)
the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6)
the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and (b) to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided, however, that, (x) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (y) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(7)
Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of $25.0 million and 1.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)
the payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6% per annum of the net proceeds received by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer;

(9)	Investments that are made with Excluded Contributions;

(10)	other Restricted Payments in an aggregate amount not to exceed the greater of $50.0 million and 2.0% of Total Assets at the time made;

(11)	the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

(12)
the payment of dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay federal, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members);

(13)	the payment of dividends, other distributions or other amounts or the making of loans or advances by the Issuer, if applicable:

(a)
in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

(b)
in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)
in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent.

(14)
cash dividends or other distributions on the Issuer’s Capital Stock used to, or the making of loans to any direct or indirect parent of the Issuer to, fund the Acquisition and the payment of fees and expenses incurred in connection with the Acquisition or owed by the Issuer or any direct or indirect parent of the Issuer, as the case may be, or Restricted Subsidiaries of the Issuer to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(15)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(16)	purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(17)
payments of cash, or dividends, distributions or advances by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(18)
the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Change of Control” and “—Asset Sales”; provided that all notes tendered by holders of the notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(19)
any payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments, in connection with the consummation of the Acquisition or as contemplated by the Acquisition Documents (other than payments to any Permitted Holder or any Affiliate thereof);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (7), (10) and (11), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries are Restricted Subsidiaries. The Issuer is prohibited from permitting any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)
(i)  pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c)	sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents;

(2)
(i)  the Indenture, the notes, the Security Documents and the Intercreditor Agreement and (ii) the Senior Subordinated Note Purchase Agreement (as defined under “Description of Other Indebtedness”), the Senior Subordinated Notes and the indenture governing the Senior Subordinated Notes;

(3)	applicable law or any applicable rule, regulation or order;

(4)
any agreement or other instrument relating to Indebtedness of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)
contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6)
Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(10)
customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease;

(11)
any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12)
other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Issuer (i) that is a Note Guarantor that is Incurred subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (ii) that is Incurred by a Foreign Subsidiary of the Issuer subsequent to the Issue Date pursuant to clause (d), (l) or (t) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(13)	any Restricted Investment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment; or

(14)
any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales. The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a)
any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets,

(b)
any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(c)
any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 2.0% of Total Assets and $50.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 365 days after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(1)
to repay Indebtedness constituting First Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), Indebtedness of a Foreign Subsidiary or Pari Passu Indebtedness (provided that if the Issuer or any Note Guarantor shall so reduce Obligations under Pari Passu Indebtedness (other than any First Priority Lien Obligation), the Issuer will equally and ratably reduce Obligations under the notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of notes) or Indebtedness of a Restricted Subsidiary that is not a Note Guarantor, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer,

(2)
to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case used or useful in a Similar Business, or

(3)
to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), properties or assets that replace the properties and assets that are the subject of such Asset Sale.

In the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another binding commitment within nine months of such cancellation or termination of the prior binding commitment; provided, further that the Issuer or such Restricted Subsidiary may only enter into such a commitment under the foregoing provision one time with respect to each Asset Sale.

Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this paragraph (it being understood that any portion of such Net Proceeds used to make an offer to purchase notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make an offer to all holders of notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed, or if such notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of notes at such holder’s registered address. If any note is to be purchased in part only, any notice of purchase that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased.

The Credit Agreement provides that certain asset sale events with respect to the Issuer constitute a default under the Credit Agreement. Any future credit agreements or similar agreements to which the Issuer becomes a party may contain similar restrictions and provisions. In the event that an Asset Sale occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its lenders, including the lenders under the Credit Agreement, to purchase the notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the Indenture that would, in turn, constitute a default under the Issuer’s other Indebtedness.

Transactions with Affiliates. The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:

(a)
such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(b)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1)
transactions between or among the Issuer and/or any of its Restricted Subsidiaries and any merger of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

(3)
(x) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, annual management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (A) $3.0 million and (B) 1.25% of EBITDA of the Issuer and its Restricted Subsidiaries for the immediately preceding fiscal year, and out-of-pocket expense reimbursement; provided, however, that any payment not made in any fiscal year may be carried forward and paid in the following two fiscal years and (y) the payment of the present value of all amounts payable pursuant to any agreement described in clause 3(x) in connection with the termination of such agreement;

(4)
the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;

(5)
payments by the Issuer or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to certain agreements between the Issuer and the Sponsors described in this prospectus or (y) approved by a majority of the Board of Directors of the Issuer in good faith;

(6)
transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7)	payments or loans (or cancellation of loans) to employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

(8)
any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by senior management or the Board of Directors of the Issuer;

(9)
the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, Acquisition Documents, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in this prospectus and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(10)	the execution of the Acquisition and the payment of all fees and expenses related to the Acquisition, including fees to the Sponsors;

(11)
(a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(12)	any transaction effected as part of a Qualified Receivables Financing;

(13)	the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(14)
the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(15)	the entering into of any tax sharing agreement or arrangement and any payments permitted by clause (12) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(16)	any contribution to the capital of the Issuer;

(17)	transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(18)
transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(19)	pledges of Equity Interests of Unrestricted Subsidiaries;

(20)	any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(21)
intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture.

Liens. The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist (i) any Lien on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness unless the notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes) the obligations so secured until such time as such obligations are no longer secured by a Lien or (ii) any Lien securing any First Priority Lien Obligation of the Issuer or any Note Guarantor without effectively providing that the notes or the applicable Note Guarantee, as the case may be, shall be granted a second priority security interest (subject to Permitted Liens) upon the assets or property constituting the collateral for such First Priority Lien Obligations, except as set forth under “—Security for the Notes”; provided, however, that if granting such second priority security interest requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second priority security interest for the benefit of the Trustee on behalf of the holders of the notes; provided, further, however, that if such third party does not consent to the granting of such second priority security interest after the use of commercially reasonable efforts, the Issuer will not be required to provide such security interest.

Clause (i) of the preceding paragraph will not require the Issuer or any Restricted Subsidiary of the Issuer to secure the notes if the Lien consists of a Permitted Lien. Any Lien which is granted to secure the notes or such Note Guarantee under clause (i) of the preceding paragraph (unless also granted pursuant to clause (ii) of the preceding paragraph) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the notes or such Note Guarantee under such clause (i).

Reports and Other Information. The Indenture provides that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1)
within the time period specified in the SEC’s rules and regulations, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2)
within the time period specified in the SEC’s rules and regulations, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3)
promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4)	any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of notes, including by posting such reports on the primary website of the Issuer or its subsidiaries, in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

In the event that:

(a)	the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis; and

(b)	such parent entity of the Issuer is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer,

such consolidated reporting at such parent entity’s level in a manner consistent with that described in this covenant for the Issuer will satisfy this covenant.

In addition, the Issuer has agreed that, for so long as any notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, such requirements shall be deemed satisfied prior to the commencement of the exchange offer covered by this prospectus by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of the description of this covenant.

In the event that any direct or indirect parent of the Issuer is or becomes a Note Guarantor of the notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Note Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

Future Note Guarantors. The Indenture provides that the Issuer will cause each Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that:

(a)	guarantees any Indebtedness of the Issuer or any of its Restricted Subsidiaries; or

(b)
incurs any Indebtedness or issues any shares of Disqualified Stock permitted to be Incurred or issued pursuant to clauses (a) or (l) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or not permitted to be Incurred by such covenant, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the notes. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under “—Note Guarantees.”

Amendment of Security Documents. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the holders of the notes in any material respect, except as described above under “—Security for the Notes” or as permitted under “—Amendments and Waivers.”

After-Acquired Property. The Indenture will provide that upon the acquisition by any Issuer or any Note Guarantor of any First Priority After-Acquired Property, the Issuer or such Note Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Trustee a perfected security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described under “—Security for the Notes”) added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such second priority security interest in such First Priority After-Acquired Property requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second priority interest for the benefit of the Trustee on behalf of the holders of the notes; provided further, however, that if such third party does not consent to the granting of such second priority security interest after the use of such commercially reasonable efforts, the Issuer or such Note Guarantor, as the case may be, will not be required to provide such security interest.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture provides that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:
(1)
the Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the notes is a corporation;

(2)
the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Indenture, the notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)
immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(4)
immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

(a)
the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)
the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)
each Note Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under the Indenture and the notes; and

(6)
the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the Indenture, the notes and the Security Documents, and in such event the Issuer will automatically be released and discharged from its obligations under the Indenture, the notes and the Security Documents. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

The Indenture further provides that, subject to certain provisions in the Indenture governing release of a Note Guarantee upon the sale or disposition of a Restricted Subsidiary of the Issuer that is a Note Guarantor, no Note Guarantor will, and the Issuer will not permit any Note Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Note Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than any such sale, assignment, transfer, lease, conveyance or disposition in connection with the Acquisition) unless:

(1)
either (a) such Note Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Note Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Note Guarantor or such Person, as the case may be, being herein called the “Successor Note Guarantor”) and the Successor Note Guarantor (if other than such Note Guarantor) expressly assumes all the obligations of such Note Guarantor under the Indenture, such Note Guarantors’ Note Guarantee and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “—Certain Covenants—Asset Sales”; and

(2)
the Successor Note Guarantor (if other than such Note Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Note Guarantor (if other than such Note Guarantor) will succeed to, and be substituted for, such Note Guarantor under the Indenture, such Note Guarantor’s Note Guarantee and the Security Documents, and such Note Guarantor will automatically be released and discharged from its obligations under the Indenture, such Note Guarantor’s Note Guarantee and the Security Documents.

Notwithstanding the foregoing, (1) a Note Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Note Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Note Guarantor is not increased thereby and (2) a Note Guarantor may merge, amalgamate or consolidate with another Note Guarantor or the Issuer.

In addition, notwithstanding the foregoing, any Note Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) the Issuer or any Note Guarantor or (y) any Restricted Subsidiary of the Issuer that is not a Note Guarantor; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed 5.0% of the consolidated assets of the Issuer and the Note Guarantors as shown on the most recent available balance sheet of the Issuer and the Restricted Subsidiaries after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date (excluding Transfers in connection with the Acquisition).

Upon consummation of the Acquisition, the Issuer executed and delivered to the Trustee a supplemental indenture of the type referred to in the first clause (2) under this heading “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets,” pursuant to which the Issuer is the Successor Company and has succeeded to, and been substituted for, and may exercise every right and power of, Merger Sub under the Indenture.

Defaults

An Event of Default is defined in the Indenture as:
(1)	a default in any payment of interest (including any additional interest) on any note of such series when due, continued for 30 days,

(2)	a default in the payment of principal or premium, if any, of any note of such series when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3)	the failure by the Issuer or any of Restricted Subsidiaries to comply with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” above,

(4)	the failure by the Issuer or any of Restricted Subsidiaries to comply for 60 days after notice with its other agreements contained in the notes of such series or the Indenture,

(5)
the failure by the Issuer or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million or its foreign currency equivalent (the “cross-acceleration provision”),

(6)	certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (the “bankruptcy provisions”),

(7)	failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”),

(8)
any Note Guarantee of a Significant Subsidiary with respect to such series of notes ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor denies or disaffirms its obligations under the Indenture or any Note Guarantee with respect to such series of Notes and such Default continues for 10 days,

(9)
unless all of the Collateral has been released from the second priority Liens in accordance with the provisions of the Security Documents with respect to such series of notes, the Issuer shall assert or any Note Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions, or

(10)
the failure by the Issuer or any Note Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the notes of such series and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clauses (8) and (9) the “security default provisions”).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (4) or (10) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of outstanding notes of such series notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (4) or (10) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs with respect to a series of notes and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding notes of such series by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Senior Subordinated Notes of such series to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to the Issuer and the Representative under the Credit Agreement and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the

Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuer deliver an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing,

(2)	holders of at least 25% in principal amount of the outstanding notes of the applicable series have requested the Trustee to pursue the remedy,

(3)	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)	the holders of a majority in principal amount of the outstanding notes of the applicable series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each holder of notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture and the Security Documents may be amended with respect to each series of notes with the consent of the holders of a majority in principal amount of the notes of such series then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes of such series then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the amount of notes whose holders must consent to an amendment,

(2)	reduce the rate of or extend the time for payment of interest on any note,

(3)	reduce the principal of or change the Stated Maturity of any note,

(4)	reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under “—Optional Redemption” above,

(5)	make any note payable in money other than that stated in such note,

(6)	expressly subordinate the notes or any Note Guarantee to any other Indebtedness of the Issuer or any Note Guarantor;

(7)
impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes,

(8)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions,

(9)	modify any Note Guarantee in any manner adverse to the holders, or

(10)	make any change in the provisions in the Intercreditor Agreement or the Indenture dealing with the application of proceeds of Collateral that would adversely affect the holders of the notes.

Without the consent of the holders of at least two-thirds in aggregate principal amount of the notes of a series then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the notes of such series.

Without the consent of any holder, the Issuer and Trustee may amend the Indenture, any Security Document or the Intercreditor Agreement to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Successor Company of the obligations of the Issuer under the Indenture and the notes, to provide for the assumption by a Successor Guarantor of the obligations of a Note Guarantor under the Indenture and its Note Guarantee, to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code), to add a Note Guarantee with respect to the notes, to secure the notes, to add additional assets as Collateral, to release Collateral from the Lien pursuant to the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by the Indenture or the Security Documents, to modify the Security Documents and/or the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding Other Second-Lien Obligations so long as such Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreement or the Indenture, to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA to effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of additional fixed rate notes or floating rate notes. In addition, the Intercreditor Agreement will provide that subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents with respect to First Priority Lien Obligations will apply automatically to the comparable Security Documents with respect to the Notes.

The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuer is required to mail to the respective noteholders a notice briefly describing such amendment. However, the failure to give such notice to all noteholders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent corporation, as such, will have any liability for any obligations of the Issuer under the notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A noteholder may transfer or exchange notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note selected for redemption or to transfer or exchange any note for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of notes, as expressly provided for in the Indenture) as to all outstanding notes when:

(1)
either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year (or, in the case of floating rate notes, within the remaining term of the then current Interest Period) or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year (or, in the case of floating rate notes, within the remaining term of the then current Interest Period) under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Issuer and/or the Note Guarantors have paid all other sums payable under the Indenture; and

(3)
the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuer at any time may terminate all its obligations under the notes and the Indenture with respect to the holders of the fixed rate notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. The Issuer at any time may terminate its obligations under the covenants described under “—Certain Covenants” for the benefit of the holders of the fixed rate notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the security default provisions described under “—Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the fixed rate notes) and the undertakings and covenants contained under “—Change of Control” and “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the fixed rate notes. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee and the Security Documents so long as no floating rate notes are then outstanding.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8), (9) or (10) under “—Defaults” or because of the failure of the Issuer to comply with the first clause (4) under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise its defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the fixed rate notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the fixed rate notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law).

Concerning the Trustee

Wells Fargo Bank, N.A. is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and a Paying Agent with regard to the notes.

Governing Law

The Indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Registration Rights; Additional Interest

The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as holders of the notes.

The Issuer, the Note Guarantors and the initial purchasers entered into the Registration Rights Agreement on September 20, 2006. Pursuant to the Registration Rights Agreement, the Issuer and the Note Guarantors agreed to use their commercially reasonable efforts to file with the SEC and cause to become effective a registration statement, on the appropriate form under the Securities Act, relating to the exchange notes. Upon the effectiveness of the exchange offer registration statement, the Issuer and the Note Guarantors will offer to the holders of the outstanding notes who are able to make certain representations the opportunity to exchange their outstanding notes for the exchange notes.

If, with respect to either or both of the fixed rate notes or the floating rate notes, as the case may be:

(1)	the Issuer and the Note Guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2)	any holder of fixed rate notes or the floating rate notes, as the case may be, notifies us prior to the 20th day following consummation of the exchange offer that:

(a)	it is prohibited by law or SEC policy from participating in the exchange offer; or

(b)
that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus (other than by reason of such holder’s status as our affiliate) and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

(c)	that it is a broker-dealer and owns fixed rate notes or the floating rate notes, as the case may be, acquired directly from us or our affiliate,

the Issuer and the Note Guarantors will, with respect to either or both of the fixed rate notes or the floating rate notes, as the case may be, file with the SEC a shelf registration statement to cover resales of the notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

The Issuer and the Note Guarantors will use their commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

The Registration Rights Agreement provides that:
(1)
the Issuer and the Note Guarantors will use their commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 365 days after the Issue Date;

(2)	unless the exchange offer would not be permitted by applicable law or SEC policy, the Issuer and the Note Guarantors will

(a)	commence the exchange offer; and

(b)	issue exchange notes in exchange for all outstanding notes tendered prior thereto in the exchange offer; and

(3)
if obligated to file the shelf registration statement, the Issuer and the note guarantors will file the shelf registration statement with the SEC on or prior to 180 days after such filing obligation arises and will use their commercially reasonable efforts to cause the Shelf Registration to be declared effective by the SEC on or prior to 365 days after such obligation arises.

If:

(1)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”); or

(2)	the Issuer and the Note Guarantors fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

(3)
the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable, subject to certain exceptions, in connection with resales or exchanges of outstanding notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (3) above, a “Registration Default”), then the Issuer and the Note Guarantors will pay additional interest to each holder of the affected series of outstanding notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to 0.25% per annum of the principal amount of outstanding notes held by such holder.

The amount of the additional interest will increase by an additional 0.25% per annum of the principal amount of such outstanding notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 1.0% per annum of the principal amount of such outstanding notes.

All references in the Indenture, in any context, to any interest payable on or with respect to the outstanding notes shall be deemed to include any additional interest payable pursuant to the Registration Rights Agreement.

All accrued additional interest will be paid by the Issuer and the Guarantors on each interest payment date to the Global Note holder (as defined below) by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of additional interest will cease.

Holders of outstanding notes will be required to make certain representations to the Issuer (as described in the Registration Rights Agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement within the time periods set forth in the Registration Rights Agreement in order to have their outstanding notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth above. By acquiring outstanding notes, a holder will be deemed to have agreed to indemnify the Issuer and the Note Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of outstanding notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from the Issuer.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition by Affiliates of the Sponsors of substantially all of the outstanding shares of capital stock of the Issuer, pursuant to the Merger Agreement.

“Acquisition Documents” means the Merger Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the Acquisition Documents as in effect on the Issue Date).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Fixed Rate Note on any applicable redemption date, the greater of:

(1)	1% of the then outstanding principal amount of the Fixed Rate Note; and

(2)	the excess of:

(a)
the present value at such redemption date of (i) the redemption price of the Fixed Rate Note, at September 15, 2010 (such redemption price being set forth in the applicable table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the Fixed Rate Note through September 15, 2010 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the then outstanding principal amount of the Fixed Rate Note.

“Asset Sale” means:

(1)
the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/ Leaseback Transaction) outside the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”) or

(2)
the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a)	a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business;

(b)
the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d)
any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than $7.5 million;

(e)
any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;

(f)
any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g)	foreclosure on assets of the Issuer or any of its Restricted Subsidiaries;

(h)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j)	any sale of inventory or other assets in the ordinary course of business;

(k)	any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l)
a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing; and

(m)	the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Calculation Agent” means a financial institution appointed by the Issuer to calculate the interest rate payable on the Floating Rate Notes in respect of each Interest Period, which shall initially be the Trustee.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1)
U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)
securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)
certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)
repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)
commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)
readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)
Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; and

(8)	investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Collateral Agent” means the Trustee in its capacity as “Collateral Agent” under the Indenture and under the Security Documents and any successor thereto in such capacity.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)
consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees); plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)	commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

(4)	interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)
any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto), including, without limitation, any severance expenses, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to new product lines, plant shutdown costs, acquisition integration costs, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Indebtedness permitted to be Incurred by the Indenture (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments made under the Acquisition Documents or otherwise related to the Transactions, in each case, shall be excluded;

(2)
any increase in amortization or depreciation or any one-time non-cash charges or increases or reductions in Net Income, in each case resulting from purchase accounting in connection with the Transactions or any acquisition that is consummated after the Issue Date shall be excluded;

(3)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)	any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(5)
any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) shall be excluded;

(6)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(7)
the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8)
solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Note Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9)
an amount equal to the amount of Tax Distributions actually made to any parent of such Person in respect of such period in accordance with clause (12) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)
any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards (“SFAS”) Nos. 142 and 144 and the amortization of intangibles arising pursuant to SFAS No. 141 shall be excluded;

(11)
any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(12)
any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) the costs and expenses after the Issue Date related to employment of terminated employees, (d) costs or expenses realized in connection with, resulting from or in anticipation of the Transactions or (e) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(13)	accruals and reserves that are established within 12 months after the Issue Date and that are so required to be established in accordance with GAAP shall be excluded;

(14)
solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-wholly-owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15)
(a) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 shall be excluded;

(16)
unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the applications of Financial Accounting Standard 52 shall be excluded; and

(17)
solely for the purpose of calculating Restricted Payments, the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by the Issuer during any Reference Period shall be included.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Taxes” means provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)
to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Note Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer or such Note Guarantor after the Issue Date; provided that:

(1)	such cash contributions have not been used to make a Restricted Payment,

(2)
if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of the Issuer or such Note Guarantor, as the case may be, the amount in excess shall be Indebtedness (other than Secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Notes, and

(3)
such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof.

“Credit Agreement” means (i) the credit agreement entered into in connection with, and on or prior to, the consummation of the Acquisition, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, among the Issuer, the guarantors named therein, the financial institutions named therein, and Credit Suisse, as Administrative Agent, and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to the Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.

“Determination Date” with respect to an Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Discharge of Senior Lender Claims” shall mean, except to the extent otherwise provided in the Intercreditor Agreement, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First Priority Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First Priority Lien Obligations. In the event the First Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)
matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)),

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)	is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)	Consolidated Taxes; plus

(2)	Consolidated Interest Expense; plus

(3)	Consolidated Non-cash Charges; plus

(4)
business optimization expenses and other restructuring charges or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, plant closures, retention, systems establishment costs and excess pension charges); provided that with respect to each business optimization expense or other restructuring charge, the Issuer shall have delivered to the Trustee an Officers’ Certificate specifying and quantifying such expense or charge and stating that such expense or charge is a business optimization expense or other restructuring charge, as the case may be; plus

(5)
the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period pursuant to the terms of the agreements between the Sponsors and the Issuer and its Subsidiaries as described with particularity in this prospectus and as in effect on the Issue Date;

less, without duplication,

(6)
non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1)	public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-8; and

(2)	any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Issue Date from:
(1) contributions to its common equity capital, and

(2)
the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an Officer of the Issuer on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First Lien Agent” has the meaning given to such term in the Intercreditor Agreement.

“First Priority After-Acquired Property” means any property (other than the initial collateral) of the Issuer or any Note Guarantor that secures any Secured Bank Indebtedness.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (iii) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (including the Transactions), discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event (including, to the extent applicable, from the Transactions), and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 4 to the “Summary Historical and Unaudited Pro Forma Financial Data” under “Prospectus Summary” in this prospectus to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense of such Person for such period, and

(2)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)
the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)
to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(3)
to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; and

(4)
to the extent not otherwise included, with respect to the Issuer and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing);

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing or (5) obligations under the Acquisition Documents.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Intercreditor Agreement” means the intercreditor agreement among Credit Suisse, as agent under the Credit Agreement Documents, the Trustee, the Issuer, Berry Plastics Group, Inc. and each Note Guarantor, as it may be amended from time to time in accordance with the Indenture.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include December 14, 2006.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)
securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3)
investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)
corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)
“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)	the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b)	the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)
any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means the date on which the Notes are originally issued.

“LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.

“Merger Agreement” means the agreement and plan of merger, dated as of June 28, 2006, by and among Holdings, Merger Sub and Berry Plastics Group, as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the Merger Agreement as in effect on the Issue Date).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Note Guarantee” means any guarantee of the obligations of the Issuer under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Note Guarantor” means any Person that Incurs a Note Guarantee; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with the Indenture, such Person ceases to be a Note Guarantor.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Other Second-Lien Obligations” means other Indebtedness of the Issuer and its Restricted Subsidiaries that is equally and ratably secured with the Notes and is designated by the Issuer as an Other Second-Lien Obligation.

“Pari Passu Indebtedness” means:

(1)	with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2)	with respect to any Note Guarantor, its Note Guarantee and any Indebtedness which ranks pari passu in right of payment to such Note Guarantor’s Note Guarantee.

“Paying Agent” means an office or agency maintained by the Issuer where the notes may be presented for payment.

“Permitted Holders” means, at any time, each of (i) the Sponsors and (ii) the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)	any Investment in the Issuer or any Restricted Subsidiary;

(2)	any Investment in Cash Equivalents or Investment Grade Securities;

(3)
any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)
any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date;

(6)	advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $15.0 million at any one time outstanding;

(7)
any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)
Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9)
any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 4.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)
additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 4.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11)	loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business;

(12)
Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments”;

(13)
any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6), (7) and (11)(b) of such paragraph);

(14)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)
guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Future Note Guarantors”;

(16)
Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(17)
any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(18)	additional Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date not to exceed at any one time in the aggregate outstanding, $15.0 million; and

(19)
Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.

“Permitted Liens” means, with respect to any Person:

(1)
pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)
Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)
Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)
minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)
(A) Liens on assets of a Restricted Subsidiary that is not a Note Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”, (B) Liens securing an aggregate principal amount of First Priority Lien Obligations not to exceed the greater of (x) the aggregate amount of Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 4.00 to 1.00 and (C) Liens securing Indebtedness permitted to be Incurred pursuant to clause (d), (l) or (t) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (provided that in the case of clause (t), such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Foreign Subsidiary);

(7)	Liens existing on the Issue Date;

(8)
Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9)
Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10)
Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)
Liens securing Hedging Obligations not incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15)	Liens in favor of the Issuer or any Note Guarantor;

(16)	Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)	grants of software and other technology licenses in the ordinary course of business;

(20)
Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6)(B), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B), for purposes of clause (1) under “—Security for the Notes —Release of Collateral” and for purposes of the definition of Secured Bank Indebtedness;

(21)	Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)
judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)	Liens incurred to secure cash management services in the ordinary course of business; and

(25)	other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $20.0 million at any one time outstanding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)
the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Notes or any Refinancing Indebtedness with respect to the Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(a)
(a)no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)
with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(c)
to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Registrar” means an office or agency maintained by the Issuer where the notes may be presented for registration of transfer or for exchange.

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of the Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(B) of the definition of Permitted Lien.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) that constitutes First Priority Lien Obligations to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (including the Transactions), discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event (including, to the extent applicable, from the Transactions) and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote 4 to the “Summary

Historical and Unaudited Pro Forma Financial Data” under “Prospectus Summary” in this prospectus to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the Indenture.

“Senior Subordinated Notes” means the 11% Senior Subordinated Notes due 2016 of the Issuer to be issued on the Issue Date to affiliates of The Goldman Sachs Group, Inc.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsors” means (i) Apollo Management, L.P., Graham Partners, Inc. and any of their respective Affiliates (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors; provided that any Apollo Sponsor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of the Issuer.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Note Guarantor, any Indebtedness of such Note Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax Distributions” means any distributions described in clause (12) of the covenant entitled “—Certain Covenants—Limitation on Restricted Payments.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer.

“Transactions” means the Acquisition and the transactions related thereto, the offering of the Notes, the issuance and sale of the Senior Subordinated Notes on the Issue Date and borrowings made pursuant to the Credit Agreement on the Issue Date.

“Treasury Rate” means, with respect to the Fixed Rate Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to September 15, 2010; provided, however, that if the period from such redemption date to September 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1)
any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)	who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(a)	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)
(1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)	no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)
obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences relating to the exchange of the outstanding notes for exchange notes in the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, administrative, or judicial action, possibly with retroactive effect. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following summary, and accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below. This summary only applies to you if you exchange your outstanding notes for exchange notes in the exchange offer. This summary also does not discuss the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. In addition, this summary does not describe every aspect of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or if you are subject to special tax rules, including, without limitation, if you are:

•	a bank;

•	a financial institution;

•	a broker or dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	an insurance company;

•	a person whose functional currency is not the U.S. dollar;

•	a tax-exempt organization;

•	an investor in a pass-through entity holding the notes;

•	an S-corporation, a partnership or other entity treated as a partnership for tax purposes;

•	a U.S. expatriate;

•	a person holding notes as a part of a hedging, conversion or other risk-reduction transaction or a straddle for tax purposes; or

•	a foreign person or entity.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The exchange of the outstanding notes for the exchange notes in the exchange offer should not constitute a taxable exchange for U.S. federal income tax purposes, because the exchange notes should not be considered to differ materially in kind or extent from the outstanding notes. As a result, for U.S. federal income tax purposes (1) you should not recognize any income, gain or loss as a result of exchanging the outstanding notes for the exchange notes; (2) the holding period of the exchange notes should include the holding period of the outstanding notes exchanged therefor; and (3) the adjusted tax basis of the exchange notes should be the same as the adjusted tax basis of the outstanding notes exchanged therefor immediately before such exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending 180 days from the date on which this registration statement is declared effective, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale. In addition, until , 2006, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on the resale of exchange notes and any commission or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. Any such broker-dealer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes. By delivering a prospectus, however, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of its outstanding notes directly from us:

•
may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

We have agreed to pay all expenses incident to the performance of our obligations in relation to the exchange offer (including the expenses of one counsel for the holder of the outstanding notes) other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the exchange notes, including any broker-dealers, against various liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and guarantees offered hereby will be passed upon for us by Jeffrey D. Thompson, our Vice President and General Counsel in respect of the laws of the State of Indiana and by Wachtell, Lipton, Rosen & Katz in respect of the laws of the States of Delaware and New York.  Mr. Thompson owns shares of common stock of Berry Plastics Group and has options to purchase shares of common stock of Berry Plastics Group.

EXPERTS

The consolidated financial statements of Holdings as of December 31, 2005 and January 1, 2005, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years ended December 31, 2005, January 1, 2005 and December 27, 2003 appearing in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The indenture governing the notes requires us to file annual and quarterly reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information we file at the Commission’s public reference room in Washington, D.C. You may request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Unless stated below, our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated by reference into and do not constitute part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information by referring to another document filed separately with the SEC. Any information incorporated by reference is considered to be part of this prospectus. This prospectus and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that Berry Plastics Holding Corporation later files with the SEC may update and supersede the information in this prospectus.

We incorporate by reference into this prospectus the quarterly reports of Berry Plastics Holding Corporation which were filed with the SEC under the Exchange Act on Form 10-Q on November 14, 2006.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and the Form 10-Q incorporated by reference in this prospectus or other information concerning us, without charge, by written or telephonic request directed to us at Berry Plastics Holding Corporation,101 Oakley Street, Evansville, Indiana 47710, Telephone: (812) 424-2904 or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than , 2006. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended. We may extend the exchange offer in our sole discretion. See “Exchange Offer” for more detailed information.

INDEX TO FINANCIAL STATEMENTS

BPC HOLDING CORPORATION

BPC Holding Corporation

Consolidated Balance Sheets
(in thousands of dollars, except share information)

	July 1, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$35,251	$24,756
Accounts receivable (less allowance for doubtful accounts of $6,376 at July 1, 2006 and $5,766 at December 31, 2005)	166,924	140,443
Inventories:
Finished goods	113,560	101,632
Raw materials and supplies	49,794	50,716
	163,354	152,348
Deferred income taxes	8,623	22,905
Prepaid expenses and other current assets	29,245	39,037
Total current assets	403,397	379,489

Property and equipment:
Land	12,345	12,292
Buildings and improvements	95,139	92,810
Equipment and construction in progress	551,547	497,364
	659,031	602,466
Less accumulated depreciation	222,561	179,022
	436,470	423,444

Intangible assets:
Deferred financing fees, net	16,783	18,333
Customer relationships, net	248,662	255,981
Goodwill	495,693	495,258
Trademarks, net	45,131	47,065
Other intangibles, net	27,150	28,260
	833,419	844,897
Total assets	$1,673,286	$1,647,830

See notes to consolidated financial statements.

BPC Holding Corporation

Consolidated Balance Sheets (continued)
(in thousands of dollars, except share information)

	July 1, 2006	December 31, 2005
	(Unaudited)
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$97,310	$64,970
Accrued interest	17,046	20,165
Employee compensation, payroll and other taxes	44,472	43,915
Accrued expenses and other current liabilities	30,332	34,730
Current portion of long-term debt	14,419	13,928
Total current liabilities	203,579	177,708
Long-term debt, less current portion	1,121,401	1,146,692
Deferred income taxes	94,466	94,934
Other long-term liabilities	26,171	25,108
Total liabilities	1,445,617	1,444,442

Stockholders’ equity:
Preferred Stock; $.01 par value: 500,000 shares authorized; 0 shares issued and outstanding at July 1, 2006 and December 31, 2005	—	—
Common Stock; $.01 par value: 5,000,000 shares authorized; 3,398,807 shares issued and 3,374,351 shares outstanding at July 1, 2006; and 3,398,807 shares issued and 3,374,348 shares outstanding at December 31, 2005	34	34
Additional paid-in capital	348,715	346,943
Adjustment of the carryover basis of continuing stockholders	(196,603)	(196,603)
Notes receivable—common stock	(11,389)	(14,273)
Treasury stock: 23,196 and 24,459 shares of common stock at July 1, 2006 and December 31, 2005, respectively	(3,525)	(3,547)
Retained earnings	76,881	58,969
Accumulated other comprehensive income	13,556	11,865
Total stockholders’ equity	227,669	203,388
Total liabilities and stockholders’ equity	$1,673,286	$1,647,830

See notes to consolidated financial statements.

BPC Holding Corporation

Consolidated Statements of Income
(in thousands of dollars)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
	(Unaudited)		(Unaudited)
Net sales	$375,114	$282,871	$731,078	$508,181
Cost of goods sold	299,320	233,477	583,941	417,493

Gross profit	75,794	49,394	147,137	90,688

Operating expenses:
Selling	9,723	7,593	20,143	14,895
General and administrative	16,991	9,546	31,794	18,425
Research and development	1,899	1,428	3,875	2,456
Amortization of intangibles	5,325	1,985	10,689	3,758
Other expenses	2,724	389	3,781	693
Operating income	39,132	28,453	76,855	50,461

Other expenses (income):
Unrealized loss (gain) on investment in Southern Packaging	(515)	937	(299)	1,569

Income before interest and taxes	39,647	27,516	77,154	48,892

Interest:
Expense	22,721	16,513	45,123	30,535
Loss on extinguished debt	—	7,045	—	7,045
Income	(218)	(208)	(612)	(412)
Income before income taxes	17,144	4,166	32,643	11,724

Income taxes	7,412	2,415	14,731	6,174
Net income	$9,732	$1,751	$17,912	$5,550

See notes to consolidated financial statements.

BPC Holding Corporation

Consolidated Statements of Changes in Stockholders’ Equity
(Unaudited)
(in thousands of dollars)

	Common Stock	Additional Paid-In Capital	Adjustment of the carryover basis of continuing stockholders	Notes receivable— common stock	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income (Losses)	Total
Balance at December 31, 2005	$ 34	$ 346,943	$ (196,603)	$ (14,273)	$ (3,547)	$ 58,969	$ 11,865	$ 203,388
Collection on notes receivable	—	—	—	3,234	—	—	—	3,234
Purchase of treasury stock	—	(204)	—	—	(827)	—	—	(1,031)
Sale of treasury stock	—	—	—	—	849	—	—	849
Interest on notes receivable	—	—	—	(350)	—	—	—	(350)
Stock-based compensation	—	1,976	—	—	—	—	—	1,976
Translation gains	—	—	—	—	—	—	1,758	1,758
Other compre- hensive losses	—	—	—	—	—	—	(67)	(67)
Net income	—	—	—	—	—	17,912	—	17,912
Balance at July 1, 2006	$ 34	$ 348,715	$ (196,603)	$ (11,389)	$ (3,525)	$ 76,881	$ 13,556	$ 227,669

See notes to consolidated financial statements.

BPC Holding Corporation

Consolidated Statements of Cash Flows
(in thousands of dollars)

	Twenty-six Weeks Ended
	July 1, 2006	July 2, 2005
	(Unaudited)	(Unaudited)
Operating activities:
Net income	$17,912	$5,550
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	43,307	30,391
Non-cash interest expense	954	982
Write off of deferred financing fees	—	7,045
Amortization of intangibles	10,689	3,758
Non-cash compensation	1,976	—
Unrealized (gain) loss on investment in Southern Packaging	(299)	1,569
Deferred income taxes	13,833	5,641
Changes in operating assets and liabilities:
Accounts receivable, net	(26,077)	(21,910)
Inventories	(10,783)	8,697
Prepaid expenses and other assets	9,452	4,007
Accrued interest	(3,118)	1,759
Payables and accrued expenses	29,296	3,896
Net cash provided by operating activities	87,142	51,385

Investing activities:
Additions to property and equipment	(52,217)	(32,303)
Proceeds from disposal of property and equipment	23	1,710
Acquisitions of businesses	—	(468,106)
Net cash used for investing activities	(52,194)	(498,699)

Financing activities:
Proceeds from long-term borrowings	—	466,457
Payments on long-term borrowings	(27,624)	(13,900)
Proceeds from notes receivable	3,234	—
Purchase of treasury stock	(1,031)	—
Sale of treasury stock	849	134
Net cash provided by (used for) financing activities	(24,572)	452,691
Effect of exchange rate changes on cash	119	12
Net increase in cash and cash equivalents	10,495	5,389
Cash and cash equivalents at beginning of period	24,756	264
Cash and cash equivalents at end of period	$35,251	$5,653

See notes to consolidated financial statements.

BPC Holding Corporation

Notes to Consolidated Financial Statements
(In thousands of dollars, except as otherwise noted)
(Unaudited)

1. Basis of Presentation

The accompanying unaudited consolidated financial statements of BPC Holding Corporation (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full fiscal year. The accompanying financial statements include the results of the Company and its wholly-owned subsidiary, Berry Plastics Corporation (“Berry”), and Berry’s wholly-owned subsidiaries. Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

2. Recent Development

On June 28, 2006, the Company and affiliates of Apollo Management, L.P. (“Apollo”) and Graham Partners, Inc. (“Graham Partners” and, together with Apollo, the “Sponsors”) signed a definitive agreement for the Sponsors to acquire the Company for an enterprise value of $2.25 billion in aggregate consideration (subject to adjustments in accordance with the definitive agreement) (the “Acquisition”). The Acquisition was consummated on September 20, 2006. As a result of the Acquisition, the Company is a wholly-owned subsidiary of Berry Plastics Group, Inc., the majority shareholder of which is Apollo.

3. Recent Acquisitions

On April 11, 2005, a subsidiary of Berry, Berry Plastics de México, S. de R.L. de C.V., acquired all of the injection molding closure assets of Euromex Plastics, S.A. de C.V. (“Euromex”), an injection molding manufacturer located in Toluca, Mexico (“the Mexico Acquisition”), for aggregate consideration of approximately $8.2 million. The purchase price was allocated to fixed assets ($4.1 million), inventory ($1.6 million), goodwill ($0.7 million), and other intangibles ($1.8 million). The purchase was financed through borrowings under the Company’s existing revolving credit facility and cash on hand. The operations from the Mexico Acquisition are included in our results of operations since the acquisition date.

On June 3, 2005, Berry acquired Kerr Group, Inc. (“Kerr”) for aggregate consideration of approximately $454.8 million (the “Kerr Acquisition”), including direct costs associated with the acquisition. The operations from the Kerr Acquisition are included in our results of operations since the acquisition date. The purchase price was financed through additional term loan borrowings under an amendment to our existing senior secured credit facility and cash on hand. The following table summarizes the allocation of purchase price and the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition.

Current assets	$85,417
Property and equipment	145,688
Goodwill	134,003
Customer relationships	182,094
Trademarks	16,140
Other intangibles	22,291
Total assets	585,633

Current liabilities	56,862
Long-term liabilities	73,942
Total liabilities	130,804
Net assets acquired	$454,829

In accordance with the criteria stated in Emerging Issues Task Force (“EITF”) Issue No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” (“EITF 95-3”), the Company established opening balance sheet reserves related to plant shutdown and severance costs. The opening balances and current year activity is presented in the following table.

Established at Opening Balance Sheet
		January 1, 2006	Payments	July 1, 2006
EITF 95-3 reserves	$ 2,700	$ 2,221	$ (588)	$ 1,633

The pro forma financial results presented below are unaudited and assume that the Kerr Acquisition occurred at the beginning of the respective period. Pro forma results have not been adjusted to reflect the Mexico Acquisition as they do not differ materially from the pro forma results presented below. Pro forma net sales and net income were $352,963 and $5,503, respectively, for the thirteen weeks ended July 2, 2005. Pro forma net sales and net income were $676,496 and $7,227, respectively, for the twenty-six weeks ended July 2, 2005. The financial results for the thirteen and twenty-six weeks ended July 1, 2006 have not been adjusted as the acquired businesses were owned by Berry for the entire period. The information presented is for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the Kerr Acquisition been consummated at the beginning of the respective period, nor are they necessarily indicative of future operating results. Further, the information reflects only pro forma adjustments for additional amortization, additional interest expense, elimination of Berry’s write off of deferred financing fees, and elimination of Kerr’s closing expenses, net of the applicable income tax effects.

4. Long-Term Debt

Long term consists of the following:

	July 1, 2006	December 31, 2005
Outstanding Notes	$335,000	$335,000
Debt premium on existing 10 3/4% Notes, net	7,111	7,699
Existing term loans	767,050	791,025
Capital leases	26,659	26,896
	1,135,820	1,160,620
Less current portion of long-term debt	14,419	13,928
	$1,121,401	$1,146,692

The current portion of long-term debt consists of $7.9 million of quarterly installments on the existing term loans and $6.5 million of principal payments related to capital lease obligations.

On July 22, 2002, the Company entered into a credit and guaranty agreement and a related pledge security agreement with a syndicate of lenders led by Goldman Sachs Credit Partners L.P., as administrative agent (as heretofore amended and restated, the “Existing Credit Facility”). The Existing Credit Facility provides (1) a $795.0 million term loan and (2) a $150.0 million revolving credit facility. The Existing Credit Facility permits the Company to borrow up to an additional $150.0 million of incremental senior term indebtedness from lenders willing to provide such loans subject to certain restrictions. The maturity date of the term loan is December 2, 2011, and the maturity date of the revolving credit facility is March 31, 2010. The indebtedness under the Existing Credit Facility is guaranteed by Holding and all of its domestic subsidiaries. The obligations of Berry under the Existing Credit Facility and the guarantees thereof are secured by substantially all of the assets of such entities. At July 1, 2006, there were no borrowings outstanding on this revolving credit facility. The revolving credit facility allows up to $35.0 million of letters of credit to be issued instead of borrowings under the revolving credit facility. At July 1, 2006 and December 31, 2005, the Company had $14.7 million in letters of credit outstanding under the revolving credit facility.

The Existing Credit Facility contains significant financial and operating covenants, including prohibitions on the ability to incur certain additional indebtedness or to pay dividends, and restrictions on the ability to make capital expenditures. The Existing Credit Facility also contains borrowing conditions and customary events of default, including nonpayment of principal or interest, violation of covenants, inaccuracy of representations and warranties, cross-defaults to other indebtedness, bankruptcy and other insolvency events (other than in the case of certain foreign subsidiaries). The Company was in compliance with all the financial and operating covenants at July 1, 2006. The term loan amortizes quarterly as follows: $1,987,500 each quarter which began on September 30, 2005 and ends September 30, 2010 and $188,315,625 each quarter beginning December 31, 2010 and ending September 30, 2011. In June 2005, the Company made a voluntary prepayment of $20.0 million on the Company’s senior term loan.

Borrowings under the Existing Credit Facility bear interest, at the Company’s option, at either (i) a base rate (equal to the greater of the prime rate and the federal funds rate plus 0.5%) plus the applicable margin (the “Base Rate Loans”) or (ii) an adjusted eurodollar LIBOR (adjusted for reserves) plus the applicable margin (the “Eurodollar Rate Loans”). With respect to the term loan, the “applicable margin” is (i) with respect to Base Rate Loans, 1.00% per annum and (ii) with respect to Eurodollar Rate Loans, 2.00% per annum. In addition, the applicable margins with respect to the term loan can be further reduced by an additional .25% per annum subject to the Company meeting a leverage ratio target, which was met based on the results through July 1, 2006. With respect to the revolving credit facility, the “applicable margin” is subject to a pricing grid which ranges from 2.75% per annum to 2.00% per annum, depending on the leverage ratio (2.50% based on results through July 1, 2006). The “applicable margin” with respect to Base Rate Loans will always be 1.00% per annum less than the “applicable margin” for Eurodollar Rate Loans. In October 2002, Berry entered into an interest rate collar arrangement to protect $50.0 million of the outstanding variable rate term loan debt from future interest rate volatility. The collar floor is set at 1.97% LIBOR (London Interbank Offering Rate) and capped at 6.75% LIBOR. The agreement was effective January 15, 2003 and expires on July 15, 2006. In June 2005, Berry entered into three separate interest rate swap transactions to protect $300.0 million of the outstanding variable rate term loan debt from future interest rate volatility. The agreements were effective June 3, 2005 and expire on June 3, 2008. The agreements swap three month variable LIBOR contracts for a fixed rate three year rate of 3.897%. All of the Company’s interest rate hedge transactions are accounted for under the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS No. 133”). At July 1, 2006, the Company had unused borrowing capacity under the New Credit Facility’s revolving line of credit of $135.3 million. Although the $135.3 million was available at July 1, 2006, the covenants under our New Credit Facility may limit our ability to make such borrowings in the future.

5. Stock-Based Compensation

The Company previously applied the intrinsic value method prescribed in Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees.” In December 2004, the FASB issued SFAS No. 123R (Revised 2004,) Share-Based Payment (“SFAS 123R”), which requires that the compensation cost relating to share-based payment transactions be recognized in financial statements based on alternative fair value models. The share-based compensation cost will be measured based on the fair value of the equity or liability instruments issued. The Company adopted SFAS 123R on January 1, 2006 using the modified prospective method and recorded $2.0 million in the twenty-six week period ended July 1, 2006 of non-cash charges for stock compensation related to amortization of the fair value of unvested stock options. Under this method, the Company will recognize compensation cost, on a prospective basis, for the portion of outstanding awards for which the requisite service has not yet been rendered as of January 1, 2006. In addition, the Company will recognize compensation cost on any new grants based upon the grant date fair value of those awards calculated under SFAS 123 for pro forma disclosure purposes. Accordingly, we have not restated prior period amounts. The following table illustrates the pro forma effect on net income for periods prior to adoption of SFAS 123R as if we had applied the fair value recognition provisions of SFAS 123 during such periods.

	Thirteen Weeks Ended July 2, 2005	Twenty-six Weeks Ended July 2, 2005
Reported net income	$1,751	$5,550
Total stock-based employee compensation expense determined under fair value based method, for all awards, net of tax	(571)	(1,143)
Pro forma net income	$1,180	$4,407

6. Comprehensive Income

Comprehensive income is comprised of net income, other comprehensive income (losses), and gains or losses resulting from currency translations of foreign investments. Other comprehensive income (losses) includes unrealized gains or losses on derivative financial instruments and minimum pension liability adjustments. The details of comprehensive income (losses) are as follows:

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Net income	$9,732	$1,751	$17,912	$5,550
Other comprehensive income (losses)	675	(3,468)	(67)	(3,488)
Currency translation income (losses)	1,422	(1,819)	1,758	(2,904)
Comprehensive income (losses)	$11,829	$(3,536)	$19,603	$(842)

7. Income Taxes

A reconciliation of income tax expense, computed at the federal statutory rate, to income tax expense, as provided for in the financial statements, is as follows:

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Income tax expense computed at statutory rate	$6,000	$1,458	$11,425	$4,103
State income tax expense, net of federal taxes	815	258	1,551	727
Expenses not deductible for income tax purposes	189	120	359	241
Change in valuation allowance	810	666	1,618	1,205
Other	(402)	(87)	(222)	(102)
Income tax expense	$7,412	$2,415	$14,731	$6,174

8. Employee Retirement Plans

In connection with the Kerr Acquisition, the Company acquired two defined benefit pension plans which cover substantially all former employees and former union employees at Kerr’s former Lancaster facility. The Company also acquired a retiree health plan from Kerr, which covers certain healthcare and life insurance benefits for certain retired employees and their spouses. The Company also maintains a defined benefit pension plan covering the Poly-Seal employees under a collective bargaining agreement. The Company’s defined benefit and retiree health benefit plans have a minimum pension liability of $19.9 million at July 1, 2006 and December 31, 2005, which are recorded as other liabilities in the consolidated balance sheets. Net pension and retiree health benefit expense included the following components:

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Components of net period benefit cost:
Defined Benefit Pension Plans
Service cost	$64	$70	$128	$140
Interest cost	562	317	1,124	417
Expected return on plan assets	(634)	(284)	(1,268)	(394)
Amortization of prior service cost	23	28	46	56
Recognized actuarial loss	4	2	8	4
Net periodic benefit cost	$19	$133	$38	$223
Retiree Health Benefit Plan
Service cost	$4	$2	$8	$2
Interest cost	97	50	194	50
Recognized actuarial loss	(23)	—	(46)	—
Net periodic benefit cost	$78	$52	$156	$52

The Company expects to contribute approximately $2.2 million during fiscal 2006, of which $0.1 million and $0.2 million was made in the thirteen weeks and twenty-six weeks ended July 1, 2006, respectively, to the defined benefit pension plans and the retiree health benefit plan.

9. Contingencies

The Company is party to various legal proceedings involving routine claims which are incidental to the business. Although the legal and financial liability with respect to such proceedings cannot be estimated with certainty, the Company believes that any ultimate liability would not be material to the Company’s financial condition or results of operations.

10. Operating Segments

In connection with the Kerr Acquisition, Berry reorganized its operations into two reportable segments: open top and closed top. The realignment occurred in an effort to integrate the operations of Kerr, better service the Company’s customers, and provide a more efficient organization. Prior periods have been restated to be aligned with the new reporting structure in order to provide comparable results. The Company evaluates performance and allocates resources to segments based on operating income before depreciation and amortization of intangibles adjusted to exclude (1) uncompleted acquisition expense, (2) acquisition integration expense, (3) plant shutdown expense, and (4) non-cash compensation (collectively, “Adjusted EBITDA”). The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005
Net sales:
Open Top	$222,835	$204,470	$429,066	$388,378
Closed Top	152,279	78,401	302,012	119,803
Total net sales	375,114	282,871	731,078	508,181
Adjusted EBITDA:
Open Top	40,951	34,156	79,999	64,986
Closed Top	29,446	13,769	56,617	21,020
Total Adjusted EBITDA	70,397	47,925	136,616	86,006
Total assets:
Open Top	885,252	800,096	885,252	800,096
Closed Top	788,034	753,545	788,034	753,545
Total assets	1,673,286	1,553,641	1,673,286	1,553,641
Reconciliation of Adjusted EBITDA to net income:
Adjusted EBITDA for reportable segments	$70,397	$47,925	$136,616	$86,006
Net interest expense	(22,503)	(23,350)	(44,511)	(37,168)
Depreciation	(22,222)	(16,395)	(43,307)	(30,391)
Amortization	(5,325)	(1,985)	(10,689)	(3,758)
Income taxes	(7,412)	(2,415)	(14,731)	(6,174)
Unrealized gain (loss) on investment in Southern Packaging	515	(937)	299	(1,569)
Acquisition integration expense	(2,730)	(1,092)	(3,789)	(1,396)
Non-cash compensation	(988)	—	(1,976)	—
Net income	$9,732	$1,751	$17,912	$5,550

11. Condensed Consolidating Financial Information

Holding conducts its business through its wholly owned subsidiary, Berry. Holding and all of Berry’s domestic subsidiaries fully, jointly, severally, and unconditionally guarantee on a senior subordinated basis the $335.0 million aggregate principal amount of 10 3/4% Berry Plastics Corporation’s Senior Subordinated Notes due 2012. Each of Berry’s subsidiaries is 100% owned, directly or indirectly, by Berry. Separate narrative information or financial statements of guarantor subsidiaries have not been included as management believes they would not be material to investors. Presented below is condensed consolidating financial information for Holding, Berry, and its subsidiaries at July 1, 2006 and December 31, 2005 and for the thirteen and twenty-six week periods ended July 1, 2006 and July 2, 2005. The equity method has been used with respect to investments in subsidiaries.

	July 1, 2006
	BPC Holding Corporation (Parent)	Berry Plastics Corporation (Issuer)	Combined Guarantor Subsidiaries	Combined Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
ConsolidatingBalance Sheet
Current assets	$—	$134,178	$244,146	$25,073	$—	$403,397
Net property and equipment	—	92,996	322,238	21,236	—	436,470
Other noncurrent assets	227,669	1,308,083	693,392	13,669	(1,409,394)	833,419
Total assets	$227,669	$1,535,257	$1,259,776	$59,978	$(1,409,394)	$1,673,286
Current liabilities	$—	$97,241	$96,614	$9,724	$—	$203,579
Noncurrent liabilities	—	1,210,347	1,349,490	46,806	(1,364,605)	1,242,038
Equity (deficit)	227,669	227,669	(186,328)	3,448	(44,789)	227,669
Total liabilities and equity (deficit)	$227,669	$1,535,257	$1,259,776	$59,978	$(1,409,394)	$1,673,286

	December 31, 2005
	BPC Holding Corporation (Parent)	Berry Plastics Corporation (Issuer)	Combined Guarantor Subsidiaries	Combined Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Consolidating Balance Sheet
Current assets	$—	$132,192	$224,471	$22,826	$—	$379,489
Net property and equipment	—	91,831	311,649	19,964	—	423,444
Other noncurrent assets	203,388	1,292,315	703,500	13,214	(1,367,520)	844,897
Total assets	$203,388	$1,516,338	$1,239,620	$56,004	$(1,367,520)	$1,647,830
Current liabilities	$—	$81,349	$87,269	$9,090	$—	$177,708
Noncurrent liabilities	—	1,231,601	1,333,925	40,783	(1,339,575)	1,266,734
Equity (deficit)	203,388	203,388	(181,574)	6,131	(27,945)	203,388
Total liabilities and equity (deficit)	$203,388	$1,516,338	$1,239,620	$56,004	$(1,367,520)	$1,647,830

	Thirteen Weeks Ended July 1, 2006
	BPC Holding Corporation (Parent)	Berry Plastics Corporation (Issuer)	Combined Guarantor Subsidiaries	Combined Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Consolidating Statement of Operations
Net sales	$—	$86,928	$279,706	$8,480	$—	$375,114
Cost of goods sold	—	64,320	226,213	8,787	—	299,320
Gross profit	—	22,608	53,493	(307)	—	75,794
Operating expenses	988	10,387	24,339	948	—	36,662
Operating income (loss)	(988)	12,221	29,154	(1,255)	—	39,132
Other income	—	—	—	(515)	—	(515)
Interest expense (income), net	(159)	(10,214)	31,983	893	—	22,503
Income taxes	14	7,206	66	126	—	7,412
Equity in net (income) loss from subsidiary	(10,575)	4,654	1,759	—	4,162	—
Net income (loss)	$9,732	$10,575	$(4,654)	$(1,759)	$(4,162)	$9,732

	Thirteen Weeks Ended July 2, 2005
	BPC Holding Corporation (Parent)	Berry Plastics Corporation (Issuer)	Combined Guarantor Subsidiaries	Combined Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Consolidating Statement of Operations
Net sales	$—	$79,937	$195,520	$7,414	$—	$282,871
Cost of goods sold	—	59,815	166,359	7,303	—	233,477
Gross profit	—	20,122	29,161	111	—	49,394
Operating expenses	—	7,773	12,230	938	—	20,941
Operating income (loss)	—	12,349	16,931	(827)	—	28,453
Other expenses	—	—	—	937	—	937
Interest expense (income), net	(197)	1,517	21,723	307	—	23,350
Income taxes	14	2,278	50	73	—	2,415
Equity in net (income) loss from subsidiary	(1,568)	6,986	2,144	—	(7,562)	—
Net income (loss)	$1,751	$1,568	$(6,986)	$(2,144)	$7,562	$1,751

	Twenty-six Weeks Ended July 1, 2006
	BPC Holding Corporation (Parent)	Berry Plastics Corporation (Issuer)	Combined Guarantor Subsidiaries	Combined Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Consolidating Statement of Operations
Net sales	$—	$157,488	$557,036	$16,554	$—	$731,078
Cost of goods sold	—	115,458	451,175	17,308	—	583,941
Gross profit	—	42,030	105,861	(754)	—	147,137
Operating expenses	1,976	19,258	46,755	2,293	—	70,282
Operating income (loss)	(1,976)	22,772	59,106	(3,047)	—	76,855
Other income	—	—	—	(299)	—	(299)
Interest expense (income), net	(349)	(20,268)	63,576	1,552	—	44,511
Income taxes	21	14,276	293	141	—	14,731
Equity in net (income) loss from subsidiary	(19,560)	9,204	4,441	—	5,915	—
Net income (loss)	$17,912	$19,560	$(9,204)	$(4,441)	$(5,915)	$17,912
Consolidating Statement of Cash Flows
Net income (loss)	$17,912	$19,560	$(9,204)	$(4,441)	$(5,915)	$17,912
Non-cash expenses	1,976	22,642	43,496	2,346	—	70,460
Equity in net (income) loss from subsidiary	(19,560)	9,204	4,441	—	5,915	—
Changes in working capital	(350)	8,203	(9,806)	723	—	(1,230)
Net cash provided by (used for operating activities	(22)	59,609	28,927	(1,372)	—	87,142
Net cash used for investing activities	—	(5,115)	(44,234)	(2,845)	—	(52,194)
Net cash provided by (used for) financing activities	22	(45,048)	15,288	5,166	—	(24,572)
Effect of exchange rate changes on cash	—	—	—	119	—	119
Net increase (decrease) in cash and cash equivalents	—	9,446	(19)	1,068	—	10,495
Cash and cash equivalents at beginning of period	—	22,814	313	1,629	—	24,756
Cash and cash equivalents at end of period	$—	$32,260	$294	$2,697	$—	$35,251

	Twenty-six Weeks Ended July 2, 2005
	BPC Holding Corporation (Parent)	Berry Plastics Corporation (Issuer)	Combined Guarantor Subsidiaries	Combined Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Consolidating Statement of Operations
Net sales	$—	$140,959	$353,523	$13,699	$—	$508,181
Cost of goods sold	—	104,532	299,193	13,768	—	417,493
Gross profit	—	36,427	54,330	(69)	—	90,688
Operating expenses	—	15,113	23,392	1,722	—	40,227
Operating income (loss)	—	21,314	30,938	(1,791)	—	50,461
Other expenses	—	—	—	1,569	—	1,569
Interest expense (income), net	(397)	(3,157)	40,229	493	—	37,168
Income taxes	21	6,001	56	96	—	6,174
Equity in net (income) loss from subsidiary	(5,174)	13,296	3,949	—	(12,071)	—
Net income (loss)	$5,550	$5,174	$(13,296)	$(3,949)	$12,071	$5,550

Consolidating Statement of Cash Flows
Net income (loss)	$5,550	$5,174	$(13,296)	$(3,949)	$12,071	$5,550
Non-cash expenses	—	21,375	24,487	3,524	—	49,386
Equity in net (income) loss from subsidiary	(5,174)	13,296	3,949	—	(12,071)	—
Changes in working capital	(396)	(19,736)	20,315	(3,734)	—	(3,551)
Net cash provided by (used for) operating activities	(20)	20,109	35,455	(4,159)	—	51,385
Net cash used for investing activities	—	(473,294)	(11,678)	(13,727)	—	(498,699)
Net cash provided by (used for) financing activities	20	453,149	(18,821)	18,343	—	452,691
Effect of exchange rate changes on cash	—	—	—	12	—	12
Net increase (decrease) in cash and cash equivalents	—	(36)	4,956	469	—	5,389
Cash and cash equivalents at beginning of period	—	85	42	137	—	264
Cash and cash equivalents at end of period	$—	$49	$4,998	$606	$—	$5,653

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Stockholders and Board of Directors
BPC Holding Corporation

We have audited the accompanying consolidated balance sheets of BPC Holding Corporation as of December 31, 2005 and January 1, 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years ended December 31, 2005, January 1, 2005 and December 27, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BPC Holding Corporation at December 31, 2005 and January 1, 2005, and the consolidated results of its operations and its cash flows for each of the years ended December 31, 2005, January 1, 2005 and December 27, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
February 17, 2006

BPC Holding Corporation

Consolidated Balance Sheets
(In thousands of dollars, except per share information)

	December 31, 2005	January 1, 2005
Assets
Current assets:
Cash and cash equivalents	$24,756	$264
Accounts receivable (less allowance for doubtful accounts of $5,766 at December 31, 2005 and $3,207 at January 1, 2005)	140,443	83,162
Inventories:
Finished goods	101,632	70,371
Raw materials and supplies	50,716	38,663
	152,348	109,034
Deferred income taxes	22,905	—
Prepaid expenses and other current assets	39,037	27,339
Total current assets	379,489	219,799

Property and equipment:
Land	12,292	10,016
Buildings and improvements	92,810	64,758
Equipment and construction in progress	497,364	317,784
	602,466	392,558
Less accumulated depreciation	179,022	110,586
	423,444	281,972

Intangible assets:
Deferred financing fees, net	18,333	19,883
Customer relationships, net	255,981	84,959
Goodwill	495,258	358,883
Trademarks, net	47,065	33,448
Other intangibles, net	28,260	6,106
	844,897	503,279

Other	—	94
Total assets	$1,647,830	$1,005,144
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$64,970	$55,671
Accrued interest	20,165	18,816
Employee compensation, payroll and other taxes	43,915	28,190
Accrued expenses and other current liabilities	34,730	16,693
Current portion of long-term debt	13,928	10,335
Total current liabilities	177,708	129,705

Long-term debt, less current portion	1,146,692	687,223
Deferred income taxes	94,934	1,030
Other long-term liabilities	25,108	3,295
Total liabilities	1,444,442	821,253

Stockholders’ equity:
Preferred stock; $;01 par value: 500,000 shares authorized; 0 shares issued and outstanding at December 31, 2005 and January 1, 2005	—	—
Common stock; $.01 par value: 5,000,000 shares authorized; 3,398,807 shares issued and 3,374,348 shares outstanding at December 31, 2005; and 3,398,807 shares issued and 3,377,923 shares outstanding at January 1, 2005	34	34
Additional paid-in capital	346,943	345,001
Adjustment of the carryover basis of continuing stockholders	(196,603)	(196,603)
Notes receivable—common stock	(14,273)	(14,856)
Treasury stock: 24,459 shares and 20,502 shares of common stock at December 31, 2005 and January 1, 2005, respectively	(3,547)	(2,049)
Retained earnings	58,969	39,178
Accumulated other comprehensive income	11,865	13,186
Total stockholders’ equity	203,388	183,891
Total liabilities and stockholders’ equity	$1,647,830	$1,005,144

See notes to consolidated financial statements.

BPC Holding Corporation

Consolidated Statements of Income
(in thousands of dollars)

	Year Ended
	December 31, 2005	January 1, 2005	December 27, 2003
Net sales	$1,169,704	$814,213	$551,876
Cost of goods sold	943,370	639,329	420,750
Gross profit	226,334	174,884	131,126

Operating expenses:
Selling	34,145	26,361	23,883
General and administrative	49,477	38,518	25,699
Research and development	6,131	3,825	3,459
Amortization of intangibles	15,574	6,513	3,326
Other expenses	5,218	5,791	3,569
Operating income	115,789	93,876	71,190

Other expense (income)
Gain on disposal of property and equipment	—	—	(7)
Unrealized loss on investment in Southern Packaging	1,354	—	—
Income before interest and taxes	114,435	93,876	71,197

Interest:
Expense	74,445	54,076	46,251
Loss on extinguished debt	7,045	—	250
Income	(1,171)	(891)	(838)
Income before income taxes	34,116	40,691	25,534
Income taxes	14,325	17,740	12,486
Net income	$19,791	$22,951	$13,048

See notes to consolidated financial statements.

F-

BPC Holding Corporation

Consolidated Statements of Changes in Stockholders’ Equity
(in thousands of dollars)

	Common Stock	Additional Paid-In Capital	Adjustment of the carryover basis of continuing stockholders	Notes receivable— common stock	Treasury Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total	Comprehensive Income
Balance at December 28, 2002	$28	$281,816	$(196,603)	$(14,399)	$—	$3,179	$1,142	$75,163	$4,321
Issuance of common stock	6	62,547	—	—	—	—	—	62,553	—
Purchase of treasury stock	—	—	—	999	(1,972)	—	—	(973)	—
Interest on notes receivable	—	—	—	(757)	—	—	—	(757)	—
Translation gain	—	—	—	—	—	—	3,645	3,645	3,645
Other comprehensive losses	—	—	—	—	—	—	(88)	(88)	(88)
Net income	—	—	—	—	—	13,048	—	13,048	13,048
Balance at December 27, 2003	34	344,363	(196,603)	(14,157)	(1,972)	16,227	4,699	152,591	16,605

Issuance of common stock	—	53	—	—	—	—	—	53	—
Collection on notes receivable	—	—	—	73	—	—	—	73	—
Purchase of treasury stock	—	—	—	—	(192)	—	—	(192)	—
Sale of treasury stock	—	—	—	—	115	—	—	115	—
Interest on notes receivable	—	—	—	(772)	—	—	—	(772)	—
Stock-based compensation	—	585	—	—	—	—	—	585
Translation gain	—	—	—	—	—	—	2,743	2,743	2,743
Other comprehensive gains	—	—	—	—	—	—	5,744	5,744	5,744
Net income	—	—	—	—	—	22,951	—	22,951	22,951
Balance at January 1, 2005	34	345,001	(196,603)	(14,856)	(2,049)	39,178	13,186	183,891	31,438

Collection on notes receivable	—	—	—	1,361	—	—	—	1,361	—
Purchase of treasury stock	—	(15)	—	—	(5,498)	—	—	(5,513)	—
Sale of treasury stock	—	(195)	—	—	4,000	—	—	3,805	—
Interest on notes receivable	—	—	—	(778)	—	—	—	(778)	—
Stock-based compensation	—	2,152	—	—	—	—	—	2,152	—
Translation losses	—	—	—	—	—	—	(3,225)	(3,225)	(3,225)
Other comprehensive gains	—	—	—	—	—	—	1,904	1,904	1,904
Net income	—	—	—	—	—	19,791	—	19,791	19,791
Balance at December 31, 2005	$34	$346,943	$(196,603)	$(14,273)	$(3,547)	$58,969	$11,865	$203,388	$18,470

See notes to consolidated financial statements.

F-

BPC Holding Corporation

Consolidated Statements of Cash Flows
(in thousands of dollars)

	Year Ended
	December 31, 2005	January 1, 2005	December 27, 2003
Operating activities
Net income	$19,791	$22,951	$13,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	73,146	54,303	40,752
Non-cash interest expense	1,945	1,862	2,318
Write off of deferred financing fees	7,045	—	—
Amortization of intangibles	15,574	6,513	3,326
Non-cash compensation	2,152	585	—
Unrealized loss on investment in Southern Packaging	1,354	—	—
Gain on sale of property and equipment	—	—	(7)
Deferred income taxes	12,769	16,772	11,791
Changes in operating assets and liabilities:
Accounts receivable, net	(13,004)	(7,216)	(598)
Inventories	(8,720)	(27,200)	5,600
Prepaid expenses and other assets	309	(7,022)	(2.550)
Accrued interest	1,349	683	3,894
Payables and accrued expenses	(12,164)	13,002	2,199
Net cash provided by operating activities	101,546	75,233	79,773

Investing activities
Additions to property and equipment	(57,829)	(52,624)	(29,949)
Proceeds from disposal of property and equipment	2,223	2,986	7
Proceeds from working capital settlement on business acquisition	—	7,397	—
Investment in Southern Packaging	—	(3,236)	—
Acquisitions of businesses	(464,392)	—	(235,710)
Net cash used for investing activities	(519,998)	(45,477)	(265,652)

Financing activities
Proceeds from long-term borrowings	465,052	880	149,944
Payments on long-term borrowings	(12,882)	(55,996)	(10,111)
Issuance of common stock	—	53	62,553
Purchase of treasury stock	(5,513)	(192)	(973)
Proceeds from notes receivable	1,361	73	—
Sale of treasury stock	3,805	115	—
Debt financing costs	(8,637)	(641)	(4,592)
Net cash provided by (used for) financing activities	443,186	(55,708)	196,821
Effect of exchange rate changes on cash	(242)	24	(363)
Net increase (decrease) in cash and cash equivalents	24,492	(25,928)	10,579
Cash and cash equivalents at beginning of year	264	26,192	15,613
Cash and cash equivalents at end of year	$24,756	$264	$26,192

See notes to consolidated financial statements.

F-

BPC Holding Corporation

Notes to Consolidated Financial Statements
(In thousands of dollars, except as otherwise noted)

Note 1. Organization

BPC Holding Corporation (“Holding”), through its subsidiary Berry Plastics Corporation (“Berry” or the “Company”) and its subsidiaries, manufactures and markets plastic packaging products through its facilities located in Evansville, Indiana; Henderson, Nevada; Iowa Falls, Iowa; Charlotte, North Carolina; Suffolk, Virginia; Lawrence, Kansas; Monroeville, Ohio; Norwich, England; Woodstock, Illinois; Streetsboro, Ohio; Baltimore, Maryland; Milan, Italy; Chicago, Illinois; Richmond, Indiana; Syracuse, New York; Phoenix, Arizona; Ahoskie, North Carolina; Bowling Green, Kentucky; Sarasota, Florida; Jackson, Tennessee; Anaheim, California; Cranbury, New Jersey; Easthampton, Massachusetts; Oxnard, California; and Toluca, Mexico.

Holding’s fiscal year is a 52/53 week period ending generally on the Saturday closest to December 31. All references herein to “2005”, “2004,” and “2003,” relate to the fiscal years ended December 31, 2005, January 1, 2005, and December 27, 2003, respectively.

Note 2. Summary of Significant Accounting Policies

Consolidation and Business

The consolidated financial statements include the accounts of Holding and its subsidiaries, all of which are wholly owned. Intercompany accounts and transactions have been eliminated in consolidation. Holding, through its wholly owned subsidiaries, operates in two primary segments: open top and closed top. The Company’s customers are located principally throughout the United States, without significant concentration in any one region or with any one customer. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral.

Purchases of various densities of plastic resin used in the manufacture of the Company’s products aggregated approximately $385.0 million and $283.0 million in 2005 and 2004, respectively. Dow Chemical Corporation was the largest supplier of the Company’s total resin material requirements, representing approximately 29% and 32% of such resin requirements in 2005 and 2004, respectively. The Company also uses other suppliers such as Basell, Nova, Total, Lyondell, Chevron, Exxon, Mobil, Sunoco, and Huntsman to meet its resin requirements.

Cash and Cash Equivalents

All highly liquid investments with maturity of three months or less at the date of purchase are considered to be cash equivalents.

F-

Accounts Receivable

The allowance for doubtful accounts is analyzed in detail on a quarterly basis and all significant customers with delinquent balances are reviewed to determine future collectibility. The determinations are based on legal issues (such as bankruptcy status), past history, current financial and credit agency reports, and the experience of the credit representatives. Reserves are established in the quarter in which the Company makes the determination that the account is deemed uncollectible. The Company maintains additional reserves based on its historical bad debt experience. Additionally, the allowance for doubtful accounts includes a reserve for cash discounts that are offered to some customers for prompt payment. The following table summarizes the activity by period for the allowance for doubtful accounts, excluding the activity related to cash discounts due to its volume.

	Year Ended
	December 31, 2005	January 1, 2005	December 27, 2003
Balance at beginning of period	$3,207	$2,717	$1,990
Charged to costs and expenses	592	323	150
Charged to other accounts(1)	1,851	—	545
Deductions and currency translation(2)	116	167	32
Balance at end of period	$5,766	$3,207	$2,717

(1) Primarily relates to purchase of accounts receivable and related allowance through acquisitions.
(2) Uncollectible accounts written off, net of recoveries, and currency translation on foreign operations.

Inventories

Inventories are valued at the lower of cost (first in, first out method) or market.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the assets ranging from 15 to 25 years for buildings and improvements and two to 10 years for machinery, equipment, and tooling. Leasehold improvements are depreciated over the shorter of the useful life of the improvement and the lease life. Repairs and maintenance costs are charged to expense as incurred.

Intangible Assets

Deferred financing fees are being amortized using the straight-line method over the lives of the respective debt agreements.

Customer relationships are being amortized using the straight-line method over the estimated life of the relationships ranging from three to 20 years.

The goodwill acquired represents the excess purchase price over the fair value of the net assets acquired in the Merger (see Note 3 below) and businesses acquired since the Merger. These costs are reviewed annually for impairment pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets.

Trademarks that are expected to remain in use, which are indefinite lived intangible assets, are reviewed for impairment annually pursuant to SFAS No. 142, and those trademarks that are expected to be phased out are being amortized using the straight-line method over the estimated life of five years.

Other intangibles, which include covenants not to compete and technology-based intangibles, are being amortized using the straight-line method over the respective lives of the agreements or estimated life of the technology ranging from one to twenty years.

Long-lived Assets

Long-lived assets are reviewed for impairment in accordance with SFAS No. 144 whenever facts and circumstances indicate that the carrying amount may not be recoverable. Specifically, this process involves comparing an asset’s carrying value to the estimated undiscounted future cash flows the asset is expected to generate over its remaining life. If this process were to result in the conclusion that the carrying value of a long-lived asset would not be recoverable, a write-down of the asset to fair value would be recorded through a charge to operations. Fair value is determined based upon discounted cash flows or appraisals as appropriate. Long-lived assets that are held for sale are reported at the lower of the assets’ carrying amount or fair value less costs related to the assets’ disposition. No impairments were recorded in these financial statements.

Derivative Financial Instruments

The Company uses interest rate hedge instruments to manage a portion of its interest rate exposures. In 2004, the Company also entered into resin forward contracts, which became effective in 2005, to manage certain resin price exposures. These instruments are entered into to manage market risk exposures and are not used for trading purposes.

Derivatives used for hedging purposes must be designated as, and effective as, a hedge of the identified risk exposure at the designation of the contract. Accordingly, changes in the market value of the derivative contract must be highly correlated with changes in the market value of the underlying hedged item at inception of the hedge and over the life of the hedge contract. Any derivative instrument terminated, designated but no longer effective as a hedge, or initially not effective as a hedge would be recorded at market value and the related gains and losses would be recognized in earnings. Derivatives not designated as hedges are adjusted to fair value through the consolidated statement of income. Management routinely reviews the effectiveness of the use of derivative instruments.

Gains and losses from hedges of anticipated transactions are classified in the statement of income consistent with the accounting treatment of the items being hedged. The Company has recognized the interest rate hedge instruments and resin forward contracts at fair value in the consolidated balance sheets.

Foreign Currency Translation

Assets and liabilities of most foreign subsidiaries are translated at exchange rates in effect at the balance sheet date, and the statements of income are translated at the average monthly exchange rates for the period. Translation gains and losses are recorded as a component of accumulated other comprehensive income in stockholders’ equity. Foreign currency transaction gains and losses are included in net income.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB 101”) and SEC Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”). Revenue is recognized when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

Stock-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As provided for under SFAS 123, the Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees.” Compensation cost for stock options, if any, is measured as the excess of the fair value of the Company’s stock at the date of grant over the amount an employee must pay to acquire the stock. The fair value for options granted by Holding have been estimated at the date of grant using a Black Scholes option pricing model with the following weighted average assumptions:

	Year Ended
	December 31, 2005	January 1, 2005	December 27, 2003
Risk-free interest rate	4.5%	3.1%	3.0%
Dividend yield	0.0%	0.0%	0.0%
Volatility factor	.25	.25	.25
Expected option life	5.0 years	5.0 years	5.0 years

For purposes of the pro forma disclosures, the estimated fair value of the stock options are amortized to expense over the related vesting period. Because compensation expense is recognized over the vesting period, the initial impact on pro forma net income may not be representative of compensation expense in future years, when the effect of amortization of multiple awards would be reflected in the Consolidated Statement of Income. The following is a reconciliation of reported net income to net income as if the Company used the fair value method of accounting for stock-based compensation.

	Year Ended
	December 31, 2005	January 1, 2005	December 27, 2003
Reported net income	$19,791	$22,951	$13,048
Stock-based employee compensation expense included in reported income, net of tax	1,291	351	—
Total stock-based employee compensation expense determined under fair value based method, for all awards, net of tax	(2,508)	(2,294)	(2,044)
Pro forma net income	$18,574	$21,008	$11,004

Income Taxes

The Company accounts for income taxes under the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the Company’s financial statements or income tax returns. Income taxes are recognized during the year in which the underlying transactions are reflected in the Consolidated Statements of Income. Deferred taxes are provided for temporary differences between amounts of assets and liabilities as recorded for financial reporting purposes and such amounts as measured by tax laws. If the Company determines that a deferred tax asset arising from temporary differences is not likely to be utilized, the Company will establish a valuation allowance against that asset to record it at its expected realizable value.

Comprehensive Income

Comprehensive income is comprised of net income and other comprehensive income. Other comprehensive income includes unrealized gains or losses on derivative financial instruments, unrealized gains or losses resulting from currency translations of foreign investments, and adjustments to record the minimum pension liability.

Pension

Pension benefit costs include assumptions for the discount rate, retirement age, and expected return on plan assets. Retiree medical plan costs include assumptions for the discount rate, retirement age, and health-care-cost trend rates. Periodically, the Company evaluates the discount rate and the expected return on plan assets in its defined benefit pension and retiree health benefit plans. In evaluating these assumptions, the Company considers many factors, including an evaluation of the discount rates, expected return on plan assets and the health-care-cost trend rates of other companies; historical assumptions compared with actual results; an analysis of current market conditions and asset allocations; and the views of advisers.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent assets and liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis, the Company reviews its estimates and assumptions. The Company’s estimates were based on its historical experience and various other assumptions that the Company believes to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but management does not believe such differences will materially affect the Company’s financial position or results of operations.

Reclassifications

Certain amounts in the prior year financial statements and related notes have been reclassified to conform to the current year presentation.

Impact of Recently Issued Accounting Standards

In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 (“SFAS 151”). SFAS 151 requires the exclusion of certain costs from inventories and the allocation of fixed production overheads to inventories to be based on normal capacity of the production facilities. The provisions of SFAS 151 are effective for costs incurred during fiscal years beginning after June 15, 2005. Earlier adoption is permitted for inventory costs incurred during fiscal years beginning after the issuance date of SFAS 151. The Company does not expect the adoption of this new standard to have a material effect on the Company’s financial position or results of operations.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R (Revised 2004,) Share-Based Payment (“SFAS No. 123R”), which requires that the compensation cost relating to share-based payment transactions be recognized in financial statements based on alternative fair value models. The share-based compensation cost will be measured based on the fair value of the equity or liability instruments issued. The Company currently discloses pro forma compensation expense quarterly and annually by calculating the stock option grants’ fair value using the Black-Scholes model and disclosing the impact on net income in a Note to the Consolidated Financial Statements. Upon adoption, pro forma disclosure will no longer be an alternative. For nonpublic companies, as defined, the effective date of SFAS No. 123R is the beginning of the first annual reporting period that begins after December 15, 2005, although early adoption is allowed. The Company will adopt SFAS No. 123R in the first quarter of 2006. Based upon outstanding options as of December 31, 2005, after-tax expense, as calculated using the Black-Scholes model would be approximately $2.3 million in 2006.

In 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143, Asset Retirement Obligations (“FIN 47”). FIN 47 provides clarification of the term “conditional asset retirement obligation” as used in SFAS 143, defined as a legal obligation to perform an asset retirement activity in which the timing or method of settlement are conditional on a future event that may or may not be within the control of the Company. Under this standard, a company must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. FIN 47 became effective for the Company’s year ended December 31, 2005. The adoption of FIN 47 did not have a material effect on our financial position or results of operations.

Note 3. The Merger

On July 22, 2002, GS Berry Acquisition Corp., (the “Buyer”) a newly formed entity controlled by various private equity funds affiliated with Goldman, Sachs & Co., merged (the “Merger”) with and into Holding, pursuant to an agreement and plan of merger, dated as of May 25, 2002. At the effective time of the Merger, (i) each share of common stock of Holding Corporation issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive cash pursuant to the terms of the Merger Agreement, and (ii) each share of common stock of the Buyer issued and outstanding immediately prior to the effective time of the Merger was converted into one share of common stock of Holding. Immediately following the Merger, the Buyer and its affiliates owned approximately 63% of the common stock of Holding. The remaining common stock of Holding is held by J.P. Morgan Partners Global Investors, L.P. and other private equity funds affiliated with J.P. Morgan Partners, LLC, the private equity investment arm of J.P. Morgan Chase & Co., which own approximately 29% of Holding’s common stock and by members of Berry’s management, which own the remaining 8%.

The Merger has been accounted for under the purchase method of accounting, and accordingly, the purchase price was allocated to the identifiable assets and liabilities based on estimated fair values at the acquisition date. The Company applied the provisions of Emerging Issues Task Force 88-16, Basis in Leveraged Buyout Transactions, whereby, the carryover equity interests of certain shareholders from the Predecessor to the Company were recorded at their Company basis. The application of these provisions reduced stockholder’s equity and intangibles by $196.6 million.

Note 4. Recent Acquisitions, Investment, and Disposal

On February 25, 2003, Berry acquired the 400 series continuous threaded injection molded closure assets from CCL Plastic Packaging located in Los Angeles, California (“CCL Acquisition”) for aggregate consideration of approximately $4.6 million. The purchase price was allocated to fixed assets ($2.7 million), inventory ($1.1 million), customer relationships ($0.5 million), goodwill ($0.2 million), and other intangibles ($0.1 million). The purchase was financed through borrowings under the Company’s revolving line of credit. The operations from the CCL Acquisition are included in Berry’s operations since the acquisition date.

On May 30, 2003, Berry acquired the injection molded overcap lid assets from APM Inc. located in Benicia, California (“APM Acquisition”) for aggregate consideration of approximately $0.6 million. The purchase price was allocated to fixed assets ($0.3 million), inventory ($0.1 million), goodwill ($0.1 million) and other intangibles ($0.1 million). The purchase was financed through cash provided by operations. The operations from the APM Acquisition are included in Berry’s operations since the acquisition date.

On November 20, 2003, Berry acquired Landis Plastics, Inc. (the “Landis Acquisition”) for aggregate consideration of approximately $229.7 million, including deferred financing fees. The operations from the Landis Acquisition are included in Berry’s operations since the acquisition date using the purchase method of accounting. The purchase was financed through the issuance by Berry of $85.0 million aggregate principal amount of 10 3/4% senior subordinated notes to various institutional buyers, which resulted in gross proceeds of $95.2 million, aggregate net borrowings of $54.1 million under Berry’s amended and restated senior secured credit facility from new term loans after giving effect to the refinancing of the prior term loan, an aggregate common equity contribution of $62.0 million, and cash on hand. Berry also agreed to acquire, for $32.0 million, four facilities that Landis leased from certain of its affiliates. Prior to the closing of the Landis Acquisition, the rights and obligations to purchase the four facilities owned by affiliates of Landis were assigned to an affiliate of W.P. Carey & Co., L.L.C., which affiliate subsequently entered into a lease with Landis for the four facilities. In accordance with EITF 95-3, the Company established opening balance sheet reserves of $3.2 million related to plant shutdown, severance and unfavorable lease arrangement costs. The balance of these reserves at January 1, 2005 was $1.3 million and was reduced to $0.4 million at December 31, 2005 as a result of $0.5 million of payments in fiscal 2005 and a reduction in the estimate of $0.4 million in fiscal 2005.

On November 1, 2004, the Company entered into a series of agreements with Southern Packaging Group Ltd. (“Southern Packaging”), and its principal shareholder, Mr. Pan Shun Ming, to jointly expand participation in the plastic packaging business in China and the surrounding region. In connection therewith, Berry acquired a 10% stake in Southern Packaging, which has been recorded as an other current asset as a trading security at its fair market value of $1.8 million and $3.2 million as of December 31, 2005 and January, 1, 2005, respectively, representing an unrealized loss of $1.4 million as of December 31, 2005 and consistent with the cost basis at January 1, 2005.

Berry Plastics U.K. Limited, a foreign subsidiary of Berry, sold the manufacturing equipment, inventory, and accounts receivable of its U.K. milk cap business to Portola Packaging U.K. Limited. The transaction valued at approximately $4.0 million closed in April 2004. The U.K. milk cap business represented less than $3.0 million of annual consolidated net sales.

On April 11, 2005, a subsidiary of Berry, Berry Plastics de México, S. de R.L. de C.V., acquired all of the injection molding closure assets from Euromex, an injection molding manufacturer located in Toluca, Mexico, for aggregate consideration of approximately $8.2 million. The purchase price was allocated to fixed assets ($4.1 million), inventory ($1.6 million), goodwill ($0.7 million), and other intangibles ($1.8 million). The allocation of purchase price is preliminary and subject to change based on actual expenses and adjustments of estimates. The purchase was financed through borrowings under the Company’s revolving line of credit and cash on hand. The operations from the Mexico Acquisition are included in Berry’s operations since the acquisition date.

On June 3, 2005, Berry acquired Kerr Group, Inc. (“Kerr”) for aggregate consideration of approximately $455.8 million, including direct costs associated with the acquisition. The operations from the Kerr Acquisition are included in our operations since the acquisition date. The purchase price was financed through additional term loan borrowings under an amendment to our existing senior secured credit facility and cash on hand. In accordance with EITF 95-3, we established opening balance sheet reserves of $2.7 million related to plant shutdown and severance costs, of which payments totaling $0.5 million were made in 2005. The following table summarizes the allocation of purchase price and the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition. The allocation is preliminary and subject to change based on actual expenses and adjustments to estimated receivables and reserves.

June 3, 2005
Current assets	$85,088
Property and equipment	145,690
Goodwill	134,280
Customer relationships	182,094
Trademarks	16,140
Other intangibles	22,291
Total assets	585,583
Current liabilities	55,802
Long-term liabilities	73,942
Total liabilities	129,744
Net assets acquired	$455,839

The pro forma financial results presented below are unaudited and assume that the Landis Acquisition and Kerr Acquisition occurred at the beginning of the respective period. Pro forma results have not been adjusted to reflect the CCL Acquisition, APM Acquisition, or Mexico Acquisition as they do not differ materially from the pro forma results presented below. The information presented is for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the Kerr Acquisition been consummated at the beginning of the respective period, nor are they necessarily indicative of future operating results. Further, the information reflects only pro forma adjustments for additional interest expense, elimination of Berry’s write off of deferred financing fees, and elimination of Kerr’s closing expenses, net of the applicable income tax effects.

	Year Ended
	December 31, 2005	January 1, 2005	December 27, 2003
Pro forma net sales	$1,338,019	$1,189,059	$1,094,920
Pro forma net income (loss)	21,468	16,448	(4,267)

Note 5. Intangible Assets and Deferred Costs

Intangible assets and deferred costs consist of the following:

	December 31, 2005	January 1, 2005
Deferred financing fees	$24,402	$26,681
Customer relationships	275,614	93,641
Goodwill	495,258	358,883
Trademarks	49,588	33,448
Technology-based	27,206	5,115
Covenants not to compete and other	4,613	2,622
Accumulated amortization	(31,784)	(17,111)
	$844,897	$503,279

The increase in the intangible assets is primarily the result of intangible assets acquired in connection with the Kerr Acquisition. Also, as a result of the Second Amendment to the Second Amended and Restated Credit Facility, the Company expensed $7.0 million of unamortized deferred financing costs. The remaining changes in intangible assets are primarily the result of the amortization of definite lived intangibles.

Future amortization expense for definite lived intangibles at December 31, 2005 for the next five fiscal years is approximately $23.1 million, $23.0 million, $22.8 million, $22.6 million, and $20.2 million for fiscal 2006, 2007, 2008, 2009, and 2010, respectively.

Note 6. Long-Term Debt

Long-term debt consists of the following:

	December 31, 2005	January 1, 2005
Berry 10 3/4% Senior Subordinated Notes	$335,000	$335,000
Debt premium on 10 3/4% Notes, net	7,699	8,876
Term loans	791,025	330,780
Revolving lines of credit	—	480
Nevada Industrial Revenue Bonds	—	1,500
Capital leases	26,896	20,922
	1,160,620	697,558
Less current portion of long-term debt	13,928	10,335
	$1,146,692	$687,223

F-

Berry 10 3/4% Senior Subordinated Notes

On July 22, 2002, Berry completed an offering of $250.0 million aggregate principal amount of 10 3/4% Senior Subordinated Notes due 2012 (the “2002 Notes”). The net proceeds to Berry from the sale of the 2002 Notes, after expenses, were $239.4 million. The proceeds from the 2002 Notes were used in the financing of the Merger. On November 20, 2003, Berry completed an offering of $85.0 million aggregate principal amount of 10 3/4% Senior Subordinated Notes due 2012 (the “Add-on Notes”). The net proceeds to Berry from the sale of the Add-on Notes, after expenses, were $91.8 million. The proceeds from the Add-on Notes were used in the financing of the Landis Acquisition. The 2002 Notes and Add-on Notes mature on July 15, 2012. Interest is payable semi-annually on January 15 and July 15 of each year, which commenced on January 15, 2003 with respect to the 2002 Notes and commenced on January 15, 2004 with respect to the Add-on Notes. Holding and all of Berry’s domestic subsidiaries fully, jointly, severally, and unconditionally guarantee on a senior subordinated basis the 2002 Notes and Add-on Notes. The 2002 Notes and Add-on Notes are not guaranteed by the Company’s foreign subsidiaries.

Berry is not required to make mandatory redemption or sinking fund payments with respect to the 2002 Notes and Add-on Notes. On or subsequent to July 15, 2007, the 2002 Notes and Add-on Notes may be redeemed at the option of Berry, in whole or in part, at redemption prices ranging from 105.375% in 2007 to 100% in 2010 and thereafter. Upon a change in control, as defined in the indenture under which the 2002 Notes and Add-on Notes were issued (the “Indenture”), each holder of notes will have the right to require Berry to repurchase all or any part of such holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued interest. The 2002 Notes and Add-on Notes are treated as a single class under the Indenture.

New Credit Facility

In connection with the Merger in 2002, the Company entered into a credit and guaranty agreement and a related pledge security agreement with a syndicate of lenders led by Goldman Sachs Credit Partners L.P., as administrative agent (the “Credit Facility”). On November 10, 2003, in connection with the Landis Acquisition, the Credit Facility was amended and restated (the “Amended and Restated Credit Facility”). On August 9, 2004, the Amended and Restated Credit Facility was amended and restated (the “Second Amended and Restated Credit Facility”). On January 1, 2005, a First Amendment to the Second Amended and Restated Credit Facility was entered into to permit Fifth Third Bank to assume the role of Administrative Agent and for Goldman Sachs Credit Partners, L.P. to resign as Administrative Agent. On June 3, 2005, the Company entered into a Second Amendment to the Second Amended and Restated Credit Agreement with Deutsche Bank Trust Company Americas assuming the role of Administrative Agent. As a result of the Second Amendment to the Second Amended and Restated Credit Agreement, the Company expensed $7.0 million of unamortized deferred financing and increased our term loan borrowings by $465.1 million in connection with the financing of the Kerr Acquisition. On October 26, 2005, the Company entered into a Third Amendment to the Second Amended and Restated Credit Agreement (the “New Credit Facility”) that reduced the applicable margin on the term loan.

The New Credit Facility provides (1) a $795.0 million term loan and (2) a $150.0 million revolving credit facility. The proceeds from the new term loan were used to repay the outstanding balance of the term loans from the Second Amendment to the Second Amended and Restated Credit Facility and fund the Kerr Acquisition. The New Credit Facility permits the

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Company to borrow up to an additional $150.0 million of incremental senior term indebtedness from lenders willing to provide such loans subject to certain restrictions. The terms of the additional indebtedness will be determined by the market conditions at the time of borrowing. The maturity date of the term loan is December 2, 2011, and the maturity date of the revolving credit facility is March 31, 2010. The indebtedness under the New Credit Facility is guaranteed by Holding and all of its domestic subsidiaries. The obligations of Berry Plastics under the New Credit Facility and the guarantees thereof are secured by substantially all of the assets of such entities. At December 31, 2005 and January 1, 2005, there were no borrowings outstanding on the revolving credit facility. The revolving credit facility allows up to $35.0 million of letters of credit to be issued instead of borrowings under the revolving credit facility and up to $10.0 million of swingline loans. At December 31, 2005 and January 1, 2005, the Company had $14.7 million and $8.5 million, respectively, in letters of credit outstanding under the revolving credit facility.

The New Credit Facility contains significant financial and operating covenants, including prohibitions on the ability to incur certain additional indebtedness or to pay dividends, and restrictions on the ability to make capital expenditures. The New Credit Facility also contains borrowing conditions and customary events of default, including nonpayment of principal or interest, violation of covenants, inaccuracy of representations and warranties, cross-defaults to other indebtedness, bankruptcy and other insolvency events (other than in the case of certain foreign subsidiaries). The Company was in compliance with all the financial and operating covenants at December 31, 2005. The term loan amortizes quarterly as follows: $1,987,500 each quarter which began September 30, 2005 and ends September 30, 2010 and $188,315,625 each quarter beginning December 31, 2010 and ending September 30, 2011.

Borrowings under the New Credit Facility bear interest, at the Company’s option, at either (i) a base rate (equal to the greater of the prime rate and the federal funds rate plus 0.5%) plus the applicable margin (the “Base Rate Loans”) or (ii) an adjusted eurodollar LIBOR (adjusted for reserves) plus the applicable margin (the “Eurodollar Rate Loans”). With respect to the term loan, the “applicable margin” is (i) with respect to Base Rate Loans, 1.25% per annum and (ii) with respect to Eurodollar Rate Loans, 2.00% per annum (6.45% at December 31, 2005 and 4.22% at January 1, 2005). In addition, the applicable margins with respect to the term loan can be further reduced by an additional .25% per annum subject to the Company meeting a leverage ratio target, which was met based on the results through December 31, 2005. With respect to the revolving credit facility, the “applicable margin” is subject to a pricing grid which ranges from 2.75% per annum to 2.00% per annum, depending on the leverage ratio (2.75% based on results through December 31, 2005). The “applicable margin” with respect to Base Rate Loans will always be 1.00% per annum less than the “applicable margin” for Eurodollar Rate Loans. In October 2002, Berry entered into an interest rate collar arrangement to protect $50.0 million of the outstanding variable rate term loan debt from future interest rate volatility. The collar floor is set at 1.97% LIBOR (London Interbank Offering Rate) and capped at 6.75% LIBOR. The agreement was effective January 15, 2003 and expires on July 15, 2006. In June 2005, Berry entered into three separate interest rate swap transactions to protect $300.0 million of the outstanding variable rate term loan debt from future interest rate volatility. The agreements were effective June 3, 2005 and expire on June 3, 2008. The agreements swap three month variable LIBOR contracts for a fixed rate three year rate of 3.897%. At December 31, 2005 and January 1, 2005, shareholders’ equity has been increased (reduced) by $3,548 and ($4), respectively, to adjust the interest rate collar and swap agreements to fair market value. At December 31, 2005, the Company had unused borrowing capacity under the New Credit Facility’s revolving line of credit of $135.3 million.

Future maturities of long-term debt at December 31, 2005 are as follows:

2006	$13,928
2007	12,216
2008	14,193
2009	10,384
2010	194,369
Thereafter	907,831
$1,152,921

Interest paid was $71,151, $53,393, and $40,040, for 2005, 2004, and 2003, respectively. Interest capitalized was $1,230, $1,120, and $860, for 2005, 2004, and 2003, respectively.

Note 7. Lease and Other Commitments

Certain property and equipment are leased using capital and operating leases. In 2005 and 2004, Berry Plastics entered into various capital lease obligations with no immediate cash flow effect resulting in capitalized property and equipment of $11,482 and $2,101, respectively. Total capitalized lease property consists of a building and manufacturing equipment with a cost of $39,113 and $35,148 and related accumulated amortization of $11,132 and $14,353 at December 31, 2005 and January 1, 2005, respectively. Capital lease amortization is included in depreciation expense. Total rental expense from operating leases was approximately $23,210, $14,879, and $11,216 for 2005, 2004, and 2003, respectively.

Future minimum lease payments for capital leases and noncancellable operating leases with initial terms in excess of one year are as follows:

	At December 31, 2005
	Capital Leases	Operating Leases
2006	$6,925	$25,015
2007	4,842	21,628
2008	4,901	19,169
2009	5,658	17,305
2010	693	15,852
Thereafter	8,029	88,835
	$31,048	$187,804
Less: amount representing interest	(4,152)
Present value of net minimum lease payments	$26,896

The Company is party to various legal proceedings involving routine claims which are incidental to its business. Although the Company’s legal and financial liability with respect to such proceedings cannot be estimated with certainty, the Company believes that any ultimate liability would not be material to its financial position or results of operations.

The Company has various purchase commitments for raw materials, supplies and property and equipment incidental to the ordinary conduct of business. At December 31, 2005, the Company had committed approximately $52.7 million for resin on order that had not yet been received and $8.8 million to complete capital projects.

Note 8. Income Taxes

For financial reporting purposes, income (loss) before income taxes, by tax jurisdiction, is comprised of the following:

	Year Ended
	December 31, 2005	January 1, 2005	December 27, 2003
Domestic	$43,519	$44,841	$29,556
Foreign	(9,403)	(4,150)	(4,022)
	$34,116	$40,691	$25,534

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets and liabilities are as follows:

	December 31, 2005	January 1, 2005
Deferred tax assets:
Allowance for doubtful accounts	$1,877	$804
Inventory	1,918	1,409
Compensation and benefit accruals	17,114	4,032
Insurance reserves	1,557	363
Net operating loss carryforwards	32,843	29,318
Alternative minimum tax (AMT) credit carryforwards	6,398	3,821
Other	96	—
Total deferred tax assets	61,803	39,747
Valuation allowance	(6,741)	(6,184)
Deferred tax assets, net of valuation allowance	55,062	33,563
Deferred tax liabilities:
Intangibles	88,837	14,793
Property and equipment	35,888	19,418
Other	2,366	382
Total deferred tax liabilities	127,091	34,593
Net deferred tax liability	$(72,029)	$(1,030)

Income tax expense consists of the following:

	Year Ended
	December 31, 2005	January 1, 2005	December 27, 2003
Current:
Federal	$735	$363	$402
Foreign	189	133	61
State	632	472	232
Total current	1,556	968	695
Deferred:
Federal	11,779	13,543	8,608
Foreign	—	(173)	—
State	990	3,402	3,183
Total deferred	12,769	16,772	11,791
Income tax expense	$14,325	$17,740	$12,486

Holding has unused operating loss carryforwards of approximately $65.9 million for federal and state income tax purposes which begin to expire in 2012. AMT credit carryforwards are available to Holding indefinitely to reduce future years’ federal income taxes. As a result of the Merger and Kerr Acquisition, the unused operating loss carryforward is subject to an annual limitation. The Company is in the process of finalizing the computation to determine the limitation due to the Kerr Acquisition and have preliminarily estimated the aggregate limit as a result of the Merger and Kerr Acquisition to be approximately $29.6 million per year.

Income taxes paid during 2005, 2004, and 2003 approximated $1,152, $764, and $484, respectively.

A reconciliation of income tax expense, computed at the federal statutory rate, to income tax expense, as provided for in the financial statements, is as follows:

	Year Ended
	December 31, 2005	January 1, 2005	December 27, 2003
Income tax expense computed at statutory rate	$11,941	$14,244	$8,721
State income tax expense, net of federal taxes	1,622	2,518	2,220
Expenses not deductible for income tax purposes	375	394	160
Change in valuation allowance	557	1,288	1,285
Other	(170)	(704)	100
Income tax expense	$14,325	$17,740	$12,486

Note 9. Employee Retirement Plans

In connection with the Kerr Acquisition, the Company acquired two defined benefit pension plans which cover substantially all former employees and former union employees at Kerr’s former Lancaster facility. The Company also acquired a retiree health plan from Kerr, which covers certain healthcare and life insurance benefits for certain retired employees and their spouses. The two defined benefit plans of Kerr and the retiree health plan are all inactive plans and are included in the beginning of year totals in the table below for the year ended December 31, 2005 as a result of the Kerr Acquisition on June 3, 2005. The Company also maintains a defined benefit pension plan covering the Poly-Seal employees under a collective bargaining agreement. The Company uses December 31 as a measurement date for the retirement plans.

	Defined Benefit Pension Plans		Retiree Health Plan
	Year Ended
	December 31, 2005	January 1, 2005	December 31, 2005
Change in benefit obligation:
Benefit obligation at beginning of year	$44,026	$5,639	$9,338
Service cost	257	269	11
Interest cost	1,457	352	268
Actuarial loss (gain)	(1,186)	42	(1,589)
Benefits paid	(2,269)	(198)	(364)
Benefit obligation at end of year	42,285	6,104	7,664
Change in plan assets:
Fair value of plan assets at beginning of year	33,558	4,775	—
Actual return on plan assets	1,898	190	—
Employer contribution	494	415	364
Benefits paid	(2,269)	(198)	(364)
Fair value of plan assets at end of year	33,681	5,182	—
Funded status	(8,604)	(922)	(7,664)
Unrecognized net actuarial loss (gain)	(645)	765	(1,589)
Unrecognized prior service cost	597	686	—
Net amount recognized	$(8,652)	$529	$(9,253)

	Defined Benefit Pension Plans		Retiree Health Plan
	Year Ended
	December 31, 2005	January 1, 2005	December 31, 2005
Amounts recognized in the consolidation balance sheet consisted of:
Prepaid pension	$413	$529	$—
Accrued benefit liability	(10,624)	(1,456)	(9,253)
Intangible assets	597	685	—
Accumulated other comprehensive losses before income taxes	962	771	—
Net amount recognized	$(8,652)	$529	$(9,253)

	Defined Benefit Pension Plans		Retiree Health Plan
	Year Ended
	December 31, 2005	January 1, 2005	December 31, 2005
		(Percents)
Weighted average assumptions
Discount rate for benefit obligation	5.5	6.3	5.5
Discount rate for net benefit cost	5.3	6.3	5.0
Expected return on plan assets for net benefit costs	8.0	8.0	—

In evaluating the expected return on plan assets, the Company considered its historical assumptions compared with actual results, an analysis of current market conditions, asset allocations, and the views of advisers. Health-care-cost trend rates were assumed to increase at an annual rate of 9.0 percent in 2006 trending down to 4.5 percent in 2011 and thereafter.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid as follows:

	Defined Benefit Pension Plans	Retiree Health Plan
2006	$3,482	$1,277
2007	3,412	1,173
2008	3,353	1,005
2009	3,311	819
2010	3,247	684
2011-2015	16,253	2,485
In 2006, the Company expects to contribute approximately $2.2 million to its retirement plans to satisfy minimum funding requirements for the year.

Net pension and retiree health benefit expense included the following components:

	Year Ended
	December 31, 2005	January 1, 2005	December 27, 2003
Components of net period benefit cost:
Defined Benefit Pension Plans
Service cost	$257	$269	$223
Interest cost	1,457	352	320
Expected return on plan assets	(1,692)	(399)	(345)
Amortization of prior service cost	91	94	83
Recognized actuarial loss	60	36	12
Net periodic benefit cost	$173	$352	$293
Retiree Health Benefit Plan
Service cost	$11	$—	$—
Interest cost	268	—	—
Net periodic benefit cost	$279	$—	$—

Our defined benefit pension plan asset allocations are as follows:

	Year Ended
	December 31, 2005	January 1, 2005
Asset Category
Equity securities and equity-like instruments	51%	60%
Debt securities	47	34
Other	2	6
Total	100%	100%

The Company’s retirement plan assets are invested with the objective of providing the plans the ability to fund current and future benefit payment requirements while minimizing annual Company contributions. The plans’ asset allocation strategy reflects a long-term growth strategy with approximately 51% allocated to growth investments and 47% allocated to fixed income investments. The Company re-addresses the allocation of its investments on an annual basis.

Berry Plastics also sponsors two defined contribution 401(k) retirement plans covering substantially all employees. Contributions are based upon a fixed dollar amount for employees who participate and percentages of employee contributions at specified thresholds. Contribution expense for these plans were approximately $2,801, $2,020, and $1,408 for 2005, 2004, and 2003, respectively.

Note 10. Stockholders’ Equity

Common and Preferred Stock

On July 22, 2002, GS Berry Acquisition Corp., (the “Buyer”) a newly formed entity controlled by various private equity funds affiliated with Goldman, Sachs & Co., merged (the “Merger”) with and into Holding, pursuant to an agreement and plan of merger, dated as of May 25, 2002. At the effective time of the Merger, (i) each share of common stock of BPC Holding Corporation issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive cash pursuant to the terms of the Merger Agreement, and (ii) each share of common stock of the Buyer issued and outstanding immediately prior to the effective time of the Merger was converted into one share of common stock of Holding.

Notes Receivable from Management

In connection with the Merger, certain senior employees of Holding acquired shares of Holding Common Stock pursuant to an employee stock purchase program. Such employees paid for these shares with any combination of (i) shares of Holding common stock that they held prior to the Merger; (ii) their cash transaction bonus, if any; and (iii) a promissory note. In addition, Holding adopted an employee stock purchase program pursuant to which a number of employees had the opportunity to invest in Holding on a leveraged basis. Employees participating in this program were permitted to finance two-thirds of their purchases of shares of Holding common stock under the program with a promissory note. The promissory notes are secured by the shares purchased and such notes accrue interest which compounds semi-annually at rates ranging from 4.97% to 5.50% per year. Principal and all accrued interest is due and payable on the earlier to occur of (i) the end of the ten-year term, (ii) the ninetieth day following such employee’s termination of employment due to death, “disability”, “redundancy” (as such terms are defined in the 2002 Option Plan) or retirement, or (iii) the thirtieth day following such employee’s termination of employment for any other reason. As of December 31, 2005 and January 1, 2005, the Company had $14,273 and $14,856, respectively, in outstanding notes receivable (principal and interest), which has been classified as a reduction to stockholders’ equity in the consolidated balance sheet, due from employees under this program.

Stock Option Plans

Holding maintains the BPC Holding Corporation 1996 Stock Option Plan (“1996 Option Plan”), as amended, pursuant to which nonqualified options to purchase 126,700 shares are outstanding. All outstanding options under the 1996 Option Plan are scheduled to expire on July 22, 2012 and no additional options will be granted under it. Option agreements issued pursuant to the 1996 Option Plan generally provide that options become vested and exercisable at a rate of 10% per year based on continued service. Additional options also vest in years during which certain financial targets are attained. Notwithstanding the vesting provisions in the option agreements, all options that were scheduled to vest prior to December 31, 2002 accelerated and became vested immediately prior to the Merger.

Holding has adopted an employee stock option plan (“2002 Option Plan”), as amended, pursuant to which options to acquire up to 603,248 shares of Holding’s common stock may be granted to its employees, directors and consultants. Options granted under the 2002 Option Plan have an exercise price per share that either (1) is fixed at the fair market value of a share of common stock on the date of grant or (2) commences at the fair market value of a share of common stock on the date of grant and increases at the rate of 15% per year during the term. Generally, options have a ten-year term, subject to earlier expiration upon the termination of the option holder’s employment and other events. Some options granted under the plan become vested and exercisable over a five-year period based on continued service with Holding. Other options become vested and exercisable based on the achievement by Holding of certain financial targets, or if such targets are not achieved, based on continued service with Holding. Upon a change in control of Holding, the vesting schedule with respect to certain options accelerate for a portion of the shares subject to such options.

Financial Accounting Standards Board Statement 123, Accounting for Stock-Based Compensation (“Statement 123”), prescribes accounting and reporting standards for all stock-based compensation plans. Statement 123 provides that companies may elect to continue using existing accounting requirements for stock-based awards or may adopt a new fair value method to determine their intrinsic value. Holding has elected to continue following Accounting Principles Board Opinion No. 25, Accounting For Stock Issued to Employees (“APB 25”) to account for its employee stock options. Under APB 25, because the exercise price of Holding’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized at the grant date.

Information related to the 1996 Option Plan and 2002 Option Plan is as follows:

	December 31, 2005			January 1, 2005			December 27, 2003
	Number of Shares		Weighted Average Exercise Price	Number Of Shares		Weighted Average Exercise Price	Number Of Shares		Weighted Average Exercise Price
Options outstanding, beginning of period	$590,156		$102	$530,662		$94	$545,684		$86
Options granted	96,051		145	65,465		120	38,713		100
Options exercised	(31,652)		105	(1,640)		53	(9,757)		57
Options forfeited	(29,346)		117	(4,331)		93	(43,978)		101
Options outstanding, end of period	625,209		113	590,156		102	530,662		94
Option price range at end of price		$32-$163			$32-$142			$32-$124
Options exercisable at end of period		365,265			291,879			203,326
Options available for grant at period end		4,216			43,489			22,588
Weighted average fair value of options granted during period		$45			$34			$28

The following table summarizes information about the options outstanding at December 31, 2005:

Range of Exercise Prices	Number Outstanding At December 31, 2005	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2005
$32 - $72	126,700	7 years	$49	118,586
$100	209,297	7 years	$100	111,722
$120	45,526	8 years	$120	18,210
$145	92,946	9 years	$145	11,233
$163	150,740	7 years	$163	105,514
	625,209			365,265

Stockholders Agreements

In connection with the Merger, Holding entered into a stockholders’ agreement with GSCP 2000 and other private equity funds affiliated with Goldman, Sachs & Co., which in the aggregate own a majority of the common stock, and J.P. Morgan Partners Global Investors, L.P. and other private equity funds affiliated with J.P. Morgan Securities Inc., which own approximately 28% of the common stock. GSCP 2000 and other private equity funds affiliated with Goldman, Sachs & Co., have the right to designate seven members of the board of directors, one of which shall be a member of management, and J.P. Morgan Partners Global Investors, L.P. and other private equity funds affiliated with J.P. Morgan Securities Inc. have the right to designate two members of the board of directors. The stockholders’ agreement contains customary terms including terms regarding transfer restrictions, rights of first offer, tag along rights, drag along rights, preemptive rights and veto rights.

Note 11. Related Party Transactions

In connection with the Landis Acquisition, the Company paid $1.7 million to entities affiliated with Goldman, Sachs & Co. and $0.8 million to J.P. Morgan Securities Inc., an affiliate of J.P. Morgan Chase & Co., for advisory and other services. Goldman Sachs and J.P. Morgan acted as joint book-running managers in the issuance of the Add-on Notes and received fees of approximately $1.0 million and $1.0 million, respectively, for services performed. Goldman Sachs Credit Partners, L.P., an affiliate of Goldman Sachs, acted as the administrative agent, joint lead arranger and joint bookrunner for the Amended and Restated Credit Facility and received fees of $0.5 million for services provided. JP Morgan Chase Bank, an affiliate of J.P. Morgan, acted as the joint lead arranger and joint bookrunner for the Amended and Restated Credit Facility for consideration of $0.5 million.

Goldman Sachs Credit Partners, L.P., an affiliate of Goldman Sachs, acted as the administrative agent, joint lead arranger and joint bookrunner for the Second Amended and Restated Credit Facility without separate compensation. JP Morgan Chase Bank, an affiliate of J.P. Morgan, acted as the joint lead arranger and joint bookrunner for the Second Amended and Restated Credit Facility for consideration of approximately $0.4 million. In addition, the Company entered into four resin forward contracts in the fourth quarter of 2004 ranging from 6.0 million to 33.6 million annual pounds of resin with J. Aron & Company, a division of Goldman, Sachs & Co., and enters into foreign currency transactions through its normal course of business with Goldman, Sachs & Co. In June 2005, Berry entered into two separate interest rate swap transactions for $100.0 million each with an affiliate of Goldman Sachs and an affiliate of J.P. Morgan to protect a portion of the outstanding variable rate term loan debt from future interest rate volatility.

In connection with the Kerr Acquisition, the Company paid $2.7 million to entities affiliated with Goldman, Sachs & Co. and $1.3 million to entities affiliated with J.P. Morgan Chase & Co., for advisory and other services. Goldman Sachs and J.P. Morgan Chase Bank, an affiliate of J.P. Morgan, acted as co-syndication agents, joint lead arrangers, and joint bookrunners for the Second Amendment to the Second Amended and Restated Credit Facility for consideration of $2.7 million and $2.4 million, respectively. Goldman Sachs Credit Partners, L.P., an affiliate of Goldman Sachs, acted as the co-syndication agent, joint lead arranger and joint bookrunner for the Third Amendment to the Second Amended and Restated Credit Facility without separate compensation. JP Morgan Chase Bank, an affiliate of J.P. Morgan, acted as the co-syndication agent, joint lead arranger, and joint bookrunner for the Third Amendment to the Second Amended and Restated Credit Facility for consideration of $0.5 million. Also, affiliates of Goldman Sachs & Co. and J.P. Morgan invest in a portion of the Company’s credit facilities in its normal course of business.

Note 12. Financial Instruments

Holding’s and the Company’s financial instruments generally consist of cash and cash equivalents, the investment in Southern Packaging, interest rate hedge contracts, resin hedge contracts, and long-term debt. The carrying amounts of Holding’s and the Company’s financial instruments approximate fair value at December 31, 2005 except for the 2002 Notes and Add-on Notes for which the fair value exceeded the carrying value by $25.1 million.

In October 2002, Berry entered into an interest rate collar arrangement to protect $50.0 million of the outstanding variable rate term loan debt from future interest rate volatility. In June 2005, Berry entered into three separate interest rate swap transactions to protect $300.0 million of the outstanding variable rate term loan debt from future interest rate volatility. The collar and interest rate swaps are accounted for as fair value hedges and the gains and losses arising from the instruments are recorded concurrently with gains and losses arising from the underlying transactions.

The Company consumes plastic resin during the normal course of production. The fluctuations in the cost of plastic resin can vary the costs of production. As part of its risk management strategy, the Company entered into resin forward hedging transactions constituting approximately 15% of its estimated 2005 resin needs and 10% of its 2006 estimated resin needs based on 2004 volumes prior to the Kerr Acquisition. These contracts obligate the Company to make or receive a monthly payment equal to the difference in the unit cost of resin per the contract and an industry index times the contracted pounds of plastic resin. Such contracts are designated as hedges of a portion of the Company’s forecasted purchases through 2006 and are effective in hedging the Company’s exposure to changes in resin prices during this period. The contracts qualify as cash flow hedges under SFAS No. 133 and accordingly are marked to market with unrealized gains and losses deferred through other comprehensive income and recognized in earnings when realized as an adjustment to cost of goods sold. The fair values of these contracts at December 31, 2005 and January 1, 2005 was an unrealized gain, after taxes, of $3.7 million and $5.2 million, respectively.

Note 13. Accumulated Other Comprehensive Income

The accumulated balances related to each component of the other comprehensive income consist of the following:

	December 31, 2005	January 1, 2005
Currency translation	$5,214	$8,479
Minimum pension liability adjustment	(577)	(462)
Unrealized loss on interest rate collar	—	(4)
Unrealized gain on interest rate hedges	3,548	—
Unrealized gain on resin hedge contracts	3,680	5,173
	$11,865	$13,186

Note 14. Operating Segments

In connection with the Kerr Acquisition, Berry reorganized its operations into two reportable segments: open top and closed top. The realignment occurred in an effort to integrate the operations of Kerr, better service the Company’s customers, and provide a more efficient organization. Prior periods have been restated to be aligned with the new reporting structure in order to provide comparable results. The Company evaluates performance and allocates resources to segments based on operating income before depreciation and amortization of intangibles adjusted to exclude (1) uncompleted acquisition expense, (2) acquisition integration expense, (3) plant shutdown expense, and (4) non-cash compensation. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

	Year Ended
	December 31, 2005	January 1, 2005	December 27, 2003
Net sales:
Closed Top	$394,027	$154,956	$147,297
Open Top	775,677	659,257	404,579
Total net sales	1,169,704	814,213	551,876
Adjusted EBITDA:
Closed Top	71,154	29,880	30,228
Open Top	141,432	131,188	88,609
Total adjusted EBITDA	212,586	161,068	118,837
Total assets:
Closed Top	789,275	215,552	237,848
Open Top	858,555	789,592	777,958
Total assets	1,647,830	1,005,144	1,015,806
Goodwill, net:
Closed Top	210,614	78,375	85,756
Open Top	284,644	280,508	291,013
Total goodwill, net	495,258	358,883	376,769
Reconciliation of Adjusted EBITDA to net income:
Adjusted EBITDA for reportable segments	$212,586	$161,068	$118,837
Net interest expense	(73,274)	(53,185)	(45,413)
Depreciation	(73,146)	(54,303)	(40,752)
Amortization	(15,574)	(6,513)	(3,326)
Income Taxes	(14,325)	(17,740)	(12,486)
Gain on disposal of property and equipment	—	—	7
Loss on investment in Southern Packaging	(1,354)	—	—
Loss on extinguished debt	(7,045)	—	(250)
Uncompleted acquisition expense	—	—	(1,041)
Acquisition integration expense	(5,925)	(3,969)	(1,424)
Plant shutdown expense	—	(1,822)	(1,104)
Non-cash compensation	(2,152)	(585)	—
Net income	$19,791	$22,951	$13,048

Note 15. Condensed Consolidating Financial Information

Holding conducts its business through its wholly owned subsidiary, Berry. Holding and all of Berry’s domestic subsidiaries fully, jointly, severally, and unconditionally guarantee on a senior subordinated basis the 2002 Notes and Add-on Notes issued by Berry. Berry and all of Berry’s subsidiaries are 100% directly or indirectly owned by Holding. Separate narrative information or financial statements of guarantor subsidiaries have not been included as management believes they would not be material to investors. Presented below is condensed consolidating financial information for Holding, Berry, and its subsidiaries at December 31, 2005 and January 1, 2005 and for the fiscal years ended December 31, 2005, January 1, 2005, and December 27, 2003. The equity method has been used with respect to investments in subsidiaries.

	December 31, 2005
	BPC Holding Corporation (Parent)	Berry Plastics Corporation (Issuer)	Combined Guarantor Subsidiaries	Combined Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Current assets	$—	$132,192	$224,471	$22,826	$—	$379,489
Net property and equipment	—	91,831	311,649	19,964	—	423,444
Other non-current assets	203,388	1,292,315	703,500	13,214	(1,367,520)	844,897
Total assets	$203,388	$1,516,338	$1,239,620	$56,004	$(1,367,520)	$1,647,830
Current liabilities	$—	$81,349	$87,269	$9,090	$—	$177,708
Noncurrent liabilities	—	1,231,601	1,333,925	40,783	(1,339,575)	1,266,734
Equity (deficit)	203,388	203,388	(181,574)	6,131	(27,945)	203,388
Total liabilities and equity (deficit)	$203,388	$1,516,338	$1,239,620	$56,004	$(1,367,520)	$1,647,830

	January 1, 2005
Balance Sheets	BPC Holding Corporation (Parent)	Berry Plastics Corporation (Issuer)	Combined Guarantor Subsidiaries	Combined Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Current assets	$—	$68,449	$139,338	$12,012	$—	$219,799
Net property and equipment	—	76,555	188,841	16,576	—	281,972
Other non-current assets	183,891	770,971	363,091	12,328	(826,908)	503,373
Total assets	$183,891	$915,975	$691,270	$40,916	$(826,908)	$1,005,144
Current liabilities	$—	$81,053	$42,004	$6,648	$—	$129,705
Noncurrent liabilities	—	651,031	747,720	27,258	(734,461)	691,548
Equity (deficit)	183,891	183,891	(98,454)	7,010	(92,447)	183,891
Total liabilities and equity (deficit)	$183,891	$915,975	$691,270	$40,916	$(826,908)	$1,005,144

	Year Ended December 31, 2005
	BPC Holding Corporation (Parent)	Berry Plastics Corporation (Issuer)	Combined Guarantor Subsidiaries	Combined Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Consolidating Statements of Income
Net sales	$—	$283,261	$859,192	$27,251	$—	$1,169,704
Cost of goods sold	—	202,631	712,325	28,414	—	943,370
Gross profit	—	80,630	146,867	(1,163)	—	226,334
Operating expenses	(55,315)	41,578	119,540	4,742	—	110,545
Operating income (loss)	55,315	39,052	27,327	(5,905)	—	115,789
Other expense	—	—	—	1,354	—	1,354
Interest expense (income), net	(778)	(26,219)	98,127	2,144	—	73,274
Loss on extinguished debt	—	7,045	—	—	—	7,045
Income taxes	35	13,835	266	189	—	14,325
Equity in net (income) loss from subsidiary	36,267	80,658	9,592	—	(126,517)	—
Net income (loss)	$19,791	$(36,267)	$(80,658)	$(9,592)	$126,517	$19,791

Consolidating Statements of Cash Flows
Net income (loss)	$19,791	$(36,267)	$(80,658)	$(9,592)	$126,517	$19,791
Non-cash expenses	2,152	36,861	69,302	5,670	—	113,985
Equity in net (income) loss from subsidiary	36,267	80,658	9,592	—	(126,517)	—
Changes in working capital	(776)	(17,902)	(10,141)	(3,411)	—	(32,230)
Net cash provided by (used for) operating activities	57,434	63,350	(11,905)	(7,333)	—	101,546
Net cash used for investing activities	—	(478,962)	(24,219)	(16,817)	—	(519,998)
Net cash provided by (used for) financing activities	(57,434)	438,341	36,395	25,884	—	443,186
Effect on exchange rate changes on cash	—	—	—	(242)	—	(242)
Net increase in cash and cash equivalents	—	22,729	271	1,492	—	24,492
Cash and cash equivalents at beginning of year	—	85	42	137	—	264
Cash and cash equivalents at end of year	$—	$22,814	$313	$1,629	$—	$24,756

	Year Ended January 1, 2005
	BPC Holding Corporation (Parent)	Berry Plastics Corporation (Issuer)	Combined Guarantor Subsidiaries	Combined Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Consolidating Statements of Income
Net sales	$—	$236,448	$554,107	$23,658	$—	$814,213
Cost of goods sold	—	166,248	449,760	23,321	—	639,329
Gross profit	—	70,200	104,347	337	—	174,884
Operating expenses	(39,306)	37,072	79,493	3,749	—	81,008
Operating income (loss)	39,306	33,128	24,854	(3,412)	—	93,876
Interest expense (income), net	(772)	(15,007)	68,226	738	—	53,185
Income taxes (benefit)	42	17,458	281	(41)	—	17,740
Equity in net (income) loss from subsidiary	17,085	47,762	4,109	—	(68,956)	—
Net income (loss)	$22,951	$(17,085)	$(47,762)	$(4,109)	$68,956	$22,951

Consolidating Statements of Cash Flows
Net income (loss)	$22,951	$(17,085)	$(47,762)	$(4,109)	$68,956	$22,951
Non-cash expenses	585	33,596	42,565	3,485	—	80,231
Equity in net (income) loss from subsidiary	17,085	47,762	4,109	—	(68,956)	—
Changes in working capital	(775)	10,520	(36,689)	(1,005)	—	(27,949)
Net cash provided by (used for) operating activities	39,846	74,793	(37,777)	(1,629)	—	75,233
Net cash provided by (used for) investing activities	—	(21,125)	(26,426)	2,074	—	(45,477)
Net cash provided by (used for) financing activities	(39,846)	(77,869)	62,575	(568)	—	(55,708)
Effect on exchange rate changes on cash	—	—	—	24	—	24
Net increase (decrease) in cash and cash equivalents	—	(24,201)	(1,628)	(99)	—	(25,928)
Cash and cash equivalents at beginning of year	—	24,286	1,670	236	—	26,192
Cash and cash equivalents at end of year	$—	$85	$42	$137	$—	$264

	Year Ended December 27, 2003
	BPC Holding Corporation (Parent)	Berry Plastics Corporation (Issuer)	Combined Guarantor Subsidiaries	Combined Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Consolidating Statements of Income
Net sales	$—	$200,886	$328,984	$22,006	$—	$551,876
Cost of goods sold	—	140,139	259,720	20,891	—	420,750
Gross profit	—	60,747	69,264	1,115	—	131,126
Operating expenses	(25,840)	34,536	47,545	3,695	—	59,936
Operating income (loss)	25,840	26,211	21,719	(2,580)	—	71,190
Other income	—	—	(7)	—	—	(7)
Interest expense, net	(763)	(592)	45,326	1,442	—	45,413
Loss on extinguished debt	—	250	—	—	—	250
Income taxes	27	12,388	10	61	—	12,486
Equity in net (income) loss from subsidiary	13,528	27,693	4,083	—	(45,304)	—
Net income (loss)	$13,048	$(13,528)	$(27,693)	$(4,083)	$45,304	$13,048

Consolidating Statements of Cash Flows
Net income (loss)	$13,048	$(13,528)	$(27,693)	$(4,083)	$45,304	$13,048
Non-cash expenses	—	26,817	28,136	3,227	—	58,180
Equity in net (income) loss from subsidiary	13,528	27,693	4,083	—	(45,304)	—
Changes in working capital	(758)	1,159	7,463	681	—	8,545
Net cash provided by (used for) operating activities	25,818	42,141	11,989	(175)	—	79,773
Net cash used for investing activities	—	(244,511)	(16,474)	(4,667)	—	(265,652)
Net cash provided by (used for) financing activities	(25,819)	211,499	5,891	5,250	—	196,821
Effect on exchange rate changes on cash	—	—	—	(363)	—	(363)
Net increase (decrease) in cash and cash equivalents	(1)	9,129	1,406	45	—	10,579
Cash and cash equivalents at beginning of year	1	15,157	264	191	—	15,613
Cash and cash equivalents at end of year	$—	$24,286	$1,670	$236	$—	$26,192

Note 16. Quarterly Financial Data (Unaudited)

The following table contains selected unaudited quarterly financial data for fiscal years 2005 and 2004.

	2005				2004
	First	Second	Third	Fourth	First	Second	Third	Fourth
Net sales	$225,310	$282,871	$342,305	$319,218	$191,726	$211,041	$204,803	$206,643
Cost of sales	184,016	233,477	273,129	252,748	148,615	164,565	160,824	165,325
Gross profit	$41,294	$49,394	$69,176	$66,470	$43,111	$46,476	$43,979	$41,318
Net income	$3,799	$1,751	$9,085	$5,156	$4,822	$7,391	$6,641	$4,097

Note 17. Subsequent Event (Unaudited)

On June 28, 2006 Berry announced that the private equity firms Apollo Management, L.P. and Graham Partners had signed a definitive agreement to acquire Holdings from Goldman Sachs Capital Partners and JPMorgan Partners for an enterprise value of $2.25 billion in aggregate consideration. The transaction closed September 20, 2006. Following the transaction, Apollo owns the majority of the Company's common stock. The transaction was primarily funded through equity contributions of approximately $484 million and the issuance of $750 million of second priority senior notes, $675 million of term B loans, and $425 million of senior subordinated notes. Adjustments related to this transaction are not reflected in these financial statements.

Berry Plastics Holding Corporation

OFFER TO EXCHANGE

8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 and Second Priority Senior Secured Floating Rate Notes due 2014 registered under the Securities Act

For

A Like Principal Amount of Second Priority Senior Secured Fixed and Floating Rate Notes
($750,000,000 Aggregate Principal Amount)

Prospectus

Dated December      , 2006

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Berry Plastics Holding Corporation is a Delaware Corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”), provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to nay threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, including attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of appropriate jurisdiction in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper.

Article 8 of Berry Plastics Holding Corporation’s Certificate of Incorporation, as amended, provides for the indemnification of directors, officers, employees or agents to the fullest extent authorized by the DGCL. Article 8 also provides that, in any action initiated by a person seeking indemnification, Berry Plastics Holding Corporation shall bear the burden of proof that the person is not entitled to indemnification.

Section 102(b)(7) of the DGCL provides that a Delaware corporation may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article 8 of Berry Plastics Holding Corporation’s Certificate of Incorporation, as amended, includes such a provision.

Section 145(g) of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the corporation or, if serving in such capacity at the request of the corporation, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the DGCL. Article 8 of Berry Plastics Holding Corporation’s Certificate of Incorporation, as amended, permits the corporation to maintain insurance, at the corporation’s expense, to protect itself or any of its directors, officers, employees or agents or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits
EXHIBITS

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger by and among Berry Plastics Holding Corporation, BPC Holding Acquisition Corp. (now known as Berry Plastics Group, Inc.), and BPC Acquisition Corp., dated June 28, 2006 (incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2006).

3.1	Amended and Restated Certificate of Incorporation of Berry Plastics Holding Corporation (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
3.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Berry Plastics Holding Corporation
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

3.3	Amended and Restated By-laws of Berry Plastics Holding Corporation (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
3.4

Board Consent amending the Amended and Restated By-laws of BPC Holding Corporation, dated October 24, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

4.1

Indenture, by and between BPC Acquisition Corp. (and following the merger of BPC Acquisition Corp. with and into BPC Holding Corporation, BPC Holding Corporation, as Issuer, and certain Guarantors) and Wells Fargo Bank, National Association, as Trustee, relating to $525,000,000 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 and $225,000,000 Second Priority Senior Secured Floating Rate Notes due 2014, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

4.2

First Supplemental Indenture, by and among BPC Holding Corporation, certain guarantors, BPC Acquisition Corp., and Wells Fargo Bank, National Association, as Trustee, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

4.3

Registration Rights Agreement, by and among BPC Acquisition Corp., BPC Holding Corporation, the subsidiaries of BPC Holding Corporation, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Lehman Brothers Inc., Bear, Stearns & Co., and GE Capital Markets, Inc., dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

4.4

Collateral Agreement, by and among BPC Acquisition Corp., as Borrower, each Subsidiary of the Borrower identified therein, and Wells Fargo Bank, N.A., as Collateral Agent, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

4.5

Intercreditor Agreement by and among Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as First Lien Agent, Wells Fargo Bank, N.A., as Trustee, Berry Plastics Group, Inc., BPC Acquisition Corp., (which on the Closing Date was merged with and into BPC Holding Corporation, with BPC Holding Corporation surviving the merger as the Borrower), and each Subsidiary of the Borrower identified therein, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

5.1

Opinion of Jeffrey D. Thompson, Vice President and General Counsel of Berry Plastics Holding Corporation
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

5.2*	Opinion of Wachtell, Lipton, Rosen & Katz, regarding the legality of the securities and guarantees being registered.
10.1

Credit Agreement, by and among Berry Plastics Group, Inc., BPC Acquisition Corp., as Borrower, the Lenders Party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as Co-Documentation Agents, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities, Inc., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.2

Guarantee & Collateral Agreement, by and among Berry Plastics Group, Inc., BPC Acquisition Corp. as Borrower (which on the Closing Date was merged with and into BPC Holding Corporation, with BPC Holding Corporation surviving the merger as the Borrower), each Subsidiary of the Borrower acting as a guarantor, and Credit Suisse, Cayman Islands Branch, as Administrative Agent, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.3

Note Purchase Agreement, among BPC Acquisition Corp. and Goldman, Sachs & Co., as Initial Purchaser, and GSMP 2006 Onshore US, Ltd., GSMP 2006 Offshore US, Ltd., GSMP 2006 Institutional US, Ltd., GS Mezzanine Partners 2006 Institutional, L.P., as Subsequent Purchasers, relating to $425,000,000 Senior Subordinated Notes due 2016, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.4

Indenture, by and between BPC Acquisition Corp. (and following the merger of BPC Acquisition Corp. with and into BPC Holding Corporation, BPC Holding Corporation, as Issuer, and certain Guarantors) and Wells Fargo Bank, National Association, as Trustee, relating to 11% Senior Subordinated Notes due 2016, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.5

First Supplemental Indenture, by and among BPC Holding Corporation, certain guarantors, BPC Acquisition Corp., and Wells Fargo Bank, National Association, as Trustee, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.6

Exchange and Registration Rights Agreement, by and among BPC Acquisition Corp. and Goldman, Sachs & Co., GSMP 2006 Onshore US, Ltd., GSMP 2006 Offshore US, Ltd., and GSMP 2006 Institutional US, Ltd., dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.7

Management Agreement, among Berry Plastics Corporation, Berry Plastics Group, Inc., Apollo Management VI, L.P., and Graham Partners, INC., dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.8	2006 Equity Incentive Plan (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
10.9	Form of Performance-Based Stock Option Agreement of Berry Plastics Group, Inc. (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
10.10	Form of Accreting Stock Option Agreement of Berry Plastics Group, Inc. (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
10.11	Form of Time-Based Stock Option Agreement of Berry Plastics Group, Inc. (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
10.12	Form of Performance-Based Stock Appreciation Rights Agreement of Berry Plastics Group, Inc. (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
10.13

Employment Agreement, dated September 20, 2006, between Berry Plastics Corporation and Ira G. Boots
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.14

Employment Agreement, dated September 20, 2006, between Berry Plastics Corporation and James M. Kratochvil
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.15

Employment Agreement, dated September 20, 2006, between Berry Plastics Corporation and R. Brent Beeler
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.16

Employment Agreement, dated November 22, 1999 between Berry Plastics Corporation and G. Adam Unfried (incorporated herein by reference to Exhibit 10.23 of the Company’s Current Annual Report on Form 10-K filed with the SEC on March 22, 2006).

10.17

Amendment No. 1 to Employment Agreement, dated November 22, 1999 between Berry Plastics Corporation and G. Adam Unfried dated November 23, 2004 (incorporated herein by reference to Exhibit 10.24 of the Company’s Current Annual Report on Form 10-K filed with the SEC on March 22, 2006).

10.18

Amendment No. 2 to Employment Agreement, dated November 22, 1999 between Berry Plastics Corporation and G. Adam Unfried dated March 10, 2006 (incorporated herein by reference to Exhibit 10.25 of the Company’s Current Annual Report on Form 10-K filed with the SEC on March 22, 2006).

10.19

Amendment No. 3 to Employment Agreement, dated November 22, 1999 between Berry Plastics Corporation and G. Adam Unfried dated September 20, 2006.
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.20

Employment Agreement, dated October 4, 1996 between Berry Plastics Corporation and Randall J. Hobson (incorporated herein by reference to Exhibit 10.21 of the Company’s Current Annual Report on Form 10-K filed with the SEC on March 22, 2006).

10.21

Amendment No. 1 to Employment Agreement, dated October 4, 1996, between Berry Plastics Corporation and Randall J. Hobson, dated June 30, 2001 (incorporated herein by reference to Exhibit 10.22 of the Company’s Current Annual Report on Form 10-K filed with the SEC on March 22, 2006).

10.22

Amendment No. 2 to Employment Agreement, dated October 4, 1996, between Berry Plastics Corporation and Randall J. Hobson, dated September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

12.1	Computation of Ratio of Earnings to Fixed Charges (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
21.1	Subsidiaries of the Registrant (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
23.1	Consent of Jeffrey D. Thompson, Vice President and General Counsel of Berry Plastics Holding Corporation (incorporated herein by reference to Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.3
Consent of Wachtell, Lipton, Rosen & Katz for opinion regarding the legality of the securities and guarantees being registered (included as part of its opinion filed as Exhibit 5.2 and incorporated herein by reference)

24.1	Power of Attorney (included on signature pages attached hereto)
25.1	Statement of Eligibility on Form T−1 of Wells Fargo Bank, N.A. (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
99.1	Form of Notice of Guaranteed Delivery (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
99.2	Form of Letter of Transmittal (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
_______________

* filed herewith

(b) Financial Statement Schedules

No financial statement schedules are included herein. All other schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions, are inapplicable, or the information is included in the consolidated financial statements, and have therefore been omitted.

(c) Reports, Opinions and Appraisals

None.

Item 22. Undertakings

The undersigned registrants hereby undertake:

(a)	(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5)
That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)
The undersigned registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES - BERRY PLASTICS HOLDING CORPORATION

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on December 7, 2006.

BERRY PLASTICS HOLDING CORPORATION

By:	/s/ Ira G. Boots Name: Ira G. Boots Title: President, Director and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ira G. Boots and James M. Kratochvil and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ira G. Boots (Ira G. Boots)	Chief Executive Officer, Director and President (Principal Executive Officer)	December 7, 2006
/s/ Anthony M. Civale (Anthony M. Civale)	Director	December 7, 2006
/s/ Robert V. Seminara (Robert V. Seminara)	Director	December 7, 2006
/s/ James M. Kratochvil (James M. Kratochvil)	Chief Financial Officer, Treasurer, Secretary and Executive Vice-President (Principal Financial Officer and Principal Accounting Officer)	December 7, 2006

SIGNATURES - ADDITIONAL REGISTRANT GUARANTORS SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on December 7, 2006.

Each Additional Registrant Guarantor

By:	/s/ Ira G. Boots Name: Ira G. Boots Title: (1)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ira G. Boots and James M. Kratochvil and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ira G. Boots (Ira G. Boots)	(1) (Principal Executive Officer)	December 7, 2006
/s/ Anthony M. Civale (Anthony M. Civale)	(2)	December 7, 2006
/s/ Robert V. Seminara (Robert V. Seminara)	(3)	December 7, 2006
/s/ James M. Kratochvil (James M. Kratochvil)	(4) (Principal Financial Officer and Principal Accounting Officer)	December 7, 2006
/s/ R. Brent Beeler (R. Brent Beeler)	(5)	December 7, 2006

(1)
Ira G. Boots has signed this registration statement as: Chief Executive Officer, Director and President of Berry Plastics Corporation, Aerocon, Inc., Berry Iowa Corporation, Berry Plastics Design Corporation, Berry Plastics Technical Services, Inc., Berry Sterling Corporation, CPI Holding Corporation, Knight Plastics, Inc., Packerware Corporation, Pescor, Inc., Poly-Seal Corporation, Venture Packaging, Inc., Venture Packaging Midwest, Inc., Berry Plastics Acquisition Corporation III, Berry Plastics Acquisition Corporation V, Berry Plastics Acquisition Corporation VII, Berry Plastics Acquisition Corporation VIII, Berry Plastics Acquisition Corporation IX, Berry Plastics Acquisition Corporation X, Berry Plastics Acquisition Corporation XI, Berry Plastics Acquisition Corporation XII, Berry Plastics Acquisition Corporation XIII, Saffron Acquisition Corporation, Sun Coast Industries, Inc., Cardinal Packaging, Inc., Landis Plastics, Inc., Kerr Group, Inc., for itself and as sole member of Tubed Products, LLC and Setco, LLC; and as a manager of Berry Plastics Acquisition Corporation XV, LLC.

(2)	Anthony M. Civale has signed this registration statement as Director of Berry Plastics Corporation.

(3)	Robert V. Seminara has signed this registration statement as Director of Berry Plastics Corporation.

(4)
James M. Kratochvil has signed this registration statement as Chief Financial Officer, Treasurer, Secretary and Executive Vice-President of Berry Plastics Corporation, Aerocon, Inc., Berry Iowa Corporation, Berry Plastics Design Corporation, Berry Plastics Technical Services, Inc., Berry Sterling Corporation, CPI Holding Corporation, Knight Plastics, Inc., Packerware Corporation, Pescor, Inc., Poly-Seal Corporation, Venture Packaging, Inc., Venture Packaging Midwest, Inc., Berry Plastics Acquisition Corporation III, Berry Plastics Acquisition Corporation V, Berry Plastics Acquisition Corporation VII, Berry Plastics Acquisition Corporation VIII, Berry Plastics Acquisition Corporation IX, Berry Plastics Acquisition Corporation X, Berry Plastics Acquisition Corporation XI, Berry Plastics Acquisition Corporation XII, Berry Plastics Acquisition Corporation XIII, Saffron Acquisition Corporation, Sun Coast Industries, Inc., Cardinal Packaging, Inc., Landis Plastics, Inc., Kerr Group, Inc., for itself and as sole member of Tubed Products, LLC and Setco, LLC; and as a manager of Berry Plastics Acquisition Corporation XV, LLC.

(5)
R. Brent Beeler has signed this registration statement as: Executive Vice-President and Chief Operating Officer of Berry Plastics Corporation, Aerocon, Inc., Berry Iowa Corporation, Berry Plastics Design Corporation, Berry Plastics Technical Services, Inc., Berry Sterling Corporation, CPI Holding Corporation, Knight Plastics, Inc., Packerware Corporation, Pescor, Inc., Poly-Seal Corporation, Venture Packaging, Inc., Venture Packaging Midwest, Inc., Berry Plastics Acquisition Corporation III, Berry Plastics Acquisition Corporation V, Berry Plastics Acquisition Corporation VII, Berry Plastics Acquisition Corporation VIII, Berry Plastics Acquisition Corporation IX, Berry Plastics Acquisition Corporation X, Berry Plastics Acquisition Corporation XI, Berry Plastics Acquisition Corporation XII, Berry Plastics Acquisition Corporation XIII, Saffron Acquisition Corporation, Sun Coast Industries, Inc., Cardinal Packaging, Inc., Landis Plastics, Inc. and Kerr Group, Inc., for itself and as sole member of Tubed Products, LLC and Setco, LLC.

EXHIBITS

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger by and among Berry Plastics Holding Corporation, BPC Holding Acquisition Corp. (now known as Berry Plastics Group, Inc.), and BPC Acquisition Corp., dated June 28, 2006 (incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2006).

3.1	Amended and Restated Certificate of Incorporation of Berry Plastics Holding Corporation (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
3.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Berry Plastics Holding Corporation
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

3.3	Amended and Restated By-laws of Berry Plastics Holding Corporation (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
3.4

Board Consent amending the Amended and Restated By-laws of BPC Holding Corporation, dated October 24, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

4.1

Indenture, by and between BPC Acquisition Corp. (and following the merger of BPC Acquisition Corp. with and into BPC Holding Corporation, BPC Holding Corporation, as Issuer, and certain Guarantors) and Wells Fargo Bank, National Association, as Trustee, relating to $525,000,000 8 7/8% Second Priority Senior Secured Fixed Rate Notes due 2014 and $225,000,000 Second Priority Senior Secured Floating Rate Notes due 2014, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

4.2

First Supplemental Indenture, by and among BPC Holding Corporation, certain guarantors, BPC Acquisition Corp., and Wells Fargo Bank, National Association, as Trustee, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

4.3

Registration Rights Agreement, by and among BPC Acquisition Corp., BPC Holding Corporation, the subsidiaries of BPC Holding Corporation, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Lehman Brothers Inc., Bear, Stearns & Co., and GE Capital Markets, Inc., dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

4.4

Collateral Agreement, by and among BPC Acquisition Corp., as Borrower, each Subsidiary of the Borrower identified therein, and Wells Fargo Bank, N.A., as Collateral Agent, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

4.5

Intercreditor Agreement by and among Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as First Lien Agent, Wells Fargo Bank, N.A., as Trustee, Berry Plastics Group, Inc., BPC Acquisition Corp., (which on the Closing Date was merged with and into BPC Holding Corporation, with BPC Holding Corporation surviving the merger as the Borrower), and each Subsidiary of the Borrower identified therein, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

5.1

Opinion of Jeffrey D. Thompson, Vice President and General Counsel of Berry Plastics Holding Corporation
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

5.2*	Opinion of Wachtell, Lipton, Rosen & Katz, regarding the legality of the securities and guarantees being registered.
10.1

Credit Agreement, by and among Berry Plastics Group, Inc., BPC Acquisition Corp., as Borrower, the Lenders Party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent, Citicorp North America, Inc., as Syndication Agent, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as Co-Documentation Agents, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities, Inc., J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.2

Guarantee & Collateral Agreement, by and among Berry Plastics Group, Inc., BPC Acquisition Corp. as Borrower (which on the Closing Date was merged with and into BPC Holding Corporation, with BPC Holding Corporation surviving the merger as the Borrower), each Subsidiary of the Borrower acting as a guarantor, and Credit Suisse, Cayman Islands Branch, as Administrative Agent, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.3

Note Purchase Agreement, among BPC Acquisition Corp. and Goldman, Sachs & Co., as Initial Purchaser, and GSMP 2006 Onshore US, Ltd., GSMP 2006 Offshore US, Ltd., GSMP 2006 Institutional US, Ltd., GS Mezzanine Partners 2006 Institutional, L.P., as Subsequent Purchasers, relating to $425,000,000 Senior Subordinated Notes due 2016, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.4

Indenture, by and between BPC Acquisition Corp. (and following the merger of BPC Acquisition Corp. with and into BPC Holding Corporation, BPC Holding Corporation, as Issuer, and certain Guarantors) and Wells Fargo Bank, National Association, as Trustee, relating to 11% Senior Subordinated Notes due 2016, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.5

First Supplemental Indenture, by and among BPC Holding Corporation, certain guarantors, BPC Acquisition Corp., and Wells Fargo Bank, National Association, as Trustee, dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.6

Exchange and Registration Rights Agreement, by and among BPC Acquisition Corp. and Goldman, Sachs & Co., GSMP 2006 Onshore US, Ltd., GSMP 2006 Offshore US, Ltd., and GSMP 2006 Institutional US, Ltd., dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.7

Management Agreement, among Berry Plastics Corporation, Berry Plastics Group, Inc., Apollo Management VI, L.P., and Graham Partners, INC., dated as of September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.8	2006 Equity Incentive Plan (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
10.9	Form of Performance-Based Stock Option Agreement of Berry Plastics Group, Inc. (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
10.10	Form of Accreting Stock Option Agreement of Berry Plastics Group, Inc. (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
10.11	Form of Time-Based Stock Option Agreement of Berry Plastics Group, Inc. (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
10.12	Form of Performance-Based Stock Appreciation Rights Agreement of Berry Plastics Group, Inc. (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
10.13

Employment Agreement, dated September 20, 2006, between Berry Plastics Corporation and Ira G. Boots
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.14

Employment Agreement, dated September 20, 2006, between Berry Plastics Corporation and James M. Kratochvil
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.15

Employment Agreement, dated September 20, 2006, between Berry Plastics Corporation and R. Brent Beeler
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.16

Employment Agreement, dated November 22, 1999 between Berry Plastics Corporation and G. Adam Unfried (incorporated herein by reference to Exhibit 10.23 of the Company’s Current Annual Report on Form 10-K filed with the SEC on March 22, 2006).

10.17

Amendment No. 1 to Employment Agreement, dated November 22, 1999 between Berry Plastics Corporation and G. Adam Unfried dated November 23, 2004 (incorporated herein by reference to Exhibit 10.24 of the Company’s Current Annual Report on Form 10-K filed with the SEC on March 22, 2006).

10.18

Amendment No. 2 to Employment Agreement, dated November 22, 1999 between Berry Plastics Corporation and G. Adam Unfried dated March 10, 2006 (incorporated herein by reference to Exhibit 10.25 of the Company’s Current Annual Report on Form 10-K filed with the SEC on March 22, 2006).

10.19

Amendment No. 3 to Employment Agreement, dated November 22, 1999 between Berry Plastics Corporation and G. Adam Unfried dated September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

10.20

Employment Agreement, dated October 4, 1996 between Berry Plastics Corporation and Randall J. Hobson (incorporated herein by reference to Exhibit 10.21 of the Company’s Current Annual Report on Form 10-K filed with the SEC on March 22, 2006).

10.21

Amendment No. 1 to Employment Agreement, dated October 4, 1996, between Berry Plastics Corporation and Randall J. Hobson, dated June 30, 2001 (incorporated herein by reference to Exhibit 10.22 of the Company’s Current Annual Report on Form 10-K filed with the SEC on March 22, 2006).

10.22

Amendment No. 2 to Employment Agreement, dated October 4, 1996, between Berry Plastics Corporation and Randall J. Hobson, dated September 20, 2006
(filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)

12.1	Computation of Ratio of Earnings to Fixed Charges (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
21.1	Subsidiaries of the Registrant (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
23.1	Consent of Jeffrey D. Thompson, Vice President and General Counsel of Berry Plastics Holding Corporation (incorporated herein by reference to Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.3
Consent of Wachtell, Lipton, Rosen & Katz for opinion regarding the legality of the securities and guarantees being registered (included as part of its opinion filed as Exhibit 5.2 and incorporated herein by reference)

24.1	Power of Attorney (included on signature pages attached hereto)
25.1	Statement of Eligibility on Form T−1 of Wells Fargo Bank, N.A. (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
99.1	Form of Notice of Guaranteed Delivery (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)
99.2	Form of Letter of Transmittal (filed as the exhibit of the same number to our Registration Statement Form S-4, filed on November 2, 2006)